UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DECKERS OUTDOOR CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 PROXY STATEMENT

Notice of Annual Meeting of Stockholders

DECKERS BRANDS

UGG KOOLABURRA BY UGG HOKA Teva AHNU sanük

2024 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider when making voting decisions. You should read this Proxy Statement carefully and completely before voting.

ABOUT DECKERS

Deckers Outdoor Corporation, doing business as Deckers Brands, is a global leader in designing, marketing and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high-performance activities through our portfolio of brands. Our brands compete across the fashion and casual lifestyle, performance, running, and outdoor markets. We believe our products are distinctive and appeal to a broad demographic. We sell our products through quality domestic and international retailers, international distributors, and directly to our global consumers through our direct-to-consumer business, which is comprised of our Company-owned e-commerce websites and retail stores. We seek to differentiate our brands and products by offering diverse lines that emphasize fashion, performance, authenticity, functionality, quality, and comfort, and products tailored to a variety of activities, seasons, and demographic groups.

CEO SUCCESSION

On February 1, 2024, Dave Powers announced his intention to retire as Chief Executive Officer and President of our Company, effective August 1, 2024. Following August 1, 2024, we expect Mr. Powers to continue to serve as a member of our Board if elected at the Annual Meeting. Following a planned succession process, our Board appointed our Chief Commercial Officer, Stefano Caroti, to succeed Mr. Powers as Chief Executive Officer and President, effective August 1, 2024. The promotion of Mr. Caroti represents the culmination of our Board’s active engagement in a planned multi-year succession process. Mr. Caroti will also serve as a member of our Board if elected at the Annual Meeting.

BUSINESS HIGHLIGHT

In March 2024, our Company was added to the S&P 500 Index, which is widely recognized as one of the premier benchmarks of the equities markets. The inclusion of our Company in this index demonstrates our consistently strong financial and operational performance, and our increased market capitalization.

OUR BUSINESS AND STRATEGIC OBJECTIVES

LONG-TERM STRATEGY AND GROWTH

We remain committed to our long-term strategies, which have been the primary drivers of our success in recent years. Our strategic framework includes efforts to:

•Expand global consumer adoption of the HOKA brand and increase its market share within the performance athletic space;

•Enhance the UGG brand's global positioning through elevated consumer experiences and segmented products that feature recognizable brand codes;

•Adopt technology and analytical tools to further enhance our capabilities to support our evolving business, including expanding our digital marketing and e-commerce platforms; and

•Invest in enterprise infrastructure to support the increased scale of our organization and key global growth initiatives, including investment in talent as well as distribution and logistics needs.

We intend to closely monitor planned investments in our business as we remain mindful of a dynamic macroeconomic environment. We remain committed to delivering long-term stockholder value through the continued execution of our strategies, including progress on our Environmental, Social and Governance (ESG) initiatives.

i

ESG HIGHLIGHTS

The achievement of ESG initiatives is a crucial part of our strategic objectives and corporate culture. We strive to do good and do great while working toward minimal environmental impact by employing sustainable business practices. In the last year, we have continued to amplify our ESG program and are committed to maintaining open and interactive dialogue on ESG matters with our stakeholders to ensure their views are actively considered. As a result of our efforts, during our fiscal year ended March 31, 2024 (fiscal year 2024), we were recognized as one of Barron’s 100 Most Sustainable Companies, by Investor’s Business Daily as one of the Best ESG Companies, by U.S. News and World Report as one of the Best Companies to Work For, and by Newsweek as one of America’s Most Responsible Companies and as one of America’s Greenest Companies. The tables below reflect a select group of highlights from our ESG program during fiscal year 2024.

ENVIRONMENTAL

•Supply Chain Environmental Efforts. We collect detailed and standardized information about our factory partners' and strategic supplier partners’ waste, water, chemistry, and energy consumption to identify and prioritize opportunities for sustainability performance improvements.

•Materials. We strive to maximize the amount of recycled, renewable, regenerated, and certified/natural materials (preferred materials) in our products.

•Climate and Clean Energy. We set ambitious Scope 1, 2, and 3 carbon reduction targets filed with and approved by the Science-Based Targets initiative, which provides guidance to companies to set targets in line with the latest climate science. Specifically, we strive to reduce absolute GHG emissions (Scope 1 and 2) and Scope 3 emissions per million dollars of gross profit.

SOCIAL

•More than 27% of our U.S. leaders (director and above) are from the Black, Indigenous, and People of Color (BIPOC) community, which represents an increase of nearly 16 percentage points from fiscal year 2020.

•Our employees volunteered approximately 19,000 hours.

•We continued to focus on our employees' growth, creating experiences that align with our strategic priorities and promote inclusion, performance, connection, and development across the globe through various employee engagement activities and programs.

GOVERNANCE

•We continued to ensure diverse perspectives are reflected on our Board, which includes four female directors and six directors from underrepresented communities.

•Dave Powers will retire as Chief Executive Officer and President of the Company effective August 1, 2024. Stefano Caroti, the Company's Chief Commercial Officer, will succeed Mr. Powers as Chief Executive Officer and President, as part of a planned multi-year succession process.

•We expect Mr. Powers to continue to serve as a director, and Mr. Caroti to be appointed as a director, following the 2024 Annual Meeting of Stockholders assuming they are elected by our stockholders.

•As of the date of our 2024 Annual Meeting of Stockholders, the authorized number of directors will be increased from ten to eleven.

For additional ESG related information, please read our forthcoming corporate responsibility and sustainability report (Creating Change Report) and visit our website at www.deckers.com/responsibility. The information contained in our Creating Change Report or accessed through our website does not constitute part of this Proxy Statement and you should not consider that information in deciding how to vote your shares. References to our website address in this Proxy Statement are inactive textual references only.

ANNUAL MEETING OF STOCKHOLDERS

DATE	Monday, September 9, 2024
TIME	1:00 p.m. Pacific Time
VIRTUAL MEETING
The 2024 Annual Meeting of Stockholders (Annual Meeting) will be held virtually via a live webcast, which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/DECK2024.

Stockholders will be able to vote and submit questions virtually during the Annual Meeting in accordance with the rules and procedures included on the meeting website.

To access the Annual Meeting you will need a 16-digit control number. Your control number is provided on the Notice of Internet Availability of Proxy Materials you received in the mail, on your proxy card (if you requested to receive printed proxy materials), or through your broker or other nominee if you hold your shares in "street name."

RECORD DATE	Thursday, July 11, 2024

PROPOSALS TO BE VOTED UPON

NUMBER	PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE

1	Elect eleven directors to serve until the annual meeting of stockholders to be held in 2025, until their successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal	"FOR" EACH DIRECTOR NOMINEE	7
2	Ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2025	"FOR"	76
3	Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the section of this Proxy Statement titled "Compensation Discussion and Analysis"	"FOR"	78
4	Approve the 2024 Employee Stock Purchase Plan	"FOR"	79
5	Approve the 2024 Stock Incentive Plan	"FOR"	82
6	Approve the amendment of certificate of incorporation to effect a six-for-one stock split with a proportionate increase in authorized capital stock	"FOR"	89
We may also consider and vote upon any other business that may properly come before the Annual Meeting, or at any postponements or adjournments thereof. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.

HOW TO VOTE

Your vote is important to the future of Deckers Outdoor Corporation. You are eligible to vote if you were a stockholder at the close of business on Thursday, July 11, 2024. Please refer to the section of this Proxy Statement titled "Questions and Answers About the Annual Meeting and Voting" for additional information on how to attend the Annual Meeting and vote your shares. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the Annual Meeting.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board has nominated the following eleven directors for election at the Annual Meeting:

DIRECTOR NOMINEES

Michael F. Devine, III	David A. Burwick	Stefano Caroti
Nelson C. Chan	Cynthia (Cindy) L. Davis	Juan R. Figuereo
Maha S. Ibrahim	Victor Luis	Dave Powers
Lauri M. Shanahan	Bonita C. Stewart

BOARD RECOMMENDATION:
"FOR" each director nominee

We have an independent Board with extensive qualifications and skills. Our Board is also comprised of individuals with diverse backgrounds and experience. Each of our Board members is committed to representing the long-term interests of our stockholders.
QUALIFIED	QUALIFICATIONS AND SKILLS
	8/11 Industry	6/11 Technology Infrastructure/Cybersecurity
	10/11 Premium Branding	6/11 Compliance and Risk Oversight
	10/11 International	8/11 Corporate Governance
	4/11 High Level of Financial Literacy	6/11 Mergers and Acquisitions
	9/11 Retail	10/11 Public Company Executive
	5/11 Consumer Technology/Big Data	9/11 Human Resources/Talent Management
	9/11 Sales and Marketing	5/11 Corporate Responsibility
4/11 Supply Chain Management
DIVERSE	DEMOGRAPHICS
45% Ethnically Diverse
55% from Underrepresented Communities
36% Female
INDEPENDENT	9/11 Directors are Independent
ENGAGED	During fiscal year 2024, no director nominee attended fewer than 80% of the meetings of our Board or meetings of any Board committee on which he or she served during his or her term.
Please refer to the section of this Proxy Statement titled "Proposal No. 1 - Election of Directors" for additional information.

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD RECOMMENDATION
"FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2025.

•The Audit & Risk Management Committee is involved in the annual review and engagement of KPMG LLP to ensure its continuing audit independence.

•The Audit & Risk Management Committee believes the continued retention of KPMG LLP is in the best interests of the Company and our stockholders.

Please refer to the section of this Proxy Statement titled "Proposal No. 2 - Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm" for additional information.

PROPOSAL NO. 3 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

BOARD RECOMMENDATION:
"FOR" the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in the section of this Proxy Statement entitled "Compensation Discussion and Analysis."

The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain, and motivate talented executives with the skills needed to manage a complex and growing business in a competitive industry, while creating long-term value for our stockholders. The Talent & Compensation Committee seeks to design our executive compensation program in a manner that reflects direct alignment between the compensation opportunity provided to our executives and the achievement of our strategic objectives.

Consistent with our strategic objectives for fiscal year 2024, when designing our executive compensation program for the year, the Talent & Compensation Committee focused on continuing to build and retain our executive team, while incentivizing our executive officers to focus on increasing revenue, enhancing profitability, achieving ESG objectives, and creating long-term value for our stockholders.

When establishing our executive compensation program, the Talent & Compensation Committee is guided by the following four principles:

•Pay for performance by ensuring that a significant portion of compensation is made available to our executive team based on the achievement of pre-determined performance-based objectives.

•Align interests of executives with stockholders by tying a significant portion of compensation to performance that creates long-term value for our stockholders.

•Reward achievement by offering incentives for achieving short-term and long-term financial goals that are directly tied to the achievement of strategic objectives.

•Attract and retain executives with the background and experience necessary to lead the organization and achieve our strategic objectives.

Please refer to the sections of this Proxy Statement titled “Compensation Discussion and Analysis” and "Proposal No. 3 - Advisory Vote to Approve Named Executive Officer Compensation" for additional information.

v

PROPOSAL NO. 4 EMPLOYEE STOCK PURCHASE PLAN

BOARD RECOMMENDATION:
"FOR" the approval of the 2024 Employee Stock Purchase Plan.

•The 2024 Employee Stock Purchase Plan (2024 ESPP) is intended to replace our 2015 Employee Stock Purchase Plan (2015 ESPP).

•The 2024 ESPP will provide our eligible employees with an opportunity to invest in and accumulate share ownership in our Company through after-tax payroll deductions.

Please refer to the section of this Proxy Statement titled "Proposal No. 4 - Employee Stock Purchase Plan" for additional information.

PROPOSAL NO. 5 STOCK INCENTIVE PLAN

BOARD RECOMMENDATION:
"FOR" the approval of the 2024 Stock Incentive Plan.

•The 2024 Stock Incentive Plan (2024 SIP) is intended to replace our 2015 Stock Incentive Plan (2015 SIP).

•As with the 2015 SIP, the purpose of the 2024 SIP is to encourage ownership in the Company by key personnel whose long-term service is considered essential to our continued success, which encourages recipients to act in the best interests of stockholders and allows them to share in increases in the value of our Company.

•Approval of 1,300,000 shares, less one share for every one share granted under the 2015 SIP after March 31, 2024 and prior to the effective date of the 2024 SIP.

Please refer to the section of this Proxy Statement titled "Proposal No. 5 - Stock Incentive Plan" for additional information.

PROPOSAL NO. 6 AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT A SIX-FOR-ONE STOCK SPLIT WITH A PROPORTIONATE INCREASE IN AUTHORIZED CAPITAL STOCK

BOARD RECOMMENDATION:
"FOR" the approval of the Amendment to the Certificate of Incorporation.

•The trading price of our common stock has increased significantly in recent years, and our Board regularly evaluates the impact of these increases on the liquidity and marketability of our common stock.

•Our Board believes effecting a six-for-one forward stock split would make our shares more affordable and attractive to a broader group of potential investors and increase liquidity in the trading of our common stock, which could have a positive impact on the aggregate value of our shares.

•Our Board unanimously recommends to our stockholders the approval of an amendment to our certificate of incorporation to effect a six-for-one forward stock split of our outstanding capital stock, including the common stock and preferred stock, as well as a proportional increase in the authorized shares of capital stock.

Please refer to the section of this Proxy Statement titled "Proposal No. 6 - Amendment of Certificate of Incorporation to Effect a Six-For-One Stock Split with a Proportionate Increase in Authorized Capital Stock" for additional information.

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

We are pleased to invite you to virtually attend the 2024 Annual Meeting of Stockholders of Deckers Outdoor Corporation to be held on Monday, September 9, 2024, at 1:00 p.m. Pacific Time.

Proposals to be Voted Upon:

1
Election of Directors. Elect eleven directors to serve until the annual meeting of stockholders to be held in 2025, until their successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal.

2	Ratification of Selection of Accounting Firm. Ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2025.
3
Advisory Vote on Executive Compensation. Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in the section of this Proxy Statement entitled "Compensation Discussion and Analysis."

4	2024 Employee Stock Purchase Plan. Approve the adoption of the 2024 Employee Stock Purchase Plan.
5	2024 Stock Incentive Plan. Approve the adoption of the 2024 Stock Incentive Plan.
6	Amendment of Certificate of Incorporation. Approve the amendment of certificate of incorporation to effect a six-for-one stock split with a proportionate increase in authorized capital stock.
Other Business. Consider and vote upon any other business that may properly come before the Annual Meeting, or any postponements or adjournments thereof.
Virtual Annual Meeting:
The Annual Meeting will be held virtually and conducted via a live webcast. You will be able to attend the Annual Meeting online, submit your questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/DECK2024. We believe hosting a virtual annual meeting encourages increased stockholder attendance and participation, and reduces the costs associated with holding and attending the meeting.

Record Date:
Our Board has fixed the close of business on Thursday, July 11, 2024 (Record Date) as the date for determining which stockholders are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments thereof.
Board Recommendations:
Our Board recommends that you vote "FOR" each of the director nominees named in Proposal No. 1 and "FOR" Proposal Nos. 2, 3, 4, 5 and 6.

BY ORDER OF THE BOARD OF DIRECTORS

Dave Powers Chief Executive Officer and President

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section of this Proxy Statement titled "Questions and Answers About the Annual Meeting and Voting," or, if you requested to receive printed proxy materials, your enclosed proxy card.

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: July 24, 2024

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A, “Risk Factors,” and elsewhere, in our Annual Report on Form 10-K for fiscal year 2024 (Annual Report), as well as the other reports we file with the Securities and Exchange Commission (SEC). We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

TABLE OF CONTENTS

2024 Proxy Statement Summary	i	Proposal No. 2 - Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm	76
Notice of Virtual Annual Meeting of Stockholders	vii	Proposal No. 3 - Advisory Vote to Approve Named Executive Officer Compensation	78
Proxy Statement	1	Proposal No. 4 - Employee Stock Purchase Plan	79
Questions and Answers About the Annual Meeting and Voting	2	Proposal No. 5 - Stock Incentive Plan	82
Proposal No. 1 - Election of Directors	7	Proposal No. 6 - Amendment of Certificate of Incorporation to Effect a Six-For-One Stock Split with a Proportionate Increase in Authorized Capital Stock	89
Director Nominees	9	Additional Information	92
Corporate Governance	20	Annual Report on Form 10-K	93
Executive Officers	30	Appendix A - 2024 Employee Stock Purchase Plan	94
Compensation Discussion and Analysis	33	Appendix B - 2024 Stock Incentive Plan	103
Executive Summary	34	Appendix C - Certificate of Amendment of Amended and Restated Certificate of Incorporation	116
Compensation Objective and Philosophy	39
Compensation Consultant and Peer Group	42
Elements of Fiscal Year 2024 Executive Compensation Program	44
Other Compensation Considerations	52
Talent & Compensation Committee Report	55
Summary Compensation Table	56
Grants of Plan-Based Awards in Fiscal Year 2024	57
Outstanding Equity Awards at 2024 Fiscal Year End	58
Fiscal Year 2024 Option Exercises and Stock Vested	59
Nonqualified Deferred Compensation	60
Potential Payments Upon Termination or Change in Control	61
Director Compensation	64
Equity Compensation Plan Information	65
CEO Pay Ratio	66
Pay Versus Performance	67
Security Ownership of Certain Beneficial Owners and Management	71
Delinquent Section 16(a) Reports	73
Audit & Risk Management Committee Report	74
Related-Person Transactions	75

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
Meeting Date: Monday, September 9, 2024

PROXY STATEMENT

GENERAL INFORMATION
The enclosed Proxy Statement is solicited on behalf of the Board of Directors (Board) of Deckers Outdoor Corporation for use at our 2024 Annual Meeting of Stockholders (Annual Meeting), to be held virtually via a live webcast on Monday, September 9, 2024 at 1:00 p.m. Pacific Time, or at any postponements or adjournments thereof.
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DECK2024, where you will be able to attend the Annual Meeting, submit questions and vote your shares electronically.
The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the Securities and Exchange Commission (SEC) rules. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Annual Meeting, please refer to the question titled "Whom should I contact with other questions?" below.
Q:    When and where will the Annual Meeting be held?

A:     The Annual Meeting will be held on Monday, September 9, 2024, at 1:00 p.m. Pacific Time. The Annual Meeting will be conducted entirely online via a live webcast. Our stockholders may participate in the Annual Meeting by visiting: www.virtualshareholdermeeting.com/DECK2024. You will need a 16-digit control number to attend and participate in the live webcast of the Annual Meeting. Please refer to the question titled "How can I vote my shares?" for information on obtaining your 16-digit control number.

Q:    What proposals am I being asked to vote upon at the Annual Meeting?

A:     The proposals to be voted on at the Annual Meeting, and our Board's recommendation with respect to each proposal, are as follows:

NUMBER	PROPOSAL	BOARD VOTING RECOMMENDATION

Proposal No. 1: Election of Directors
Elect eleven director nominees to serve until the annual meeting of stockholders to be held in 2025, until their successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal.
"FOR" EACH DIRECTOR NOMINEE
Proposal No. 2: Ratification of Selection of Accounting Firm	Ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2025.	"FOR"
Proposal No. 3: Advisory Vote on Executive Compensation	Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in the section of this Proxy Statement titled "Compensation Discussion and Analysis."	"FOR"
Proposal No. 4: Employee Stock Purchase Plan	Approve the 2024 Employee Stock Purchase Plan.	"FOR"
Proposal No. 5: Stock Incentive Plan	Approve the 2024 Stock Incentive Plan.	"FOR"
Proposal No. 6: Amendment of Certificate of Incorporation	Approve the amendment of certificate of incorporation to effect a six-for-one stock split with a proportionate increase in authorized capital stock.	"FOR"

Q:    Why did I receive these proxy materials?

A:     We are providing this Proxy Statement in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, or at any postponements or adjournments thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the Annual Meeting.

Q:    Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:     Instead of mailing printed copies to each of our stockholders, we have elected to provide access to the proxy materials over the Internet under SEC's "notice and access" rules. These rules allow us to make our stockholders aware of the Annual

Meeting and the availability of the proxy materials by sending a Notice of Internet Availability of Proxy Materials (Notice), which provides instructions on how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about July 24, 2024, we mailed the Notice to each of our stockholders. The Notice contains instructions on how to access the proxy materials, including this Proxy Statement and our Annual Report, each of which are available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares.

Q:    Who can vote at the Annual Meeting?

A:    Only our stockholders at the close of business on July 11, 2024 (Record Date), will be entitled to attend and vote at the Annual Meeting. On the Record Date, there were 25,410,572 shares of our common stock outstanding and entitled to vote. Each share of common stock issued and outstanding on the Record Date is entitled to one vote on any matter to be voted upon by our stockholders at the Annual Meeting.

•Holders of Record - If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a "holder of record." As a holder of record, you may vote at the virtual Annual Meeting, or you may vote by proxy. If you are a holder of record and you indicate when voting that you wish to vote as recommended by our Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by our Board on all matters described in this Proxy Statement. Thomas Garcia and Steven J. Fasching, the designated proxyholders, are members of our management.

•Beneficial Owners - If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the "beneficial owner" of shares held in "street name" and this Proxy Statement is being made available to you by that nominee. The nominee holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid "legal proxy" or obtain a 16-digit control number from your nominee. Please contact your nominee directly for additional information.

Q:    What is the quorum requirement for the Annual Meeting?

A:     The presence at the Annual Meeting, virtually (even if not voting) or by proxy, of the holders of a majority of the voting power of all shares of our common stock entitled to be voted at the Annual Meeting, will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly voted proxy, including shares for which authority is withheld or that a stockholder abstains from voting, as well as broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:    What are the voting requirements to approve each of the proposals, and what happens if I do not vote?

A:     The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF ABSTENTIONS(1)	EFFECT OF BROKER NON-VOTES(2)

Proposal No. 1: Election of Directors
Each director nominee in an uncontested election(3) will be elected by a majority of the votes cast by the shares present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting (assuming that a quorum is present).

A "majority of the votes cast" means that the number of votes "FOR" a director nominee must exceed the number of votes "AGAINST" a director nominee.

An "ABSTAIN" vote with respect to a director nominee will not count as a vote cast for that nominee, will not be included in the total number of votes cast, and will have no effect on the outcome of the vote on this proposal.
Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.
Proposal No. 2: Ratification of Selection of Accounting Firm	Requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).
		An "ABSTAIN" vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote "AGAINST" this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.
Proposal No. 3: Advisory Vote on Executive Compensation	Requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).
		An "ABSTAIN" vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote "AGAINST" this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
Proposal No. 4: Employee Stock Purchase Plan	Requires the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).	An "ABSTAIN" vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote "AGAINST" this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
Proposal No. 5: Stock Incentive Plan	Requires the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).	An "ABSTAIN" vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote "AGAINST" this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
Proposal No. 6: Amendment of Certificate of Incorporation	Requires the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting.	An "ABSTAIN" vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote "AGAINST" this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

(1)You may "ABSTAIN" from voting on one or more director nominees and from voting on one or more of the other proposals described in this Proxy Statement. Shares for which a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
(2)Pursuant to applicable New York Stock Exchange (NYSE) rules, if you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters (such as Proposal Nos. 2 and 6). However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter (such as Proposal Nos. 1, 3, 4 and 5), it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
(3)An "uncontested election" is an election in which the number of director nominees is not greater than the number of directors to be elected. A "contested election" is an election in which the number of director nominees nominated by (i) our Board, (ii) any stockholder, or (iii) a combination of our Board and any stockholder, exceeds the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast by the shares present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting.

Q:    What happens if a director nominee fails to receive a majority vote in an uncontested election at the Annual Meeting?

A:    Each incumbent director standing for reelection at the Annual Meeting has tendered an irrevocable letter of resignation, which will become effective upon such incumbent director not receiving a majority vote at the Annual Meeting and acceptance of such resignation by our Board. Our Board must accept or reject such resignation within 90 days following certification of the stockholder vote in accordance with the procedures established by our Amended and Restated Bylaws (Bylaws). If a director’s resignation offer is not accepted by our Board, that director will continue to serve until our annual meeting of stockholders to be held in 2025, until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who fails to receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will remain on our Board. Our Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote, or decrease the size of our Board to eliminate the vacancy, each in accordance with our Bylaws.

Q:    Could other matters be decided at the Annual Meeting?

A:     As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies will vote in accordance with their discretion with respect to those matters.

Q:    How can I vote my shares?

A:    Your shares can be voted as follows:

•    Holders of Record - Holders of record can vote by proxy or by attending the Annual Meeting where votes can be submitted electronically via live webcast. If you wish to vote by proxy, you can vote by Internet, telephone, or mail as described below. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instruction as soon as possible to ensure your representation at the Annual Meeting.

VOTING METHOD

To vote at the Annual Meeting by live webcast, you must visit the following website:
www.virtualshareholdermeeting.com/DECK2024. You will need the 16-digit control number included on the Notice or your proxy card (if you requested to receive printed proxy materials). The method you use to vote by proxy will not limit your right to attend or vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

To vote by Internet, you will need the 16-digit control number included on the Notice or your proxy card (if you requested to receive printed proxy materials). Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Sunday, September 8, 2024 by visiting www.proxyvote.com and following the instructions.

To vote by telephone, you will need the 16-digit control number included on the Notice or on your proxy card (if you requested to receive printed proxy materials). Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Sunday, September 8, 2024 by calling 1-800-690-6903 and following the instructions.

To vote by mail, follow the instructions provided on your proxy card (if you requested to receive printed proxy materials). Simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on Sunday, September 8, 2024. This option is only available if you requested to receive printed proxy materials.

•    Beneficial Owners - If you are the beneficial owner of your shares, you should have received the Notice or a proxy card (if you requested to receive printed proxy materials) with this Proxy Statement from your nominee rather than from us. Simply (i) use the 16-digit control number to vote on the Internet or by telephone before the Annual Meeting, or vote at the Annual Meeting, or (ii) if you requested to receive printed proxy materials, vote by following the instructions provided on the proxy card you received from your nominee's website. Your 16-digit control number may be included in the voting instruction form that accompanied the proxy materials. If your nominee did not provide you with a 16-digit control number, you should contact your nominee to obtain your control number and access the Annual Meeting link. To vote at the Annual Meeting, you must first obtain a valid "legal proxy" from your nominee. Follow the instructions from your nominee to request a "legal proxy."

Q:    What can I do if I change my mind after I vote my shares?

A:     You may change your vote at any time before the polls are closed at the Annual Meeting.

•    Holders of Record - If you are a holder of record, you may change your vote by (i) providing written notice of revocation to Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary, (ii) executing a subsequent proxy using any of the voting methods discussed above (subject to the deadlines for voting with respect to each method), or (iii) attending the Annual Meeting and voting electronically via live webcast. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

•    Beneficial Owners - If you are a beneficial owner of your shares and you have instructed your nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions, or by attending the Annual Meeting and voting via live webcast, which can be accomplished as described above.

Subject to any revocation, all shares represented by properly executed proxies will be voted in accordance with the instructions on the applicable proxy, or, if no instructions are given, in accordance with the recommendations of our Board as described above.

Q:    Who is paying for the cost of this proxy solicitation?

A:     The solicitation of proxies is made on behalf of our Board and all the expenses of soliciting proxies from stockholders will be borne by us. In addition to the solicitation of proxies by use of the mail, our directors, officers, and employees may communicate with stockholders personally or by email, telephone, or otherwise for the purpose of soliciting such proxies. No additional compensation will be paid to any such persons for such solicitation, although we may reimburse them for reasonable out-of-pocket expenses incurred in connection with such solicitation. We will reimburse banks, brokers, dealers and other nominees for their reasonable out-of-pocket expenses in forwarding solicitation material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of proxies is approximately $185,000.

Q:    How may I obtain an additional copy of the proxy materials? How may I reduce the number of copies our household receives?

A:    We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy materials. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, or if you wish to receive separate copies in the future, please contact: Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary, Telephone: (805) 967-7611.

In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. Stockholders who are beneficial owners of shares held in street name may contact their bank, broker, dealer or other nominee to request information about householding.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once we know them.

Q:      Where else can I find these proxy materials?

A:      This Proxy Statement and the Annual Report are available under "SEC Filings" at ir.deckers.com. Other information contained on or accessed through our website does not constitute part of this Proxy Statement and you should not consider this other information in deciding how to vote your shares. References to our website address in this Proxy Statement are inactive textual references only.

Q:    Whom should I contact with other questions?

A:    If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary, Telephone: (805) 967-7611.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Characteristics
The Corporate Responsibility, Sustainability & Governance Committee considers many factors when identifying director nominees, including diversity with respect to experience and skills, as well as diversity with respect to personal characteristics (such as race, ethnicity, age, gender, and sexual orientation). We believe directors with diverse backgrounds create a Board that is positioned to best serve our Company, stockholders, employees, and communities by maximizing group dynamics in terms of range of professional experience, education, critical thinking, and personal characteristics. We also value the mix of viewpoints provided by our directors with various levels of tenure, from those with a deep understanding of our business to those with fresh perspectives. Our strong commitment to diversity and inclusion is reflected within the composition of our Board.
A snapshot of certain characteristic of our eleven director nominees is depicted in the charts below.

Board Diversity
36%
45%
55%
Women
Ethnically Diverse
Underrepresented Communities

Tenure (1)
4 Directors
2 Directors
4 Directors
≥ 10 years
≥5 and <10 years
< 5 years
Average Tenure = 7.38 years

(1)    The tenure of Mr. Caroti is not calculated in this graph, as he is a new director nominee.

BOARD COMMITTEES CHAIRED BY WOMEN	AGE DISTRIBUTION OF NOMINEES	BOARD REFRESHMENT

67%	53-68 62 (Average Age)	4 (New Directors Over Past 4 Years)

BOARD CHAIR SUCCESSION	COMMITTEE CHAIR SUCCESSION

October 2019 Michael F. Devine, III Appointed Chair of the Board	October 2019 Cynthia (Cindy) L. Davis, Appointed Talent & Compensation Committee Chair
June 2020 Juan R. Figuereo, Appointed Audit & Risk Management Committee Chair
September 2021 Bonita C. Stewart, Appointed Corporate Responsibility, Sustainability & Governance Committee Chair
Board Structure
Our Bylaws provide for the annual election of directors. Currently, our Bylaws provide that our Board will consist of not less than one nor more than ten members, and the Board previously set the number of directors at ten. However, our Board has approved an amendment to our Bylaws such that, effective as of the Annual Meeting, our Board will consist of not less than one nor more than eleven members. In addition, our Board has adopted a resolution setting the number of directors at eleven, effective as of the Annual Meeting.

At the Annual Meeting, our stockholders will be asked to elect eleven directors to serve until the next annual meeting of stockholders to be held in 2025, until their successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal. The names and certain information concerning the persons nominated by our Board to stand for election as directors at the Annual Meeting are set forth in the section of this Proxy Statement titled “Director Nominees” below.

If all director nominees are elected, then, immediately following the Annual Meeting, our Board will consist of eleven members, and nine out of the eleven members will be "independent directors" under applicable NYSE rules. In addition, each member of our Board's three standing committees will be “independent directors” under applicable SEC and NYSE rules.
No Agreements or Family Relationships
No arrangement or understanding exists between any of our directors, director nominees, or executive officers and any other person pursuant to which any of them were selected as our director, director nominee, or executive officer.
There are no family relationships among any of our directors, director nominees, or executive officers.
No Legal Proceedings
There are no legal proceedings related to any of our directors, director nominees, or executive officers which are required to be disclosed pursuant to applicable SEC rules.
Director Nominations
The Corporate Responsibility, Sustainability & Governance Committee is responsible for identifying and evaluating nominees for election to our Board. In addition to the candidates proposed by our Board or identified by the Corporate Responsibility, Sustainability & Governance Committee, the committee considers candidates for director proposed by stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws. Stockholder nominations that meet the criteria outlined below will receive the same consideration as nominations made by the Corporate Responsibility, Sustainability & Governance Committee.
Director Qualifications
Directors are responsible for overseeing and monitoring our business consistent with their fiduciary duties to our stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes, skills and professional experience. Our Board believes there are both general requirements for eligibility to serve as a member of our Board that are applicable to all directors, and other specialized characteristics that should be represented on our Board as a whole, but not necessarily by each director.
Qualifications for All Directors
Essential criteria for all director candidates considered by the Corporate Responsibility, Sustainability & Governance Committee include the following:
•Personal and professional integrity;
•Good business judgment;
•Relevant experience and skills;
•Ability to effectively serve the long-term interests of our stockholders; and
•Commitment to devoting sufficient time and energy to diligently performing duties as a director.

DIRECTOR NOMINEES

Our Board has nominated the following eleven directors for election at the Annual Meeting. Important summary information about the director nominees is set forth in the table below, including the Board committee composition that we anticipate will be effective as of the date of the Annual Meeting. Following the table is certain biographical information about each director nominee, as well as selected information about the specific qualifications, attributes, skills, and experience that led our Board to conclude that each director nominee is qualified to serve on our Board. For information regarding Board committee composition as of the date of this Proxy Statement, please refer to the section titled "Corporate Governance--Board Committees."

					Board Committee Membership Following the Annual Meeting(1)
Name, Primary Occupation	Age	Director Since	Independent	Number of Other Public Company Directorships	AR(2)	TC(2)	CG(2)

Michael F. Devine, III	65	2011	YES	1
Corporate Director Chair of our Board
David A. Burwick	62	2021	YES	2		●
Corporate Director
Stefano Caroti (3)	61	—	NO	0
Chief Commercial Officer
Nelson C. Chan	63	2014	YES	3	●		●
Private Investor, Entrepreneur and Corporate Director
Cynthia (Cindy) L. Davis	62	2018	YES	2		ª	●
Corporate Director
Juan R. Figuereo	68	2020	YES	1	ª
Corporate Director
Maha S. Ibrahim	53	2021	YES	0	●
General Partner, Canaan Partners
Victor Luis	57	2020	YES	0		●
Corporate Director
Dave Powers	58	2016	NO	1
Chief Executive Officer and President(4)
Lauri M. Shanahan	61	2011	YES	2	●		●
Corporate Director
Bonita C. Stewart	67	2014	YES	1		●	ª
Corporate Director

ª    Committee Chair
(1)    Subject to the election of each director nominee at the Annual Meeting.
(2)    AR: Audit & Risk Management Committee, TC: Talent & Compensation Committee, CG: Corporate Responsibility, Sustainability & Governance Committee
(3)    Mr. Caroti is included as a new director nominee. Effective August 1, 2024, in a planned succession process, Mr. Caroti will serve as our Chief Executive Officer and President.
(4)    Effective August 1, 2024, in a planned succession process, Mr. Powers will retire as our Chief Executive Officer and President.

MICHAEL F. DEVINE, III
Age: 65 Director Since: 2011
Chair of our Board	Public Company Directorships: FIVE Below, Inc. (NYSE: FIVE)

Mr. Devine previously served as a director and member of the audit committee of Express, Inc. (NYSE: EXPR) and currently serves as director and member of the investment committee and chair of the compensation committee at FIVE Below, Inc. (Nasdaq: FIVE). Mr. Devine retired as executive vice president and chief financial officer of Coach, Inc. in 2011. He served as a member of the board of Sur La Table, Inc. and was previously a member of the board of directors of The Talbots Inc. From 2004 to 2007, Mr. Devine served as a member of the board of directors and chair of the audit committee of Educate, Inc., a leading K-12 education service company with solutions such as Sylvan Learning Center. Mr. Devine also previously served as a director and member of the audit committee of NutriSystem, Inc. (Nasdaq: NTRI).

Selected Qualifications and Skills

•High Level of Financial Literacy - In addition to experience as the current and former member and chair of four audit committees and experience at Coach, Inc., served as chief financial officer and vice president-finance of Mothers Work, Inc., a maternity apparel retailer that was previously listed on Nasdaq, from February 2000 to November 2001. From 1997 to 2000, was chief financial officer of Strategic Distribution, Inc. (Nasdaq: STRD), a Nasdaq-listed industrial store operator. From 1995 to 1997, was chief financial officer at Industrial System Associates, Inc., and for the prior six years was the director of finance and distribution for McMaster-Carr Supply Company. Holds a B.S. in Finance and Marketing from Boston College and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

•Public Company Executive - Experience at Coach, Inc. involved in managing a public company during a period of high growth. Serves as a corporate director and chair of the audit committees of Express, Inc. and FIVE Below, Inc.

•Compliance and Risk Oversight - 18 years of experience as a corporate director with risk oversight responsibilities.

•Premium Branding - Coach, Inc. is a leading marketer of modern classic American accessories.

•International - Involved in a global brand with worldwide operations while at Coach, Inc.

•Industry - In addition to experience at Coach, Inc., serves as a director of Express, Inc., a nationally recognized specialty apparel and accessory retailer offering women’s and men’s merchandise.

•Supply Chain Management and Retail - Involved in supply chain and wholesale and retail distribution channels while at Coach, Inc.

DAVID A. BURWICK
Age: 62 Director Since: 2021
Board Committees: Talent & Compensation	Public Company Directorships: The Duckhorn Portfolio, Inc. (NYSE: NAPA) BJ's Wholesale Club Holdings, Inc. (NYSE: BJ)

Mr. Burwick is a corporate director. In June 2024, he was appointed as a director of BJ's Wholesale Club Holdings, Inc. (NYSE: BJ) and serves as a member of the nominating and corporate governance committee. In May 2024, he was appointed as a director of The Duckhorn Portfolio, Inc. (NYSE: NAPA) and serves as chairperson of the nominating and corporate governance committee and as a member of the audit committee. He previously served as a director of The Boston Beer Company, Inc. (NYSE: SAM) and served as its president and chief executive officer from April 2018 to April 2024. Prior to April 2018, Mr. Burwick served as president and chief executive officer of Peet's Coffee & Tea, Inc., since December 2012. From April 2010 to December 2012, Mr. Burwick served as president, North America of WW International, Inc., formerly Weight Watchers International, Inc. Prior to that, Mr. Burwick held numerous positions with PepsiCo, Inc., including chief marketing officer, PepsiCo Americas Beverages from August 2008 to August 2009; executive vice president, Marketing, Sales and R&D, PepsiCo International from April 2008 to July 2008; President, Pepsi-QTG Canada from January 2006 to March 2008; chief marketing officer, Pepsi-Cola North America from June 2002 to December 2005; and various marketing roles from 1989 to 2002. Mr. Burwick has extensive experience leading consumer products organizations. During Mr. Burwick's tenure as a director of The

Boston Beer Company, Inc., he has served as chair and as a member of its compensation committee, and as chair and as a member of the nominating/governance committee.

Selected Qualifications and Skills

•Premium Branding - Experience as an executive at Peet's Coffee & Tea, Inc., PepsiCo. Inc. and The Boston Beer Company, Inc.

•Public Company Executive - Extensive experience with several leading public and private companies, both as an executive and as a director.

•Sales and Marketing - Held key marketing and sales positions with PepsiCo. Inc., including chief marketing officer.

•Human Resources - Held executive positions with leading companies and was a member of the compensation committee and nominating/governance committee of The Boston Beer Company, Inc.

•Retail - Previously served as president and chief executive officer at Peet's Coffee & Tea, Inc., WW International, Inc. and PepsiCo, Inc.

STEFANO CAROTI
Age: 61 Director Nominee Nominated in: 2024
Board Committees: None	Public Company Directorships: None

Mr. Caroti is a director nominee. Effective August 1, 2024, Mr. Caroti will be appointed Chief Executive Officer and President of our Company. He was appointed as our Chief Commercial Officer in April 2023. He previously served as our President of Omni-Channel since November 2015. He has over 32 years of industry experience in general management, sales, retail, product, marketing, business strategy and brand management. Prior to joining our Company, Mr. Caroti was the chief commercial officer and managing director at PUMA, from August 2008 to December 2014, where he was responsible for PUMA’s global wholesale, retail and e-commerce divisions and PUMA’s geographic operating regions. Prior to that, he held a number of senior executive positions at NIKE, Inc. in general management, sales, product and marketing, and during his term as vice president of EMEA commerce, he was responsible for the entire wholesale, retail and e-commerce business in the EMEA region.

Selected Qualifications and Skills

•Industry - Over 32 years of experience in the footwear and apparel industries through various positions at PUMA, NIKE Inc., and our Company.

•Premium Branding - Premium branding experience through several senior executive positions at PUMA, NIKE Inc., and our Company.

•International - While serving in executive leadership roles at PUMA, NIKE Inc., and our Company, led wholesale, retail, and e-commerce business worldwide.

•Supply Chain Management and Retail - Oversaw PUMA's global wholesale, retail and e-commerce divisions and operating regions, and prior to that, was responsible for the entire wholesale, retail, and e-commerce business in the EMEA region while at NIKE, Inc.

•Sales and Marketing - Served in several executive marketing positions in leading public companies.

•Public Company Executive - Serves as our Company's Chief Commercial Officer, and previously served as President of Omni-Channel. Extensive experience as chief commercial officer and managing director at PUMA, as well as several senior executive positions at NIKE, Inc.

NELSON C. CHAN
Age: 63 Director Since: 2014
Board Committees: Audit & Risk Management Corporate Responsibility, Sustainability & Governance	Public Company Directorships: Synaptics, Inc. (Nasdaq: SYNA) Twist Bioscience Corporation (Nasdaq: TWST) GCT Semiconductor Holding Inc. (NYSE: GCTS)

Mr. Chan is a private investor and entrepreneur. In March 2024, he was appointed as a director of GCT Semiconductor Holding Inc. (NYSE: GCTS). Mr. Chan is a director and member of the nominating and corporate governance and audit committee of Twist Bioscience Corporation (Nasdaq: TWST), as well as chair of the board and member of the audit committee and nominations and corporate governance committee of Synaptics, Inc. (Nasdaq: SYNA). He was chair of the board, chair of the compensation committee, member of the audit committee and member of the nominating and corporate governance committee of Adesto Technologies Corporation (Nasdaq: IOTS). From 2016 to 2019, Mr. Chan served as a director and member of the compensation and nominating and governance committees of Socket Mobile, Inc. (Nasdaq: SCKT). From 2006 to 2008, he served as chief executive officer of Magellan Corporation, and from 1992 to 2006, he served in various management positions with SanDisk Corporation. Mr. Chan is also a director of several privately held companies.

Selected Qualifications and Skills

•Entrepreneurial - Expertise in building technology companies.

•High Level of Financial Literacy - Has held numerous senior management positions with leading companies, including chief executive officer at Magellan Corporation.

•Public Company Executive - Extensive experience with several leading public and private companies, both as an executive and as a director.

•Sales and Marketing - Held key sales, marketing and engineering positions at SanDisk Corporation, Chips and Technologies, Signetics and Delco Electronics.

•International - Served as the executive vice president and general manager of consumer business at SanDisk Corporation, a global multi-billion dollar company.

•Compliance and Risk Oversight - Currently serves as a member of our Audit & Risk Management Committee and has over 15 years of experience as a corporate director with risk oversight responsibilities.

•Technology Infrastructure and Cybersecurity - Extensive experience in technology-based companies including sales, marketing and engineering.

CYNTHIA (CINDY) L. DAVIS
Age: 62 Director Since: 2018
Board Committees: Talent & Compensation (Chair) Corporate Responsibility, Sustainability & Governance	Public Company Directorships: Kennametal Inc. (NYSE: KMT) Brinker International, Inc. (NYSE: EAT)

Ms. Davis currently serves as a member of the board of directors and is the chair of the compensation and human capital committee and member of the nominating/governance committee of Kennametal Inc. (NYSE: KMT), a global supplier of tooling, engineering components. In January 2019, she joined the board of directors and currently chairs the governance and nominating committee and is a member of the talent and compensation committee of Brinker International, Inc. (NYSE: EAT). Prior to 2019, Ms. Davis served as a member of the board of directors, as chair of the compensation committee and on the governance committee of Buffalo Wild Wings, Inc. (Nasdaq: BWLD), a casual dining restaurant and sports bar chain, from 2015 to 2018. Ms. Davis served as vice president of NIKE, Inc. (NYSE: NKE) and president of Nike Golf at NIKE, Inc. from 2008 to 2014, and as U.S. general manager at Nike Golf from 2005 to 2008. Prior to NIKE, Inc., Ms. Davis served as senior vice president of golf sponsorships, sports marketing and new media at Golf Channel, a subsidiary of Comcast Corporation (Nasdaq: CMCSA), from 2001 to 2004. She is Vice Chair for the Board of Trustees for Furman University.

Selected Qualifications and Skills

•Premium Branding - Experience as vice president of NIKE, Inc. and president of Nike Golf at NIKE, Inc., a company engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services.

•Sales and Marketing; Retail - In addition to leading the division’s sales, marketing, and strategy while serving as senior vice president of golf sponsorships, sports marketing and new media at Golf Channel, led the $800 million global golf business for NIKE, Inc.

•High Level of Financial Literacy - Served on the audit committee of Kennametal Inc. Holds an M.B.A. in Marketing and Finance from the University of Maryland College Park. Oversaw the profit and loss of a separate operating unit within NIKE, Inc.

•International - Involved in global brands with worldwide operations while at NIKE, Inc. and Kennametal Inc.

•Public Company Executive - Held various executive management positions at NIKE, Inc. and Golf Channel, currently serves as a director of Kennametal Inc. and Brinker International, Inc., and previously served as a director and chair of the compensation committee of Buffalo Wild Wings, Inc.

•Industry - Extensive experience in the footwear, apparel and equipment industries through various positions at NIKE, Inc.

•Compliance and Risk Oversight - In addition to leadership roles at NIKE, Inc., served as a corporate director on the audit committee and serves on the compensation and nominating and corporate governance committees of Kennametal, Inc., and serves on the board of directors, as well as the compensation and corporate governance committees, of Brinker International, Inc. Previously served as chair of the compensation committee and on the governance committee of Buffalo Wild Wings.

•Technology Infrastructure and Cybersecurity - Serves as a director and chair of the compensation and human capital committee and member of the nominating and governance committee of Kennametal Inc., a technology-based company.

JUAN R. FIGUEREO
Age: 68 Director Since: 2020
Board Committees: Audit & Risk Management (Chair)	Public Company Directorships: Western Alliance Bancorporation (NYSE: WAL)

Mr. Figuereo currently serves as a director and member of the finance and investment committee and chair of the audit committee of Western Alliance Bancorporation (NYSE: WAL). From April 2021 to July 2023, he served as a director and chair of the audit committee and member of the nominating and corporate governance committee of Diversey, Inc. (Nasdaq: DSEY). Mr. Figuereo served as the executive vice president and chief financial officer of Revlon (NYSE: REV), a manufacturer and marketer of beauty and personal care products, from 2016 to 2017. From 2012 to 2015, he served as executive vice president and chief financial officer of NII Holdings, Inc. (NASDAQ: NIHD), a wireless communication services provider under the Nextel brand. NII Holdings, Inc. filed for bankruptcy protection in New York, New York on September 15, 2014. From 2009 to 2012, Mr. Figuereo served as executive vice president and chief financial officer of Newell Brands (NYSE: NWL), a global marketer of consumer and commercial products, and from 2007 to 2009 he served as executive vice president and chief financial officer of Cott Corporation (NYSE: PRMW). Mr. Figuereo has also served in senior management positions at Walmart, Inc. (NYSE: WMT) and PepsiCo, Inc. (Nasdaq: PEP). Mr. Figuereo served as a director and chair of the audit committee at PVH Corp. (NYSE: PVH), a leading apparel company with iconic brands such as Calvin Klein and Tommy Hilfiger in its portfolio. Mr. Figuereo is a venture partner with Ocean Azul Partners, LLC, an early stage investments fund based in South Florida. He is a member of the National Association of Corporate Directors and of the Florida Institute of CPAs.

Selected Qualifications and Skills

•Public Company Executive - Previously served as chief financial officer of several public companies with global footprints, including Revlon and Newell Brands, and held executive leadership roles at Walmart, Inc. and PepsiCo, Inc.

•High Level of Financial Literacy - Served as chief financial officer of several public companies and as chair of the audit committee of PVH Corp. Serves as the chair of the audit committee of Western Alliance Bancorporation and previously served as the chair of the audit committee of Diversey Inc. In addition, he serves as a member of the Audit & Risk Management Committee of our Company. Holds a B.B.A. from Florida International University, and previously worked for eight years as a certified public accountant.

•International - Significant executive leadership experience supporting global brands with worldwide operations.

•Supply Chain Management - Extensive experience in worldwide supply chain operations while in management roles for global companies.

•Sales and Marketing; Retail - Served as executive vice president of several global marketers, including Revlon and Newell Brands, and held senior management positions at Walmart, Inc. and PepsiCo, Inc.

•Mergers and Acquisitions - Previously served as the vice president in charge of mergers and acquisitions at Walmart, Inc.

MAHA S. IBRAHIM
Age: 53 Director Since: 2021
Board Committees: Audit & Risk Management	Public Company Directorships: None

Ms. Ibrahim is currently a general partner of Canaan Partners, an early stage venture capital firm, where she has worked since March 2000. Prior to joining Canaan Partners, from 1998 to 2000 she served as vice president of e-business at Qwest Communications, where she architected the company’s e-business strategy and spearheaded the redesign of Qwest.com, and previously served as Qwest Communication’s vice president of business development. From 2012 through 2020, Ms. Ibrahim served as a member of the board of directors of The RealReal, Inc. (Nasdaq: REAL), an online brick-and-mortar marketplace for authenticated luxury consignment, providing leadership to the company through its 2019 initial public offering. Ms. Ibrahim currently serves on the boards of directors of a number of private innovative enterprise and consumer companies. Further, she has served as a trustee for the Carnegie Endowment for International Peace, a foreign policy think tank, since 2017.

Selected Qualifications and Skills

•Industry - Extensive experience in the apparel industry through her experience on the board of The RealReal, Inc., a sustainable luxury company that promotes the re-circulation of products across the multi-billion dollar fashion industry.

•Premium Branding - Premium branding experience in the luxury consignment business during her time as a director of RealReal, Inc.

•Consumer Technology/Big Data - Served as vice president of e-business at Qwest Communications.

•Sales and Marketing; Retail - Served as vice president of business development at Qwest Communications.

•Technology Infrastructure and Cybersecurity - Extensive experience in wireless and telecommunications industries.

•Mergers and Acquisitions - Experience with mergers and acquisitions while serving as general partner of Canaan Partners.

•Corporate Responsibility - Served on the board of The RealReal, Inc. and experience serving on the board of a private luxury brand company that has implemented a sustainability program and related initiatives.

VICTOR LUIS
Age: 57 Director Since: 2020
Board Committees: Talent & Compensation	Public Company Directorships: None

Mr. Luis previously served as a director and member of the audit committee and chair of the nominating and corporate governance committee of FarFetch Limited (NYSE: FTCH). He served as the chief executive officer and on the board of directors of Tapestry, Inc. (formerly known as Coach, Inc.) (NYSE: TPR) from 2014 to 2019, where he led the company’s transformation into Tapestry Inc., a New York-based house of modern luxury brands including Coach, Kate Spade and Stuart Weitzman. Mr. Luis joined Coach, Inc. in 2006 as president and chief executive officer of Coach Japan. He rapidly assumed additional leadership responsibilities across Asia and Europe, becoming chief commercial officer of Coach, Inc. in 2013 and chief executive officer in 2014. Prior to joining Coach, Inc., from 2002 to 2006, Mr. Luis was president and chief executive officer of Baccarat, Inc., where he ran the North American operation of the French luxury brand. Mr. Luis joined the Moët-Hennessy Louis Vuitton Group in 1995, ultimately advancing to president and chief executive officer of its subsidiary, Givenchy, Japan Incorporated, before leaving in 2002.

Selected Qualifications and Skills

•International - Significant experience in managing multi-national teams while at Coach, Inc. and Moët-Hennessy Louis Vuitton Group.

•Retail - Previously served as chief executive officer of several global luxury retailers.

•Premium Branding - Premium global branding experience spanning over two decades as chief executive officer of Tapestry, Inc., overseeing its modern luxury brands, and as chief executive officer of Baccarat, Inc. and Givenchy, Japan Incorporated.

•Industry - Experience in footwear, apparel and accessories while serving on the board of Tapestry, Inc. with the brands Coach, Kate Spade and Stuart Weitzman.

•Public Company Executive - Executive management experience, including service as chief executive officer of publicly traded companies.

DAVE POWERS
Age: 58 Director Since: 2016
Executive Positions: Chief Executive Officer and President	Public Company Directorships: Solo Brands, Inc. (NYSE: DTC)

Mr. Powers will retire as Chief Executive Officer and President effective August 1, 2024. In June 2016, Mr. Powers was appointed Chief Executive Officer of our Company and joined our Board at that time. In March 2015, he was appointed President of our Company. Mr. Powers joined our Company as President of Direct-to-Consumer in August 2012 and was appointed President of Omni-Channel in January 2014. Prior to joining our Company, Mr. Powers held several executive leadership roles at Converse Inc. (a subsidiary of NIKE, Inc.), Timberland LLC and Gap Inc. (NYSE: GPS). In May 2022, he joined the board of directors and currently serves as the chair of the compensation committee and a member of the audit committee of Solo Brands, Inc. (NYSE: DTC).

Selected Qualifications and Skills

•Industry - Extensive experience in the footwear and apparel industry through a variety of positions at three different footwear companies and a global apparel retailer.

•Supply Chain Management; Retail - As part of the NIKE, Inc. retail leadership team, was responsible for Converse Inc.'s global owned and distributor direct-to-consumer operations. During tenure at Timberland LLC and Gap Inc., held leadership roles with a variety of retail responsibilities from merchandising to store design.

•Sales and Marketing - Graduated cum laude from Northeastern University with a B.S. in Marketing. Throughout his career, has been responsible for the development of marketing strategy, with a focus on consumer engagement and digital marketing. While President of Brands of our Company, led the Omni-Channel organization, elevating and advancing the Omni-Channel platform.

•International - While serving in leadership roles at Timberland LLC, led worldwide retail merchandising, marketing, visual and store design, and oversaw European retail operations.

•Public Company Executive - Serves as our Chief Executive Officer and President with global responsibilities and oversight. Other leadership roles have been with public companies.

LAURI M. SHANAHAN
Age: 61 Director Since: 2011
Board Committees: Audit & Risk Management Corporate Responsibility, Sustainability & Governance	Public Company Directorships: Treasury Wine Estates Limited (ASX: TWE) CAVA Group, Inc. (NYSE: CAVA)

Ms. Shanahan has over 25 years of senior-level experience in retail, consumer products and hospitality, ranging from global, multi-channel, multi-brand enterprises to small and mid-cap growth companies. In June 2023, she joined the board of directors and is the chair of the people, culture and compensation committee and a member of the nominating, governance and sustainability committee of CAVA Group Inc. (NYSE: CAVA). She serves on the board of directors, and is the chair of the human resources committee and a member of the nominations committee of Treasury Wine Estates Limited (ASX: TWE), a vertically integrated global wine business with over 70 brands. She joined Gap Inc. in 1992 and served in numerous leadership roles, including chief administrative officer and chief legal officer, during her 16-year career with the company. Since then, she has served as a principal of Maroon Peak Advisors, a consumer products and retail consulting firm.

Selected Qualifications and Skills

•Public Company Executive - Joined Gap Inc. in 1992 and served for 16 years in numerous leadership roles including chief administrative officer, chief legal officer and corporate secretary and chair of the foundation board. Gap Inc. is a leading global specialty retailer offering clothing, footwear, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, and Athleta brands.

•International - Directly involved in global brand development, supply chain and worldwide operations while at Gap Inc. and as a director and consultant.

•Supply Chain Management and Retail - Involved in retail, franchise, online licensing and other distribution channels, as well as sourcing and supply chain, while at Gap Inc. and as a consultant.

•Sales and Marketing - Acquired sales and marketing experience throughout her career at Gap Inc. and as director and consultant.

•Industry - Experience in footwear, apparel and accessories at Gap Inc., Charlotte Russe Holdings, Inc. and through consulting firm.

•Premium Branding - Premium and luxury branding experience at Gap Inc., through serving on the board of Treasury Wine Estates Limited and through retail consulting firm.

•Compliance and Risk Oversight - In addition to other leadership roles at Gap Inc., served as chief compliance officer and chief legal officer, overseeing the global corporate risk committee, as well as the global governance and compliance organization.

•Corporate Responsibility - While at Gap Inc., led development and oversight of global strategy, organization and execution of comprehensive social and environmental programs involving product development, supply chain, stakeholder engagement and employee and consumer-facing initiatives. Was president of Gap Inc. Foundation and also led government affairs and public policy.

BONITA C. STEWART
Age: 67 Director Since: 2014
Board Committees: Corporate Responsibility, Sustainability & Governance (Chair) Talent & Compensation	Public Company Directorships: PagerDuty, Inc. (NYSE: PD)

Ms. Stewart previously served as an advisor and Board Partner at Gradient Ventures, Google's early-stage venture fund focused on artificial intelligence. Throughout her career she has helped drive digital transformation at scale across multiple industries. Ms. Stewart served in various executive roles at Google, Inc. (Nasdaq: GOOG, GOOGL), a subsidiary of Alphabet Inc., including as Vice President, Global Partnerships where she led partner management for the largest U.S. publishers across search, news, commerce, media and entertainment, telecommunications and mobile applications. In January 2021 she joined the board of directors and serves as the chair of the nominating and corporate governance committee and a member of the audit committee for PagerDuty (NYSE: PD), a digital operations management company. Ms. Stewart previously served on the board of directors and as a member of the compensation committee and nominating and corporate governance committee for Volta Industries, Inc. (NYSE: VLTA). Ms. Stewart served as a corporate director for Pluralsight, Inc. (Nasdaq: PS), from 2018 to 2021. From 2002 to 2006 she worked for DaimlerChrysler AG (now Daimler AG) as director of Chrysler Brand Advertising and the director of Chrysler Group’s first Interactive Communications team. Ms. Stewart began her career in 1979 at IBM Corporation (NYSE: IBM) where she served in various financial and marketing management positions. She is the co-author of A Blessing: Women of Color Teaming Up to Lead, Empower and Thrive and the 2019-2020 Women of Color in Business Cross-Generational Survey.

Selected Qualifications and Skills

•Industry - Over 30 years of experience in brand management, digital strategy, and execution.

•High Level of Financial Literacy - Lead strategy, business development and revenue growth plans for Google Inc.'s largest publisher partnerships. Holds an M.B.A. from Harvard Business School.

•Consumer Technology/Big Data - Extensive experience in digital transformation, and data driven digital strategies across multiple industries.

•Entrepreneurial - Served as president, chief operating officer, and co-founder of Nia Enterprises, LLC, a web-based company, and founder and chief executive officer of One Moment in Time, a women's formal-wear rental company.

•Sales and Marketing - Acquired sales, marketing, product distribution and online advertising experience.

•International - Led publisher partnerships for Latin America and Canada and has worked for Daimler AG and IBM Corporation, which are multi-billion dollar global companies.

•Public Company Executive - Strategic planning and large-scale operations experience with Google Inc. and IBM Corporation.

•Technology Infrastructure and Cybersecurity - Extensive experience in technology-based companies and fluency in digital transformation including digital strategy, mobile, video, programmatic, online advertising, cloud solutions, analytics and data privacy.

•Corporate Responsibility - Experience with employee resource group executive sponsorship, global hiring and retention processes and racial equity compliance oversight.

Summary of Qualifications and Skills of Directors

As part of our Board evaluation and director selection processes, the Corporate Responsibility, Sustainability & Governance Committee maintains a director skills matrix. When evaluating potential nominees, the Committee and the Board take into account the diversity of experience and backgrounds represented on our Board. The director skills matrix below summarizes the specific qualifications, attributes, skills and experience of each director nominee that led our Board to conclude that the nominee is qualified to serve on our Board.

	Devine	Burwick	Caroti	Chan	Davis	Figuereo	Ibrahim	Luis	Powers	Shanahan	Stewart

Industry. Important to have knowledge and experience in footwear, apparel, accessories or related industries.	◆		◆		◆	◆	◆	◆	◆	◆
Premium Branding. Valuable to our business to have experience in developing brand strategies, building brand equity and growing premium brands.	◆	◆	◆		◆	◆	◆	◆	◆	◆	◆
International. Important to have operational or management experience with global or multi-national teams and businesses.	◆	◆	◆	◆	◆	◆		◆	◆	◆	◆
High Level of Financial Literacy. Financial accounting, corporate finance and related skills are instrumental to our operations.	◆			◆		◆	◆
Retail. Valuable to our business to have retail strategy, portfolio management and store operations experience.	◆	◆	◆		◆	◆	◆	◆	◆	◆
Consumer Technology/ Big Data. Relevant to have experience in developing and implementing technology related to consumer acquisition and digital engagement.		◆		◆			◆	◆			◆
Sales and Marketing. Important to provide oversight to our sales and marketing strategies across our multi-channels.		◆	◆	◆	◆	◆	◆	◆	◆		◆
Supply Chain Management. Relevant to our business to have an understanding of product development, sourcing, inventory management, distribution and logistics.	◆					◆			◆	◆
Technology Infrastructure and Cybersecurity. Valuable to have experience related to technology governance, including privacy, data management and security.	◆			◆		◆	◆	◆		◆
Compliance and Risk Oversight. Important to provide oversight to our compliance and risk management programs.	◆	◆		◆	◆	◆				◆
Corporate Governance. Important to provide oversight of our corporate governance practices to ensure they reflect industry best practices.	◆	◆		◆	◆	◆		◆		◆	◆
Mergers and Acquisitions. Helpful to have experience in strategic planning and execution of large scale strategic alternatives.	◆	◆		◆		◆	◆	◆
Public Company Executive. Valuable to have experience in managing a public company at the executive officer/C-suite level.	◆	◆	◆	◆	◆	◆		◆	◆	◆	◆

Human Resources and Talent Management. Important to have experience in management strategies, diversity, equity, and inclusion (DEI) initiatives, succession planning and organizational design initiatives.
	◆	◆		◆	◆	◆		◆	◆	◆	◆
Corporate Responsibility. Relevant to have experience in developing, implementing or overseeing ESG programs.							◆	◆	◆	◆	◆

Consent to Serve
Each of the persons named above has consented to being named in this Proxy Statement and to serve as a director if elected, and our Board has no reason to believe any of the nominees will be unable or unwilling to serve as a director. If, however, any nominee withdraws or otherwise becomes unavailable to serve, our Board may decrease the size of our Board, or the proxies may be voted for the election of such other person as a director as our Board may recommend in place of the nominee.
Required Vote
Because this is an uncontested election, the election of our director nominees at the Annual Meeting requires the affirmative vote of a majority of the votes cast by the shares present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting (assuming that a quorum is present). A "majority of the votes cast" means the number of shares voted "FOR" a director nominee must exceed the number of shares voted “AGAINST” a director nominee.

This proposal is considered a "non-routine" matter under NYSE rules. As a result, a bank, broker, dealer, or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Abstentions and broker non-votes are not counted as votes "FOR" or "AGAINST" a director nominee and will have no effect on the election of directors. If no contrary indication is made, returned proxies will be voted "FOR" each of the director nominees, or in the event any nominee is unable to serve as a director at the time of the election, returned proxies will be voted "FOR" any nominee designated by our Board to fill the vacancy.

BOARD RECOMMENDATION	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE ELEVEN DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance at Deckers
Corporate governance is managed under the direction of our Board. Our Board has a long-standing commitment to comprehensive and effective corporate governance practices. Our Board continues to evaluate our governance policies and procedures to ensure that the right mix of individuals is present in our boardroom and to ensure effective oversight of our strategy and management in order to best serve our stockholders. Our Board has adopted Corporate Governance Guidelines that set forth the primary framework of governance principles applicable to our Company, a copy of which is available on our website at ir.deckers.com in the Overview section of the Governance tab.
Corporate Governance Elements
Our Board is committed to maintaining the highest standards of corporate governance and has established a strong framework by which our Company is governed. Key elements of our corporate governance framework include:

OUR POLICY OR PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS

STOCKHOLDER RIGHTS
Annual Election of Directors	• Our directors are elected annually, reinforcing their accountability to our stockholders. We do not employ a classified board structure.
Single Class of Outstanding Voting Stock	• Our common stockholders control our Company with equal voting rights.
Majority Voting Standard	• We have a majority voting standard for uncontested director elections.
BOARD STRUCTURE
Director Independence	• Based on the director independence requirements set forth in our Corporate Governance Guidelines, as well as under applicable SEC and NYSE rules, our Board has determined that each of our director nominees, other than Mr. Powers and Mr. Caroti, is an "independent director." Accordingly, if all director nominees are elected at the Annual Meeting, nine out of eleven members of the Board will be "independent directors."
• Our three standing Board committees: the Audit & Risk Management Committee, the Talent & Compensation Committee and the Corporate Responsibility, Sustainability & Governance Committee, consist exclusively of independent directors and have adopted written charters. Committee composition and charters are reviewed annually by our Board.
Committee Governance	• Our Corporate Governance Guidelines allow our Board to determine whether to separate or combine the roles of the Chair and Chief Executive Officer. Currently, Mr. Devine, who is an independent director, serves as Chair of the Board. We believe this is the most appropriate leadership structure for our Company at this time.
Annual Board Self-Evaluations	• The Corporate Responsibility, Sustainability & Governance Committee conducts and oversees annual evaluations of our Board, each Board committee and each individual director, to ensure they are effective and continue to serve the best interests of our stockholders. We periodically engage an independent third party to facilitate these evaluations.
Board Oversight of Risk	• Our Board is generally responsible for risk management activities, but has delegated the oversight of risk management to our Audit & Risk Management Committee. Our full Board regularly engages in discussions of the most significant risks we face and how these risks are managed.
EXECUTIVE COMPENSATION
Annual Say-on-Pay Vote	• Historically, we have provided our stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers on an annual basis as this affords our stockholders the ability to provide routine feedback on our executive compensation program.
Corporate Governance Principles
Pursuant to Delaware law and our Bylaws, our business, property and affairs are managed under the direction of our Board. Thus, our Board is the ultimate decision-making body of our Company, except with respect to those matters reserved for our stockholders.
Our Board selects our Chief Executive Officer, and works together with our Chief Executive Officer to select our senior management team, which is charged with the day-to-day operation of our business. Members of our Board are kept informed about our business through discussions with our Chief Executive Officer and other senior management personnel, including by attending brand sales meetings and industry events, participating in periodic informal telephonic meetings, and reviewing materials provided to them, as well as by attending formal meetings of our Board and its committees. Having selected the senior management team, our Board acts as an adviser and counselor to senior management, monitors its performance, and proposes or makes changes to the senior management team when it deems necessary or appropriate.
Board of Directors Meetings

BOARD OF DIRECTORS	Meetings in Fiscal Year 2024: 6

• Each of our directors attended at least 80% of Board meetings and meetings of the Board committees on which he or she served during his or her term.
• Time is scheduled for our independent directors to meet in an executive session at every Board meeting. Mr. Devine presides over each executive session.
• Our Corporate Governance Guidelines state that directors are expected to attend each of our annual meetings of stockholders. Eight members of our Board attended the annual meeting of stockholders held in September 2023.

Director Independence
Our Corporate Governance Guidelines, as well as applicable NYSE rules, require that our Board be comprised of a majority of directors who satisfy the criteria for independence set forth in the NYSE rules. These guidelines help ensure that the interests of our Board and management are aligned with those of our stockholders, that conflicts of interest are avoided, and that we are in compliance with applicable SEC and NYSE rules. An "independent director" is one who our Board affirmatively determines has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company) and otherwise meets the requirements of the NYSE rules.
Based on the director independence requirements set forth in our Corporate Governance Guidelines, as well as in the applicable NYSE rules, our Board has determined that each of our directors, other than Mr. Powers, is an "independent director." In addition, all members of the Audit & Risk Management Committee, Talent & Compensation Committee, and Corporate Responsibility, Sustainability & Governance Committee meet the independence standards set forth in applicable SEC and NYSE rules.
Board Leadership Structure
Our Corporate Governance Guidelines allow the Board to determine whether to separate or combine the roles of chair and chief executive officer. Our Board believes it is important to maintain flexibility in our Board leadership structure to best serve the interests of the Company and its stockholders at any particular time. However, our Board firmly supports having an "independent director" serve in a Board leadership position at all times.
In determining the appropriate structure, our Board considers multiple factors, including our business and strategic needs at the time and the composition of our Board. The roles of chair and chief executive officer are currently separated. Our Board believes this leadership structure allows our Chief Executive Officer to focus on the day-to-day operation and management of our Company, while allowing our Chair to focus on leading the Board in overseeing the interests of our Company and stockholders. Our Chair, Mr. Devine, leverages his extensive experience in matters related to risk management, oversight of systems of internal control, and legal and regulatory compliance to advise the Company on identified and anticipated risks, as well as to drive strategy and agenda setting at the Board level. Our Chief Executive Officer, Mr. Powers, together with our Chief Commercial Officer, Mr. Caroti, utilize their extensive leadership experiences in the footwear and apparel industry to drive the Company's strategic vision, oversee its long-term growth, and provide general oversight of the business and affairs of the Company.
While the Board believes the current structure is appropriate at this time, it regularly assesses the advantages and disadvantages of various structures taking into account the evolving needs of the business.
Board Committees
Our Board has three standing committees: the Audit & Risk Management Committee, the Talent & Compensation Committee, and the Corporate Responsibility, Sustainability & Governance Committee. Each member of each of the committees is an "independent director" for purposes of applicable SEC and NYSE rules. Each of our committees has a written charter that describes its purpose, membership, meeting structure, and responsibilities. A copy of each committee's charter is available on our website at ir.deckers.com in the Overview section of the Governance tab. These charters are reviewed annually by each committee, with any recommended changes approved by our Board. The Audit & Risk Management Committee charter and the Corporate Responsibility, Sustainability & Governance charter were amended in September 2023, and the Talent & Compensation Committee charter was amended in January 2024.
Summary information regarding the membership, meetings, and primary responsibilities of each of the three standing committees of our Board for fiscal year 2024 is provided below:

AUDIT & RISK MANAGEMENT COMMITTEE	Meetings in Fiscal Year 2024: 10

Current Members:
Juan R. Figuereo (Chair)	All members of the Audit & Risk Management Committee meet the independence and experience standards set forth in applicable SEC and NYSE rules.	Mr. Figuereo, and Mr.Chan have been determined by our Board to be "audit committee financial experts" under applicable SEC rules.
Nelson C. Chan
Maha S. Ibrahim
Lauri M. Shanahan
• Oversees management's conduct with respect to, and the integrity of, our financial reporting functions.
• Oversees the engagement, independence and performance of the registered public accounting firm that audits our annual financial statements and reviews our quarterly financial reports.
• Oversees our legal, regulatory and ethical obligations.
• Oversees the performance of our internal audit function.
• Oversees the application of our related-person transaction policy as established by our Board.
• Oversees our systems of internal control over financial reporting disclosure controls and procedures.
• Oversees our enterprise risk assessment and management policies, practices and procedures, including matters related to data protection, cybersecurity and risk management initiatives related to information technology.

• Oversees the application of our Code of Ethics as established by our Board.

TALENT & COMPENSATION COMMITTEE	Meetings in Fiscal Year 2024: 4

Current Members:
Cynthia (Cindy) L. Davis (Chair)	All members of the Talent & Compensation Committee meet the independence standards set forth in applicable SEC and NYSE rules.
David A. Burwick
Victor Luis
Bonita C. Stewart
• Oversees the design of our executive compensation program, and responsible for oversight of our employment practices and policies.
• Reviews and approves goals and objectives relevant to the compensation of our executives and evaluates performance in light of those goals and objectives.
• Oversees our key human capital management strategies and programs.
• Reviews our overall talent management strategy, including development and succession plans for our executives and management.
• Determines and approves the compensation of our executives based, in part, on these evaluations, including each element of compensation.
• Makes recommendations to our Board regarding any action that is required to be submitted to our stockholders for approval with respect to incentive compensation plans and equity-based plans.
• Administers and approves our equity-based plans, and approves (or delegates authority to approve, below the executive level) individual award grants under those plans, or recommends award grants to our Board for approval.

• Produces report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

CORPORATE RESPONSIBILITY, SUSTAINABILITY & GOVERNANCE COMMITTEE	Meetings in Fiscal Year 2024: 3

Current Members:
Bonita C. Stewart (Chair)	All members of the Corporate Responsibility, Sustainability & Governance Committee meet the independence standards set forth in applicable NYSE rules.
Nelson C. Chan
Cynthia (Cindy) L. Davis
Lauri M. Shanahan
• Develops and recommends to our Board a set of Corporate Governance Guidelines that establish a framework of governance principles applicable to us.
• Identifies and actively seeks individuals qualified to become directors, consistent with criteria specified in the Corporate Governance Guidelines.
• Recommends to our Board the qualified director nominees to be selected by our Board.
• Recommends to our Board membership of our Board committees.
• Oversees the Company's ESG Program, and periodically reviews with management our policies and practices with respect to DEI and our specific sustainable development goals.
• Ensures that our certificate of incorporation and Bylaws are structured in a manner that best serves our objectives and recommends amendments as appropriate.
• Oversees the evaluation of management, our Board and Board committees.
Nominating Procedures and Criteria
Among its functions, the Corporate Responsibility, Sustainability & Governance Committee considers and approves nominees for election to our Board. We view board succession as an ongoing process and regularly identify, evaluate and pursue prospective candidates. In addition to the candidates identified by the Committee, the Committee considers candidates for director proposed by our stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws. Stockholder nominations that meet the qualification criteria referred to below will receive the same consideration as nominations made by the Committee.
Essential criteria for all candidates considered by the Corporate Responsibility, Sustainability & Governance Committee are discussed in the section of this Proxy Statement titled "Qualifications for All Directors." In considering individual candidates, the Committee also evaluates additional criteria, as reflected in the section of this Proxy Statement titled "Specific Qualifications and Skills Represented on Our Board."
In selecting nominees for our Board, the Corporate Responsibility, Sustainability & Governance Committee evaluates the general criteria referred to above, identifies any specialized criteria for which the Committee has determined there is a need, and considers the candidate's ability to meet the required criteria and contribute to the success of our Company. In evaluating an existing director for reelection, in addition to assessing the criteria referred to above, the Committee considers a variety of factors, including attendance at Board and committee meetings, independence, length of service, previous Board and committee performance, and overall contributions to our Company. From time to time, the Committee retains independent third-party search firms, consultants, and other advisors, as appropriate, to help identify, screen, and evaluate candidates and to enhance our Board’s preparedness in the event of an unplanned director departure.
The director nominees have been recommended by the Corporate Responsibility, Sustainability & Governance Committee and approved by our Board.
Management Succession and Talent Development
The Talent & Compensation Committee, pursuant to its charter, is responsible for overseeing the management succession planning process. As part of that responsibility, the Committee reviews and evaluates the development and succession plan relating to our executive officers, including considerations of career paths and attracting and retaining high-quality talent. The Board is responsible for these actions with respect to our Chief Executive Officer. The Committee works with the Board to assess whether we have the management talent needed to successfully pursue our business objectives. The Board also regularly considers the competencies necessary for our Chief Executive Officer to support our strategies for long-term success.
Risk Governance Structure
Our Board has overall responsibility for the oversight of our Company's risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organization performance and enhance stockholder value. It has developed processes to identify, evaluate and manage short-, medium- and long-term risks to ensure they are prioritized on a timely basis. Risks are typically categorized based on the severity and probability of the risk and addressed or escalated as appropriate. The Board members provide objective, independent oversight of risk and focus on the most significant risks facing the Company. Our legal and internal audit executives report directly to the Audit & Risk Management Committee regarding material risks to our business, among other matters, and facilitate the identification, assessment and development of controls and procedures that address identified risks. The highest-ranking manager of our internal audit function periodically meets with the Audit & Risk Management Committee and the Board to discuss identified risks, the status of management’s risk mitigation actions, and, if applicable, any emerging risks. Separately, our Risk & Compliance Advisory Committee, an independent committee overseen by our internal audit team, evaluates organizational risks and discusses opportunities for compliance and risk mitigation.
Board Role in Risk Oversight
•Annually reviews or assesses the effectiveness of our Company’s enterprise risk management programs and framework, including the processes for identifying, assessing, prioritizing, and responding to our enterprise-wide risk exposures, to ensure that robust risk management strategies are in place. On an annual basis, under the direction of our Audit & Risk Management Committee, our Company undertakes an enterprise-level risk management review that is designed to bring to the Board’s attention our most material risks for evaluation, including strategic, operational, regulatory, and compliance risks.
•Receives regular updates from management regarding our organization’s portfolio of risk and engages in discussions to understand and assess our overall risk management activities. Our Board further apprises itself of the most significant risks facing our Company, ensuring that robust risk response actions have been established and implemented, with an independent review by internal audit. Management and our Board assess the Company's risk environment on a quarterly basis to ensure the Company is adequately anticipating future exposure to liability.
•On an annual basis, under the direction of our Corporate Responsibility, Sustainability & Governance Committee, our Board reviews and assesses our corporate responsibility and sustainability efforts, including risks related to environmental and social issues, as well as risks related to corporate governance issues.
•Inquires of management to understand and assess the effectiveness of the mechanisms in place for monitoring and responding to emerging risks.
•Engages in critical dialogue with our executive leadership and technology-focused personnel to ensure our organization has a robust plan to detect, stop, and mitigate the effects of cyberattack incidents, including resuming normal operations as quickly as possible.
•Engages in active discussion with management to understand our Company’s risk philosophy to ensure understanding of overall appetite for risks that aligns with ability to create stockholder value.
•Engages actively with management on Chief Executive Officer succession and works to nominate and evaluate potential successors for this role.
•Reviews identified risks with management at regular committee meetings and provides input on these risks and mitigation steps.
Below is a summary of key risk oversight responsibilities delegated to our three committees:
Audit & Risk Management Committee
•Oversees financial risks and monitoring of management’s policies and procedures.
•Plays a strategic role in assessing and monitoring our Company’s response to cyber threat trends, receiving periodic updates on cyber risk management initiatives, and obtaining independent confirmation of their efficacy through regular reviews by internal audit. Engages in regular dialogue with our Chief Digital & Data Officer, Chief Technology Officer and Chief Information Security Officer on technology risk related topics on every Audit & Risk Management Committee meeting agenda, ensuring adequacy of focus and resources to support cyber risk management activities.
•Receives regular updates from management on cybersecurity or information security incidents that may pose a significant threat to our Company, and assesses our Company’s key metrics for measuring our capabilities to manage cybersecurity and technology risk.
•Our Board also receives an independent perspective from our internal audit function.
•Provides oversight for compliance risk and regularly receives updates from management on compliance-related matters.
Our legal and internal audit executives report directly to the Audit & Risk Management Committee regarding material risks to our business, among other matters, and the Audit & Risk Management Committee meets in executive sessions with our highest ranking manager of internal audit and with representatives of our independent registered public accounting firm.

Talent & Compensation Committee
•Oversees the design of our executive compensation program so as to encourage achievement of our strategic objectives and mitigate compensation-related risk.
•Oversees key human capital management strategies and programs.
•Evaluates succession planning risk regarding the executive officers.
Corporate Responsibility, Sustainability & Governance Committee
•Oversees risks related to our corporate responsibility and sustainability efforts, including risks related to environmental and social issues, such as climate change, as well as risks related to corporate governance issues.
•Receives quarterly updates on the status of our ESG Program and related risks.
•Develops and recommends to the Board our Corporate Governance Guidelines to establish and oversee an appropriate governance framework.
Information Security Risk Oversight
Our Board has delegated oversight of the Company's information security program to the Audit & Risk Management Committee. Our information security initiatives are led internally by our Chief Digital & Data Officer, Chief Technology Officer and Chief Information Security Officer. These executives are responsible for the operation of our information security program and communicate quarterly with the Audit & Risk Management Committee on the program, and annually with the full Board with respect to the state of the program, assessments of the cyber risk landscape, including discussion on emerging risks and trends, and compliance with data privacy regulatory requirements. Our information security program also includes a cybersecurity incident response plan that is designed to provide a management framework across our Company. We engage external firms to assist us in the independent evaluation of our information security processes and capabilities. Our employees receive annual trainings on responsible information security, data security and cybersecurity practices including appropriate action to take against cyber threats. We also maintain a cybersecurity and information security risk insurance policy, which insures for data incidents or breaches and other technology related exposures.
Talent & Compensation Committee Interlocks and Insider Participation
As of the date of this Proxy Statement, no member of the Talent & Compensation Committee is serving, and during the past year no member of the Talent & Compensation Committee has served, as an officer or employee of our Company or any of its subsidiaries. None of our executive officers currently serves, or during the past year has served, as a member of the board of directors or compensation committee (or other committee serving a similar purpose) of any entity that has an executive officer serving on our Board or the Talent & Compensation Committee. In addition, none of the Talent & Compensation Committee members had any relationship, or participated in any transaction, with our Company during fiscal year 2024 that requires disclosure under SEC rules.
We have entered into indemnification agreements with each of our directors, including each member of the Talent & Compensation Committee.
Communications with Directors
Stockholders and other interested parties may communicate with the Chair of our Board, the Chair of any Board committee, with our independent directors as a group, or with any individual director, by writing to any such person or group. Communications should be sent to the following address:
Deckers Outdoor Corporation
Attn.: Corporate Secretary
250 Coromar Drive
Goleta, California 93117
Communications are distributed to our Board, or to any individual director, depending on the facts and circumstances described in the communication. Our Board has requested that certain items that are unrelated to the duties and responsibilities of our Board should be excluded, including the following: junk mail and mass mailings, product inquiries or complaints, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, except that any communication that is not distributed will be made available to any director upon request.
Code of Ethics and Accounting and Finance Code of Ethics
Our Board has adopted a Code of Ethics to assist our officers, directors and other employees in complying with legal and regulatory requirements and maintaining the highest standards of ethical conduct. All of our directors, officers, and employees receive an annual training on the Code of Ethics and must carry out their duties in accordance with the policies set forth in the Code of Ethics and with applicable laws and regulations. The Code of Ethics complies with the requirements set forth in applicable NYSE rules.
Our Board has also adopted a separate Accounting and Finance Code of Ethics which focuses on the financial reporting process and applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller (and other employees serving similar functions). The Accounting and Finance Code of Ethics is intended to qualify as a "code of ethics" under applicable SEC rules and to satisfy the standards of ethics and compliance programs under applicable NYSE rules.
Our Code of Ethics and our Accounting and Finance Code of Ethics are available on our website at ir.deckers.com in the Overview section of the Governance tab. To the extent required by law, any amendments to or waivers of any provision of the Code of Ethics or the Accounting and Finance Code of Ethics will be promptly disclosed publicly on our website.
Stockholder Engagement
We maintain an ongoing, proactive outreach effort with our stockholders. We believe our stockholders, as the owners of our Company, have important views and insights into our business operations, and we routinely seek to engage with our stockholders to ensure their views are shared with our Board and management, and actively considered in discussions of our strategic direction. We highly value stockholder input and have consistently demonstrated our commitment to open and interactive dialogue with our stockholders. Our stockholder outreach program is led by a cross-functional team that includes members of our Investor Relations, ESG, and Legal teams.

In fiscal year 2024, as part of our stockholder engagement efforts to solicit feedback and share perspectives we reached out to holders of approximately 49% of our shares. Investors were largely supportive of the topics we addressed, including our corporate governance framework, executive compensation practices, and highlights of our ESG program. The feedback and insights we received during our engagement efforts were shared with the Board and management.

Please refer to the section of this Proxy Statement titled “Compensation Discussion and Analysis - Stockholder Outreach"” for more information regarding our stockholder outreach efforts relating to our executive compensation program.

Our People and Our Culture

At our Company, our purpose is to positively impact the world by uniting purposeful brands with diverse people driven to succeed and create change. Our five key values, which guide our journey onward together, to improve our business and create a better world around it, help hold us accountable to deliver on this purpose:

Our values define our Company and serve as the driving force behind how we work together and with our customers, our consumers, our partners, our suppliers, and our communities. We also have detailed ethics and compliance policies that instill a commitment to ethical behavior and legal compliance across our organization. Through our open-door policy and culture, employees are encouraged to approach their managers if they believe violations of standards or policies have occurred, and are also able to make confidential and anonymous reports using an online or telephone hotline hosted by an independent third-party provider.

We believe our culture makes us unique. We regularly conduct employee surveys to understand our employees' experiences on a variety of topics focused on employee engagement. Our latest survey completed in February 2024 had a participation rate of 89%. Of those employees who completed the survey, 88% noted they were proud to work for Deckers.

Diversity, Equity and Inclusion

We prioritize DEI at our Company and believe creating a diverse and inclusive workplace is critical to creating an organization where all employees can come as they are. We believe the inclusion of diverse perspectives, and the amplification of the voices of underrepresented communities brings a unique set of experience, opinions, and thoughts on critical issues that helps enhance our business and drives better outcomes.

Our Code of Ethics, on which we train our employees biennially, as well as our annual Creating Change Report, codifies these values and our commitment to DEI. We have a robust collection of programs designed to create a more inclusive workplace, as well as policies and practices aimed at increasing diversity. We have implemented a comprehensive, global strategy for DEI, including the following:

➢	More than 27% of our U.S. leaders (director and above) are from the BIPOC community, which represents an increase of nearly 16 percentage points since fiscal year 2020.
➢	Our brands have committed to representing BIPOC and LGBTQIA+, and diverse body types and abilities in their marketing campaigns.
➢
We have joined The Valuable 500, an initiative comprised of companies committed to disability inclusion, and the Civic Alliance, a nonpartisan business coalition that champions civic participation, and we are also part of the Bloomberg Gender-Equality Index which helps bring transparency to gender-related policies and practices at publicly listed companies around the world.

Our Board values DEI as we continue to enhance the diversity and skill sets of our directors. In addition, our Board is regularly kept apprised of our DEI employee engagement efforts, targets and commitments.

Charitable Giving and Volunteering

At our Company, our charitable contributions, product donations, and employee volunteer efforts are an essential part of our culture. Each fiscal year, we contribute to our local communities through monetary donations, volunteer efforts and in-kind donations. During fiscal year 2024, we donated to various non-profit organizations around the globe. We also continued our 'Art of Kindness' events, where employees volunteer during a week-long event in our local communities multiple times during the fiscal year. Further, many of our supply chain partners followed our lead and volunteered in their local communities during fiscal year 2024. Our strategic giving and community-engagement efforts continue to be aligned with our sustainable development goals (SDGs) and DEI strategy, with a focus on social and racial justice, the environment, uplifting youth, education, and community support.

$4.6 MILLION	➢	Amount donated to various non-profit organizations around the globe during fiscal year 2024
AREAS OF FOCUS FOR GIVING	➢	DEI, the environment, uplifting youth, education, and community support
19,000	➢	Hours our employees volunteered in fiscal year 2024
2.3 MILLION	➢	Number of pairs of shoes donated, since the inception of our partnerships with non-profit organizations who distribute shoes to those in need

Environmental, Social, and Governance

As a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories, our worldwide reach and impact is significant. We believe consumers are increasingly buying brands that deliver quality products while striving for minimal environmental impact by employing sustainable business practices. Our sustainability policies and strategies are informed by our ongoing efforts with multi-stakeholder initiatives, which involve our stockholders, employees, suppliers, and customers, as well as other brands and non-governmental organizations. Through our holistic ESG program, which has been in existence since 2010, we are committed to advancing our sustainable business initiatives.

ESG Oversight

Our Board oversees our ESG strategy and has ultimate oversight over all sustainability initiatives, strategies, and programs, including economic, social, and environmental risks. The Board has delegated its authority to oversee our ESG efforts to our Corporate Responsibility, Sustainability & Governance Committee. Our Chief Administrative Officer (CAO) is responsible for the day-to-day management of our ESG program and regularly reports to our Corporate Responsibility, Sustainability & Governance Committee and the Board on the status of the program. The ESG program’s execution is driven by our leadership team and various cross-functional teams including our ethical sourcing, facilities, distribution centers, brands, innovation, materials, and supply chain teams.

The Corporate Responsibility, Sustainability & Governance Committee’s oversight of our ESG program is complemented by the Audit & Risk Management Committee’s periodic assessment of risk management, including climate-related risks and policies, to ensure the consistent application of our corporate strategy. Our internal audit team provides periodic targeted reviews of our ESG-related policies and procedures to the Audit & Risk Management Committee to support the committee’s efforts.

We believe integrating ESG initiatives into our strategic objectives will create long-term value for our stockholders by ensuring collaboration across our portfolio of brands to drive sustainable business practices and help us continue to do good and do great. Our ESG program aligns our internal teams with our SDGs (detailed below) and establishes policies to encourage our partners and suppliers to employ sustainable business practices.

ESG Education

Each member of our Corporate Responsibility, Sustainability & Governance Committee, together with our CAO and certain other members of the Board, previously completed the Diligent ESG and Climate Leadership Certificate Program. In addition, as set forth in our Corporate Governance Guidelines, our Board is required to complete annual training on our Code of Ethics. Together, we believe these efforts further evidence our ongoing commitment to sustainable business practices and strong ESG performance.

ESG Performance Metrics

Our pay-for-performance philosophy demands that we offer performance-based compensation that is directly linked to factors that our Talent & Compensation Committee believes will lead to the creation of stockholder value. During fiscal year 2024, for our executive leadership team, our annual cash incentive award program included a 10% modifier that was correlated directly to the achievement of specific ESG initiatives.

Sustainable Development Goals

Achieving measurable sustainability success is critical to our future economic and business growth, and we work to establish SDGs that we believe will make the most significant impact on our business, our stockholders, and the communities in which we operate. We are a member of the United Nations Global Compact (UNGC), the world’s largest voluntary corporate sustainability initiative. This membership requires an annual statement of progress, which is reflected in our Creating Change Report. Our CAO identifies specific SDGs established by the UNGC, which we adopt to guide our ESG strategy. Our SDGs are currently focused on categories where we believe we can make substantial impacts.

TOPIC	DECKERS SDG	UNGC SDG

MATERIALS	Maximize the amount of preferred materials in our products.
WASTE	Sustainably reduce waste generated at our facilities and partner facilities through refuse, reduction, recycling, and reuse.
WATER	Reduce water consumption and improve water quality throughout our operations and the communities in which we operate.
CLIMATE AND CLEAN ENERGY	Reduce energy consumption and greenhouse gas emissions throughout our operations.
CHEMISTRY AND CONSUMER SAFETY	Reduce or eliminate hazardous chemicals throughout our operations.
HUMAN RIGHTS	Positively impact the communities in which we operate, including assuring industry leading human rights practices within our supply chain.
GENDER EQUALITY, QUALITY EDUCATION, AND REDUCED INEQUALITIES	Promote diversity, gender equality, female empowerment, and inclusion for all.

Our annual Creating Change Report will provide more information regarding our fiscal year 2024 ESG achievements with a focus on these SDGs. We believe the progress of our corporate responsibility efforts is served by disclosing goals and relevant metrics and, to that end, we have aligned the reporting standards included in our Creating Change Report with the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (TCFD), Global Reporting Initiative’s (GRI) Core Standards, and Sustainability Accounting Standards Board’s (SASB), and now part of the International Finance Reporting Standard (IFRS), Foundation Consumer Goods Sector Apparel, Accessories and Footwear Index. Our Creating Change Report, published annually, can be found at www.deckers.com/responsibility. References to our website address in this Proxy Statement are inactive textual references only.

EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of our Board. Important summary information about our executive officers is set forth in the table below, followed by certain biographical information about each officer.

EXECUTIVE OFFICER	AGE	POSITION

Dave Powers	58	Chief Executive Officer, President and Director(1)
Steven J. Fasching	56	Chief Financial Officer
Stefano Caroti	61	Chief Commercial Officer(2)
Angela Ogbechie	46	Chief Supply Chain Officer
Thomas Garcia	51	Chief Administrative Officer
Anne Spangenberg	56	President of Fashion Lifestyle
Robin Green	48	President of HOKA (Appointed in February 2024)

(1)    Effective August 1, 2024, in a planned succession process, Mr. Powers will retire as our Chief Executive Officer and President. We expect Mr. Powers will continue to serve as a member of our Board if elected at the Annual Meeting.
(2)    Effective August 1, 2024, in a planned succession process, Mr. Caroti will serve as our Chief Executive Officer and President. We also expect Mr. Caroti will serve as a member of our Board if elected at the Annual Meeting.

DAVE POWERS
Age: 58
Position: Chief Executive Officer, President and Director

Mr. Powers will retire as Chief Executive Officer and President effective August 1, 2024, but we expect Mr. Powers to continue to serve as a member of our Board if elected at the Annual Meeting. In June 2016, Mr. Powers was appointed Chief Executive Officer of our Company and joined our Board at that time. In March 2015, he was appointed President of our Company. Mr. Powers joined our Company as President of Direct-to-Consumer in August 2012. He was appointed President of Omni-Channel in January 2014. Mr. Powers has over 25 years of experience in merchandising, product and marketing development, and leading global direct-to-consumer operations and wholesale businesses. Prior to joining us, Mr. Powers served four years as vice president of global direct-to-consumer at Converse Inc., where he oversaw owned and distributor direct-to-consumer as part of the NIKE, Inc. retail leadership team. Mr. Powers also held several executive leadership roles at The Timberland Company, including worldwide general merchandising manager and senior director European retail, where he led worldwide retail merchandising, marketing, visual and store design, and oversaw European retail operations. Prior to this, Mr. Powers spent 10 years at Gap Inc., where he held multiple senior management titles, including global divisional merchandise manager for the boy’s division. In May 2022, he was appointed to the board of Solo Brands, Inc. Mr. Powers graduated cum laude from Northeastern University with a B.S. in Marketing.

Please refer to the section of this Proxy Statement titled “Director Nominees” for additional biographical information about Mr. Powers, as well as information about the specific qualifications, attributes, skills, and experience that led our Board to conclude that Mr. Powers is qualified to serve on our Board.

STEVEN J. FASCHING
Age: 56
Position: Chief Financial Officer

Mr. Fasching was appointed as our Chief Financial Officer in June 2018 and served as our Senior Vice President, Corporate Strategy, Planning & Investor Relations since February 2018. Mr. Fasching previously served as our Vice President, Strategy & Investor Relations from January 2016 to February 2018, and as Vice President, Strategic Financial Planning from August 2011 to January 2016. Mr. Fasching has over 30 years of experience in long-term financial and strategic planning and creating and leading the analytical engine of multi-billion dollar organizations. Immediately prior to joining our Company, Mr. Fasching served for five years as the director of finance and assistant controller of Princess Cruise Lines, Ltd., a cruise line owned by Carnival Corporation, where he had been promoted through a number of finance-related positions since September 1990, including director of financial planning, among others. Mr. Fasching received a B.S. degree in Business Administration from Pepperdine University and an M.B.A. from The Anderson School of Management at UCLA. He also completed The Executive Program for Prospective Chief Financial Officers through the University of Chicago Booth School of Business.

STEFANO CAROTI
Age: 61
Position: Chief Commercial Officer

Mr. Caroti is a director nominee and will be appointed Chief Executive Officer and President of our Company effective August 1, 2024. He was appointed as our Chief Commercial Officer in April 2023. He previously served as our President of Omni-Channel since November 2015. He has over 30 years of industry experience in general management, sales, retail, product, marketing, business strategy and brand management. Prior to joining our Company, Mr. Caroti was the chief commercial officer and managing director at PUMA, from August 2008 to December 2014, where he was responsible for PUMA’s global wholesale, retail and e-commerce divisions and PUMA’s geographic operating regions. Prior to that, he held a number of senior executive positions at NIKE, Inc. in general management, sales, product and marketing, and during his term as vice president of EMEA commerce, he was responsible for the entire wholesale, retail and e-commerce business in the EMEA region. He received a B.A. with honors from Middlebury College.

Please refer to the section of this Proxy Statement titled “Director Nominees” for additional biographical information about Mr. Caroti, as well as information about the specific qualifications, attributes, skills, and experience that led our Board to conclude that Mr. Caroti is qualified to serve on our Board.

ANGELA OGBECHIE
Age: 46
Position: Chief Supply Chain Officer

Ms. Ogbechie was appointed as our Chief Supply Chain Officer in June 2022. Prior to that, she was Senior Vice President, Global Operations and Supply Chain Strategy since November 2021. Since 2008, Ms. Ogbechie has held a number of senior supply chain positions at our Company and has experience in global demand planning, logistics, distribution and fulfillment. Ms. Ogbechie received a B.A. in Economics from Stanford University and an M.B.A. from Columbia University Business School.

THOMAS GARCIA
Age: 51
Position: Chief Administrative Officer

Mr. Garcia joined our Company in 2009. In his current position as Chief Administrative Officer he oversees Legal, ESG, Strategy and Communications. He was promoted to his position in 2021 after spending more than 12 years in multiple roles including Senior Vice President, Senior Counsel, and Compliance Officer. From 2003 to 2009, Mr. Garcia was assistant general counsel at Mentor Corporation, a medical device company acquired by Johnson & Johnson. Previously, he was an associate attorney at the law firms of Hatch and Parent, as well as Buchanan Ingersoll. Mr. Garcia earned his B.S. in Biology from Lehigh University, Masters in Public Health from The University of Massachusetts at Amherst, and J.D. from The George Washington University Law School.

ANNE SPANGENBERG
Age: 56
Position: President of Fashion Lifestyle

Ms. Spangenberg was appointed as our President of Fashion Lifestyle Group in July 2022. She joined Deckers after 13 years at NIKE, Inc. where she served as the company’s Chief Merchant, and previously held leadership positions at Gap, Inc. and Macy’s West. Ms. Spangenberg is an industry leader with over 25 years of experience in Global consumer-focused omni-channel retail, including product creation, merchandising, buying, analytics, stores, digital, wholesale and vertical. Ms. Spangenberg earned her B.A. in International Relations from the University of California, Davis.

ROBIN GREEN
Age: 48
Position: President of HOKA

Ms. Green was appointed as our President of HOKA in February 2024. She joined Deckers following 17 years at NIKE, Inc., where she held roles of increasing responsibility culminating with her position as Global Vice President of Men’s Running and Fitness. Ms. Green is a passionate runner and industry leader with over 20 years of experience across the global consumer products landscape and strong expertise leading and operating complex businesses to maximize their potential and deliver growth. Ms. Green earned a B.A. in Economics from the University of California, Davis.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section addresses the compensation philosophy, objectives, policies and arrangements that apply to our Named Executive Officers (NEOs). The purpose of this section is to provide our stockholders with a thorough understanding of our executive compensation program for fiscal year 2024. This narrative discussion is intended to be read together with the Summary Compensation Table and the related tables, footnotes and disclosures set forth below. References throughout this section to the “Committee” refer to the Talent & Compensation Committee.

This discussion is divided into the following parts:

EXECUTIVE SUMMARY
COMPENSATION OBJECTIVE AND PHILOSOPHY
COMPENSATION CONSULTANT AND PEER GROUP
ELEMENTS OF FISCAL YEAR 2024 EXECUTIVE COMPENSATION PROGRAM
OTHER COMPENSATION CONSIDERATIONS

This section contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to our current plans and expectations regarding our executive compensation programs, policies and arrangements. Actual compensation programs, policies and arrangements that we adopt in the future may differ materially from those discussed in this section. Please refer to the section of this Proxy Statement titled “Cautionary Note Regarding Forward-Looking Statements” for additional information.

EXECUTIVE SUMMARY

Named Executive Officers
The following table sets forth our NEOs for fiscal year 2024, the current positions they hold and the dates they were appointed to those positions:

NAMED EXECUTIVE OFFICER	POSITION AND DATE APPOINTED

Dave Powers(1)	• Chief Executive Officer and Director - June 2016 • President - March 2015 • Principal Executive Officer
Steven J. Fasching	• Chief Financial Officer - July 2018 • Principal Financial and Accounting Officer
Stefano Caroti(2)	• Chief Commercial Officer - April 2023 • President of Omni Channel - November 2015
Anne Spangenberg	• President of Fashion Lifestyle - July 2022
Thomas Garcia	• Chief Administrative Officer - February 2021
(1)    Effective August 1, 2024, in a planned succession process, Mr. Powers will retire as our Chief Executive Officer and President. We expect Mr. Powers will continue to serve as a member of our Board if elected by our stockholders at the Annual Meeting.
(2)    Effective August 1, 2024, in a planned succession process, Mr. Caroti will serve as our Chief Executive Officer and President. We also expect Mr. Caroti will serve as a member of our Board if elected by our stockholders at the Annual Meeting.

Fiscal Year 2024 Financial and Operational Highlights:
We delivered strong results in fiscal year 2024 from both financial and operational perspectives, which are highlighted by the following:

•Total revenue growth of 18.2%, representing an increase of $660 million as compared to the prior year.
•HOKA brand revenue increased $394 million, or 27.9%, over the prior year.
•UGG brand revenue increased $310 million, or 16.1%, over the prior year.
•Global direct-to-consumer revenue across all brands increased 26.5% over the prior year, representing 43.3% of total company revenue, up from 40.4% in the prior year.
•International revenue across all brands increased 21.1% over the prior year, representing 33.2% of global revenue, up from 32.4% in the prior year.
•Diluted earnings per share increased 50.5%, or $9.79, over the prior year to $29.16.
•We were added to the S&P 500 Index, which is recognized as one of the premier benchmarks of the equities markets.
Our exceptionally strong performance over the past three fiscal years is illustrated by the financial metrics in the graphs below. For each fiscal year, the information presented is for the 12-month period ended March 31.

The performance-based compensation that was earned during fiscal year 2024 was primarily the result of exceptional performance relative to these performance metrics to directly tie executive compensation to Company performance. For example, our annual cash incentive awards used consolidated operating income and revenue (and business unit operating income and revenue for certain executives with business unit oversight responsibilities), and our long-term incentive plan awards used consolidated pre-tax income and revenue as the underlying performance metrics. We believe the direct correlation between Company achievement and executive compensation highlights our pay-for-performance philosophy.
Our Business and Strategic Objectives
Our dedicated team has been able to successfully execute on our business strategy and achieve exceptional results over the past several fiscal years. We intend to continue investing strategically in key identified areas of growth within our brand portfolio. Specifically we will invest in the following:
•The HOKA brand, generating increased awareness and expanding global market share within performance footwear, including through an enhanced globally integrated marketing campaign and premier event sponsorships.
•The UGG brand, maintaining high levels of global brand heat and driving greater consumer connections in international regions through localized marketing activations and collaborations.
•Technology and analytical tools that will further enhance our capabilities as we look to support our evolving business, including opportunities to connect with consumers through digital avenues as well as expanding our e-commerce platform.
•Infrastructure required to support our key growth initiatives globally, including investment in talent to scale enterprise functions and support distribution and logistics.
We intend to closely monitor planned investments in our business as we remain mindful of a dynamic macroeconomic environment characterized by inflationary pressures, high interest rates, recessionary concerns and geopolitical uncertainty. We also intend to continue to focus on the achievement of ESG initiatives, employing socially conscious operations, minimizing our environmental impact and maintaining open and interactive dialogue on ESG matters with our stakeholders. We remain committed to delivering long-term stockholder value through the continued execution of our strategies.
Our Compensation Program Objective and Philosophy
The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a complex and growing business in a competitive industry, while creating long-term value for our stockholders. In furtherance of this objective, the Committee seeks to design our executive compensation program in a manner that reflects direct alignment between the compensation opportunity provided to our executives and the achievement of our strategic objectives.
When establishing our executive compensation program each year, the Committee is generally guided by the following four principles that it believes align closely with our compensation objectives:
•Pay-for-performance by ensuring that a significant portion of compensation is made available to our executives based on the achievement of pre-determined performance objectives deemed important to our long-term success.
•Align interests of executives with stockholders by tying a significant portion of compensation to Company performance that creates long-term value for our stockholders and is correlated to increases in the value of our stock price.

•Reward achievement by offering meaningful and appropriate incentives for achieving both short-term and long-term Company financial and operational goals that have been established by the Committee, and which are directly tied to and designed to further the achievement of the Company’s strategic objectives.
•Attract and retain executives with the background and experience necessary to lead the organization and achieve the Company's strategic objectives.
When designing our executive compensation program for fiscal year 2024, the Committee focused on continuing to build and retain our executive team, while incentivizing them to focus on increasing revenue, enhancing profitability and creating long-term value for our stockholders. In fiscal year 2024, for our executive leadership team, we continued to incorporate an ESG modifier into our annual cash incentive award program to further encourage the achievement of our ESG initiatives. We also continued to incorporate a total stockholder return (TSR) modifier in our long-term incentive award program to ensure alignment between compensation paid to our executives and the value achieved by our stockholders. These and other strategic considerations are clearly reflected in the design of our program, which demonstrates strong pay-for-performance alignment.
Fiscal Year 2024 Executive Compensation Highlights
In fiscal year 2024, we implemented an executive compensation program that was designed to focus on motivating the achievement of our key strategic initiatives. The compensation program was generally similar to prior years in terms of its primary objective, overarching philosophy and core compensation elements. We also continued to emphasize pay-for-performance alignment as a key pillar of our compensation program.

The primary compensation elements of the fiscal year 2024 executive compensation program included the following:
•Base salaries;
•Annual cash incentive awards (2024 Annual Cash Incentive Awards);
•Time-based restricted stock units (2024 Time-Based RSUs); and
•Long-term incentive plan performance-based stock units (2024 LTIP PSUs).
The following reflect highlights of the fiscal year 2024 compensation program:
•As a result of our strong financial and operational results in fiscal year 2024, the 2024 Annual Cash Incentive Awards, which covered the one-year performance period ended March 31, 2024, were paid out at 200% of target, reflecting payouts based on Company performance relative to targets established by the Committee at the beginning of the fiscal year. The direct correlation between Company performance and the amount of these cash payouts highlights our pay-for-performance alignment.
•To reinforce the importance of achieving our ESG initiatives, and consistent with fiscal year 2023, the Committee continued to incorporate an ESG modifier for the 2024 Annual Cash Incentive Awards, which was designed to impact the payouts within the range of +10% to -10%. The ESG modifier was aligned with three key pillars: culture and employee engagement (40% weight); DEI, including BIPOC and gender representation in leadership (40% weight); and the environment, including progress towards our science-based targets (20% weight).
•The 2022 LTIP PSUs, which covered the three-year performance period ended March 31, 2024, were paid out at 200% of target. This outcome reflected awards being earned at the maximum level based on exceptional Company performance relative to targets established by the Committee at the beginning of the three-year performance period. The payouts under these awards further confirms our pay-for-performance alignment and also highlights our emphasis on tying compensation to the achievement of both short-term and long-term performance objectives.

•In establishing pay elements for fiscal year 2024, and determining the threshold, target and maximum amounts for the pay elements, the Committee specifically considered pay practices within the peer group that was selected by the Committee with the assistance of its independent compensation consultant. In addition, consistent with prior years, it was important to the Committee to ensure that a significant portion of the total equity awards granted to the NEOs were performance-based awards.

•During fiscal year 2024, the Committee selectively granted a special cash bonus award to Mr. Caroti, which was in addition to his 2024 Annual Cash Incentive Award. Mr. Caroti was the only NEO to receive a special cash bonus award during fiscal year 2024. In approving this award, the Committee recognized Mr. Caroti's continued interim leadership role within the HOKA Group in addition to continuing to manage the responsibilities associated with his regular position. During this time, Mr. Caroti drove successful engagement across the organization, as well as outstanding financial and operational results. Please see the section of this Proxy Statement titled "—2024 Annual Cash Incentive Award—Special Cash Bonus" for additional information.

•During fiscal year 2024, the Committee also selectively granted a special equity award to Mr. Fasching, which was in addition to his annual equity award. In approving this award, the Committee recognized the Company's exceptional financial performance and achievements, individual executive performance and retention considerations in light of the planned CEO succession. This equity award was provided as a combination of 2024 Time-Based RSUs and 2024 LTIP

PSUs, which is consistent with the relative mix of equity awards granted to the NEOs for fiscal year 2024 and reflective of our emphasis on performance-based awards. Mr. Fasching was the only NEO to receive a special equity award during fiscal year 2024. Please see the section of this Proxy Statement titled "—2024 Long-Term Incentive Plan Performance-Based Stock Units Special Equity Award" for additional information."
Stockholder Outreach
We have consistently demonstrated our commitment to stockholder outreach efforts, which has resulted in meaningful, interactive dialogue with our stockholders on a number of significant topics, including our business and strategic objectives, capital allocation strategy, ESG initiatives and corporate governance philosophy. We have also routinely solicited and incorporated stockholder feedback on the design and effectiveness of our executive compensation program.

We believe our proactive engagement with and response to stockholder feedback, combined with our strong pay-for-performance alignment and compensation governance practices, has resulted in overwhelming stockholder support for our executive compensation program. Indeed, we believe these efforts were instrumental in helping us to achieve 95.7% and 98.2% of the votes cast being voted "FOR" our executive compensation program at our annual meetings of stockholders held in 2023 and 2022, respectively.

In an effort to continue our dialogue with our stockholders in fiscal year 2024, we reached out to investors holding an aggregate of approximately 50% of our shares and solicited their feedback, which highlights our ongoing commitment to stockholder engagement efforts. Our fiscal year 2024 executive compensation program, as described in this section, reflects feedback from ongoing dialogue with our stockholders.

The Committee believes transparent communication with our stockholders is critical to our long-term success, and that the feedback received through our stockholder engagement efforts will continue to contribute to the evolution and success of our business, including the enhancement of our executive compensation program. The Committee considers stockholder engagement to be an important part of its decision-making process and plans to continue proactive outreach efforts going forward.

Compensation Program Highlights

The following table sets forth the key components of our executive compensation program for fiscal year 2024, and the underlying philosophy and considerations that provide the basis for our compensation decisions:

COMPENSATION HIGHLIGHTS	PHILOSOPHY AND CONSIDERATIONS

Pay-for-performance alignment
• We emphasized strong pay-for-performance alignment by providing a significant portion of the overall compensation opportunity for our NEOs in the form of performance-based compensation that is directly tied to the achievement of specific Company financial and operational performance objectives established by the Committee.

• Our performance-based compensation is designed to align the interests of our NEOs with those of our stockholders and encourage the achievement of strategic objectives that the Committee believes are critical to our short-term and long-term success.

• For fiscal year 2024, only 11% of the total compensation opportunity for our Chief Executive Officer and President was fixed, while 89% of his total compensation opportunity was directly tied to the achievement of specific performance conditions or otherwise at risk.

Alignment of performance metrics with strategic objectives
• Selecting the appropriate performance metrics for our performance-based awards is critical to achieving our business and strategic objectives, motivating our executives and advancing our pay-for-performance philosophy.

• In light of our strategic focus on increased revenue, enhanced profitability and the creation of long-term stockholder value, the Committee selected:

(i) consolidated operating income and revenue for all NEOs (and business unit operating income and revenue targets for certain executives with business unit oversight responsibilities) as the primary performance metrics for our 2024 Annual Cash Incentive Awards, and

(ii) “pre-tax income” and consolidated revenue for each of fiscal years 2024, 2025 and 2026 (three-year performance period) as the primary performance metrics for our 2024 LTIP PSUs.

• To further reinforce the importance of achieving ESG initiatives, the Committee continued to incorporate an ESG modifier into the 2024 Annual Cash Incentive Awards, which are subject to positive or negative adjustment based upon the achievement of our ESG initiatives.

Limited overlap in performance conditions and measurement periods
• The compensation performance metrics established by the Committee involve a combination of revenue and profitability metrics over multiple time periods to ensure our compensation program encourages healthy and sustained growth across our business, while eliminating excessive overlap between performance conditions and measurement periods.

• This approach mitigates against risk associated with our compensation program as it de-emphasizes the impact of any one performance metric or performance period.

Reference to a "median" pay philosophy
• We generally benchmark the target total compensation opportunity for our NEOs at the median compared to our peer group to ensure our compensation program remains competitive in the market while also mitigating compensation-related risks.

• In adopting this philosophy, the Committee carefully considered specific feedback received from our stockholders during our stockholder engagement efforts in prior years.

Use of performance-based vesting for LTIP awards
• LTIP awards are designed to align the interests of our executives with those of our stockholders by incorporating performance-based vesting conditions over a long-term performance period.

• Vesting is based on the achievement of pre-determined profitability and revenue metrics, in each year during a three-year performance period, that align closely with our strategic objectives.

• 100% of the LTIP awards granted to NEOs during fiscal year 2024 were subject to long-term vesting in order to promote retention of our executives.

• The vesting of each LTIP award is also subject to positive or negative adjustment based upon the application of a TSR modifier, thereby correlating the vesting of the award to both total and relative stockholder returns.

• Consistent with its historical practice, the Committee expects a majority of future equity awards to continue to have performance-based vesting conditions.

Appropriate mix of equity awards with focus on performance-based vesting
• For fiscal year 2024, approximately 60% of the value of the equity awards granted are eligible to vest based on the achievement of Company performance conditions to ensure pay-for-performance alignment, while the remainder of the awards vest based on long-term, time-based vesting conditions that are subject to continued employment and where the resulting value is also tied to the value and performance of our stock.

• The Committee believes this mix strikes the appropriate balance between compensation incentives and risks.

No special severance benefits	• We are not providing any special severance benefits or payments to Mr. Powers in connection with his retirement.
Continued focus on executive retention
• While we seek to develop our executive compensation program so it closely aligns with our pay-for-performance philosophy and rewards achievement of performance goals, this objective must complement other critical objectives, including the retention of key executives.

• For fiscal year 2024, approximately 40% of the value of the equity awards granted vest based on the achievement of time-based vesting conditions, which promote executive retention because they vest over a long-term service period and support maintaining a balanced overall compensation program.

Consideration of peer group data and advice of our independent compensation consultant
• We use peer group compensation data as an initial starting point in making compensation decisions for our executives, including with respect to both the target level of compensation and the overall structure of our executive compensation program.

• Our independent compensation consultant provides us with information on competitive pay practices and trends in our industry and makes recommendations regarding the design and structure of our compensation program, as well as the formulation of our peer group.

• The information and guidance provided by our independent compensation consultant is consistent with our median pay philosophy.

COMPENSATION OBJECTIVE AND PHILOSOPHY

Compensation Program Objective
Pursuant to its charter, the Committee has overall responsibility for developing the compensation objective and philosophy applicable to our executive leadership team, and approving our executive compensation program and policies.
The primary objective of our executive compensation program, as established by the Committee, is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a complex and growing business in a competitive industry, while creating long-term value for our stockholders. The Committee seeks to design our executive compensation program in a manner that reflects direct alignment between the compensation opportunity provided to our executives and the achievement of our strategic objectives. In addition, in order to retain the talent necessary to achieve our strategic objectives, the Committee endeavors to develop a compensation program that is attractive and competitive in the marketplace.
Compensation Program Philosophy
When establishing our executive compensation program each year, the Committee is generally guided by the following four principles that it believes align closely with our compensation objectives:

PAY-FOR-PERFORMANCE	ALIGN INTERESTS WITH STOCKHOLDERS
• Offer a significant portion of the compensation opportunity made available to our executives based on the achievement of pre-determined performance objectives.

• Ensure performance-based compensation is directly tied to the achievement of Company financial, operational and strategic goals that the Committee believes are important for our short-term and long-term success.

• Align the interests of our executives with those of our stockholders by tying a significant portion of the compensation opportunity to financial and operational performance that the Committee believes will result in the creation of long-term stockholder value.

• Ensure that a significant portion of the compensation opportunity is directly tied to total and relative stockholder return.

REWARD ACHIEVEMENT	ATTRACT AND RETAIN EXECUTIVES
• Offer meaningful and appropriate incentives for achieving both short-term and long-term Company financial and operational goals that have been established by the Committee, and which are directly tied to and designed to further the achievement of the Company's strategic objectives.

• Ensure that the financial and operational goals are appropriate for each executive given their respective titles, scope of responsibilities, and ability to impact results.

• Attract key executives with the background and experience necessary to lead our Company and provide us the best opportunity to achieve our business and strategic objectives.

• Retain our key executives by offering compensation that is attractive and competitive in the marketplace, taking into consideration the competition for key executives and peer group pay practices.

Pay-for-Performance Alignment

Our pay-for-performance philosophy demands that we offer performance-based compensation that is directly linked to factors that the Committee believes will lead to the creation of stockholder value. Specifically, we pay for performance by tying a significant portion of our executive compensation opportunity to the achievement of pre-established performance metrics that are reflective of our business and strategic objectives, as well as to increases in our stock price.

The Committee believes choosing the right performance metrics is critical to our ability to properly motivate our executives and advance our pay-for-performance philosophy. In particular, this requires that the performance metrics be reconsidered each year as our business and strategic objectives evolve to ensure they provide the appropriate barometer of our growth and success, and motivate the achievement of our objectives in line with our current strategic areas of focus and the trajectory of the business.

As a result of our strong commitment to our pay-for-performance philosophy, a substantial portion of our executives’ compensation opportunity is performance-based and not guaranteed. While we offer certain standard compensation elements that provide fixed payments or benefits, our executive compensation mix is heavily weighted toward compensation that is performance-based, variable or otherwise at risk, which we refer to as "performance-based." The Committee seeks to establish appropriate performance targets for the performance-based pay so as to ensure they align with our business and strategic objectives, are appropriately challenging to achieve, and mitigate our overall compensation-related risk.

As an example, for fiscal year 2024, fixed pay for our Chief Executive Officer represented only 11% of his target direct compensation opportunity for the year, while performance-based pay represented 89% of his target compensation. The fixed pay reflects the value of base salary and limited employee benefits. The performance-based pay opportunities reflect a combination of the target value of the 2024 Annual Cash Incentive Awards and the value of the target number of 2024 LTIP PSUs, each of which are earned or vest only upon the achievement of pre-established Company performance metrics. In addition, the performance-based pay reflects the value of the 2024 Time-Based RSUs, which the Committee believes is appropriate to designate as such because our Chief Executive Officer is at risk of not receiving the full value of these awards since vesting is conditioned upon continued employment over an extended period of time, and the final value of the awards is subject to fluctuation based on our stock price.

The graphic below illustrates the amount of target performance-based pay opportunity versus fixed pay for our Chief Executive Officer for fiscal year 2024 and the breakdown of the various components of the compensation program on a percentage basis. "All Other Compensation" includes premiums for long-term disability insurance and life insurance, as well as Company matching contributions under our 401(k) plan.

We believe the significant focus on performance-based awards reflected in the graphic above, including the relative weighting of the various compensation elements, reflects our strong pay-for-performance alignment. In addition, while the graphic addresses the relative mix of compensation paid to our Chief Executive Officer, the compensation paid to each of our other NEOs reflects a similarly strong weighting of performance-based compensation to fixed compensation, further confirming pay-for-performance alignment across our executive leadership team.

ESG Modifier

As discussed above, to further strengthen our pay-for-performance alignment, and reinforce the importance of achieving ESG initiatives, in fiscal year 2024, the Committee continued to incorporate an ESG modifier for the 2024 Annual Cash Incentive Awards, which can result in an increase or decrease in the amount of the awards. The ESG modifier was aligned with three key pillars: culture and employee engagement (40% weight); DEI, including BIPOC and gender representation in leadership (40% weight); and the environment, including progress towards our science-based targets (20% weight). The Committee determined that the ESG modifier was achieved at the +8% level, which was applied to the final payout of the 2024 Annual Cash Incentive Awards. Please refer to the section of this Proxy Statement titled “—2024 Annual Cash Incentive Awards” for additional information.

Governance Practices that Support Our Compensation Philosophy

Our executive compensation program has significant governance components that we believe support and strengthen our compensation objective and philosophy, while also reducing compensation-related risk, including those summarized in the following table:

GOVERNANCE PRACTICE		WHAT WE DO

Independent Directors	☑	Assuming Messrs. Powers and Caroti are each elected by our stockholders at the Annual Meeting, nine out of eleven members of our Board will be considered independent directors under applicable NYSE rules.
Independent Talent & Compensation Committee	☑	The Committee consists entirely of independent directors who meet the independence standards set forth in applicable SEC and NYSE rules.
Independent Compensation Consultant	☑	The Committee has retained, and routinely consults with, an independent compensation consultant who assists the Committee in gathering competitive pay data, selecting our peer group, and structuring our executive compensation program. The decision to engage the consultant was made solely by the Committee and the consultant reports directly to the Committee.
ESG Modifier	☑
In fiscal year 2024, the Committee continued to incorporate an ESG modifier for the 2024 Annual Cash Incentive Awards in order to strengthen our pay-for-performance alignment and reinforce the achievement of our ESG initiatives.

Compensation Risk Assessment	☑
The Committee performs an annual review of the risks related to our compensation practices. Please see the section of this Proxy Statement titled "—Compensation Risk Assessment" for additional information.

Frequency of "Say-on-Pay" Vote	☑
We provide our stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of our NEOs on an annual basis as this affords our stockholders the ability to provide routine feedback, which we actively consider in formulating our compensation program.

Clawback and Forfeiture Policy	☑
We maintain a Clawback and Forfeiture Policy that applies to our cash and equity incentive awards, which reinforces our pay-for-performance philosophy and contributes to a Company culture that emphasizes integrity and accountability in financial reporting.

Stock Ownership Guidelines	☑
We have voluntarily adopted stock ownership guidelines for our executive officers and directors, which aligns the incentives of these persons with those of our stockholders, and we regularly monitor compliance with the guidelines.

No Insider Trading, Hedging and Pledging	☑	We have adopted an Insider Trading Policy that specifically prohibits directors, executive officers and employees from insider trading, hedging or pledging Company securities, or adopting similar practices. The Insider Trading Policy also places certain additional restrictions on and requirements for trading by insiders.
Timing of Grant of Option Awards	☑
If we grant stock options or similar awards, our policy is to not grant such awards at a time when we are in possession of material nonpublic information, such as prior to the release of earnings or news regarding a significant transaction.

Equity Award Vesting Provisions	☑	Our equity awards are subject to "double-trigger" vesting upon a change in control.
No Tax Gross Ups	☑	Our change in control and severance agreements do not contain provisions allowing for excise tax gross up payments.
No Repricing of Awards	☑	Our equity incentive plan explicitly prohibits the repricing of equity awards. No repricing of awards will occur without the approval of our stockholders.
No Dividends on Unvested Equity Awards	☑	Our equity incentive plan does not provide for the payment of dividends or dividend equivalents on unvested equity awards.

COMPENSATION CONSULTANT AND PEER GROUP

Compensation Consultant
The Committee receives assessments and advice regarding our compensation practices and philosophy from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook). FW Cook provides information on competitive pay practices and trends in our industry, and makes recommendations regarding the formulation of our Peer Group (as defined below), as well as the design and structure of our compensation program. The Committee meets regularly with FW Cook throughout the year, carefully reviews and assesses the materials provided by FW Cook, and engages in thorough deliberations with FW Cook and management regarding our executive compensation program and potential changes.
While our Company is not obligated to retain an independent compensation consultant, the Committee believes the use of an independent consultant provides additional assurance that our executive compensation program is attractive and competitive in the marketplace, consistent with Peer Group practices and broader market conditions, aligned with our business and strategic objectives, and reflective of our executive compensation philosophy.
In accordance with applicable SEC rules, the Committee took certain factors into consideration when selecting FW Cook, which it believes are relevant to its independence as a compensation consultant. In particular, the Committee considered:
•whether any other services had been or were being provided by FW Cook to our Company;
•the amount of fees paid by our Company to FW Cook as a percent of FW Cook’s total revenues;
•FW Cook’s policies and procedures designed to prevent conflicts, a copy of which was provided to the Committee prior to the meeting;
•FW Cook’s ownership of our common stock (if any); and
•any business or personal relationships between FW Cook and any Committee members or any of our executive officers.
Furthermore, FW Cook does not provide any services to us or our management, other than those provided to the Committee. Following the consideration of these factors, and such additional factors as the Committee deemed appropriate under the circumstances, the Committee made an affirmative determination that FW Cook is independent and unanimously approved the engagement of FW Cook.
The decision to engage FW Cook was made by the Committee, and FW Cook reports directly to the Committee. While members of our management regularly communicate with representatives of FW Cook, our management did not recommend the engagement of FW Cook in any capacity for fiscal year 2024 (or any prior year) and does not direct or oversee the retention or termination of, or scope of the services provided by FW Cook with respect to our executive compensation program.
Peer Group
In making compensation decisions for fiscal year 2024, the Committee compared the aggregate compensation opportunity, as well as each element of compensation, against a peer group of publicly traded footwear, apparel, accessories and lifestyle brand companies that was recommended by FW Cook and approved by the Committee. Our peer group is generally comprised of companies against which we compete for executive talent and stockholder investment, are in related businesses or industries, and are otherwise similar to us based on a number of characteristics. Our peer group is reviewed at least annually by the Committee with support from FW Cook.
In particular, when selecting our peer group, the Committee considers the characteristics set forth in the chart below.

Our Peer Group is reviewed at least annually by the Committee with support from FW Cook. For fiscal year 2024, the Committee approved the same Peer Group used in fiscal year 2023 based on consideration of the various characteristics discussed above. While no single company in our peer group reflected all of our Company's characteristics, taken together the Committee believed that these companies provided strong comparative analogs to our overall business model at the time the peer group was reviewed and approved.

Our peer group for fiscal year 2024, which we refer to as our Peer Group, consisted of the following 20 companies:

FISCAL YEAR 2024 PEER GROUP

• Capri Holdings Limited	• Hanesbrands Inc.	• RH	• Under Armour, Inc.
• Carter's, Inc.	• Levi Strauss & Co.	• Skechers U.S.A., Inc.	• Urban Outfitters, Inc.
• Columbia Sportswear Company	• Lululemon Athletica Inc.	• Steve Madden, Ltd.	• V.F. Corporation
• Crocs, Inc.	• PVH Corp.	• Tapestry, Inc.	• Williams-Sonoma, Inc.
• Foot Locker, Inc.	• Ralph Lauren Corporation	• Ulta Beauty, Inc.	• Wolverine World Wide, Inc.

Use of Peer Group in Setting Executive Compensation

As part of its effort to ensure our executive compensation program is attractive and competitive in the marketplace, the Committee regularly reviews compensation data from our Peer Group provided by FW Cook. Peer Group compensation data is generally used as an initial starting point in making compensation decisions for our executives, including with respect to both the target level of compensation and the overall structure of our executive compensation program. In addition, in order to gain perspective on overall market trends and practices, the Committee regularly reviews data from broad-based compensation surveys.

For comparison purposes, FW Cook typically presents Peer Group compensation data for executives with different titles (e.g., Chief Executive Officer, Chief Financial Officer, etc.), both with respect to the total compensation opportunity for each executive and the individual elements of compensation. Consistent with prior years, in setting the target compensation opportunity for each individual executive for fiscal year 2024, the Committee focused on benchmarking our executives’ target total compensation opportunity to the 50th percentile compared to our Peer Group. While the focus of the median pay philosophy is on the total compensation opportunity available to our executives, the individual elements of compensation are also generally targeted to the 50th percentile as a starting point.

Although an assessment of Peer Group compensation data is a significant factor in the Committee’s evaluation of compensation decisions, it also considers a variety of additional factors, including the tenure, experience, and level of responsibility of each executive, recent and projected Company performance, recent individual performance, retention considerations, general industry practices and economic conditions. Accordingly, the Committee retains discretion to set both the total compensation opportunity and individual elements of compensation as it deems appropriate.

ELEMENTS OF FISCAL YEAR 2024 EXECUTIVE COMPENSATION PROGRAM

The following table provides summary information regarding the key elements of our fiscal year 2024 executive compensation program:

COMPENSATION ELEMENT	FIXED V. PERFORMANCE-BASED / AT RISK	CASH V. EQUITY

Base Salary	Fixed	Cash
2024 Annual Cash Incentive Awards	Performance-Based / At Risk (Short-Term Company Performance Conditions) (ESG Modifier)	Cash
2024 Time-Based RSUs	Performance-Based / At Risk (Long-Term Time-Based Vesting)	Equity (Approximately 40% of total equity compensation)
2024 LTIP PSUs	Performance-Based / At Risk (Long-Term Company Performance Conditions and Vesting) (TSR Modifier)	Equity (Approximately 60% of total equity compensation)
Employee Benefits	Fixed	Other
Severance and Change in Control	Fixed	Cash/Equity/Other

Base Salary

The following tables provide information regarding the base salaries paid to our NEOs:

COMPENSATION ELEMENT BASE SALARY

Compensation	Considerations	Performance Conditions
• Fixed . • Cash	• Provides a minimum level of fixed cash compensation necessary to attract and retain executives and to compensate for ongoing and expected duties.
• Balance the level of fixed pay with performance-based pay to properly manage our compensation-related risk.
• Salary reviewed and set annually based on a number of factors, including tenure, experience and level of responsibility, Peer Group benchmarking data, individual performance, Company performance, retention considerations, and general industry practices.
• No specific vesting conditions associated with payment.

NAME	FY 2023 BASE SALARY	FY 2024 BASE SALARY	FY 2025 BASE SALARY(1)

Dave Powers	$1,200,000	$1,300,000	$1,300,000
Steven J. Fasching	$765,000	$810,000	$850,000
Stefano Caroti(2)	$740,000	$800,000	$1,200,000
Anne Spangenberg	$700,000	$750,000	$785,000
Thomas Garcia	$550,000	$650,000	$680,000

(1)    The Committee approved the fiscal year 2025 base salaries effective as of July 1, 2024, with the exception of Mr. Caroti's base salary, which will go into effect on August 1, 2024.
(2)     Mr. Caroti will receive a meaningful increase in fiscal year 2025 base salary in connection with his appointment as Chief Executive Officer and President, effective August 1, 2024.

2024 Annual Cash Incentive Awards

The following table provides summary information regarding the 2024 Annual Cash Incentive Awards granted to our NEOs during fiscal year 2024:

COMPENSATION ELEMENT 2024 ANNUAL CASH INCENTIVE AWARDS

Compensation	Description	Performance Conditions/ Vesting Provisions	Pay-for-Performance
• Performance-Based (Short-Term Company Performance Conditions) • Cash
• Short-term Company performance conditions based on Committee-approved annual metrics derived from our annual business and strategic plan.

• Pay based on achievement of threshold, target and maximum Company financial performance levels to reward achievement and strike appropriate balance between compensation incentives and risks.

• The "target" performance condition level is typically in line with the level of Company performance projected for each metric based on the annual budget.

• The "target" performance levels reflect a significant increase to actual performance for the prior fiscal year.

• All NEOs have operating income and revenue-based performance metrics to reflect a continued focus on profitability and top line growth, and to ensure our compensation program encourages healthy and sustained growth across our business.

• The Committee continued to incorporate an ESG modifier for fiscal year 2024.

• Target bonus set as percentage of base salary.

• Actual bonus payout is based on achievement of fiscal year 2024 consolidated operating income and consolidated revenue targets for all NEOs (and business unit operating income and revenue targets for certain executives with business unit oversight responsibilities).

• The Committee assigned relative weighting to each component, which is expressed as a percentage of the target cash incentive amount.

• For threshold performance, 50% of the cash incentive related to that component would be earned. For target performance, 100% would be earned. For maximum performance, 200% would be earned.

• Achievement below threshold levels results in no payout. To the extent Company financial performance is achieved above the threshold levels, the bonus payout that will be earned from the threshold to the target, and from the target to the maximum, will increase as determined by linear interpolation.

• The ESG modifier was designed to impact payouts within the range of +10% to -10%, and highlights our efforts to drive accountability for achievement of our ESG initiatives.

•Total payout opportunity is capped at 200%, regardless of the impact of the ESG modifier.

• Fiscal year 2024 consolidated operating income, Fashion Lifestyle operating income, and Fashion Lifestyle revenue metrics were all achieved at the maximum level based on Company performance. Fiscal year consolidated revenue was achieved above the target level and slightly below the maximum level based on Company performance.

• The Committee determined that the ESG modifier was achieved at the +8% level.

• As a result of this performance, 2024 Annual Cash Incentive Award payments of 200% of base salary were earned by each of the NEOs (inclusive of the impact of the ESG modifier).

• Additional information regarding the determination of the target cash incentive amount and the calculation of the actual 2024 Annual Cash Incentive Awards for each NEO is provided below.

Target Cash Incentive Amount

The Committee establishes a target amount of annual cash incentive compensation for each NEO, which is expressed as a percentage of base salary. The percentage is determined by the Committee by reference to a number of factors, including tenure, experience and level of responsibility, Peer Group benchmarking data, individual performance, our recent and projected financial performance, retention considerations and general industry practices. Further, the target cash incentive amount is prorated to reflect any base salary adjustments throughout the full fiscal year so that the target amount reflects actual base salary earned.
Performance Relative to Targets
The following table summarizes the performance conditions for the 2024 Annual Cash Incentive Awards, the relative weighting of each performance condition for each NEO; the threshold, target and maximum performance levels established by the Committee; our performance in light of the targets; and the actual payout percentage for each component:

COMPONENT	RELATIVE WEIGHT FOR EACH NEO	THRESHOLD PERFORMANCE	TARGET PERFORMANCE (1)	MAXIMUM PERFORMANCE	PERFORMANCE AND PAYOUT(2)

Consolidated Operating Income	• 70% for Messrs. Powers, Fasching, Caroti and Garcia • 30% for Ms. Spangenberg	$644.7 million	$716.4 million	$859.7 million	$927.5 million, resulting in a payout of 200%
Consolidated Revenue	• 30% for Messrs. Powers, Fasching, Caroti and Garcia	$3,634.0 million	$3,950.0 million	$4,345.0 million	$4,287.8 million, resulting in a payout of 185.5%
Business Unit Operating Income	• 40% for Ms. Spangenberg (Fashion Lifestyle)	$582.0 million	$646.7 million	$776.0 million	$854.9 million, resulting in a payout of 200%
Business Unit Revenue	• 30% for Ms. Spangenberg (Fashion Lifestyle)	$1,876.6 million	$2,039.8 million	$2,243.7 million	$2,306.9 million, resulting in a payout of 200%

(1)    The target performance level established by the Committee is higher than the actual financial performance with respect to each condition for fiscal year 2023.

(2)    Payout percentages reflect the level of payout achieved for each component of the 2024 Annual Cash Incentive Award. Payout amounts based on achievement between threshold and target levels, or between target and maximum levels, are determined by linear interpolation. Achievement below threshold levels results in no payout.

ESG Modifier

To further strengthen our pay-for-performance alignment, and reinforce the importance of achieving ESG initiatives, in fiscal year 2024, the Committee continued to incorporate an ESG modifier for the 2024 Annual Cash Incentive Awards, which could result in an increase or decrease in the amount of the awards. The ESG modifier was aligned with three key pillars: culture and employee engagement (40% weight); DEI, including BIPOC and gender representation in leadership (40% weight); and the environment, including progress towards our science-based targets (20% weight). The Committee determined that the ESG modifier was achieved at the +8% level, which was applied to the final payout of the 2024 Annual Cash Incentive Awards.

Calculation of Total Payout

The amount of cash incentive compensation actually earned by each NEO with respect to the 2024 Annual Cash Incentive Awards (total payout) is calculated by multiplying each NEO's relative weight for each component by the percentage of target earned for each component (using linear interpolation), resulting in an overall weighted achievement percentage, and multiplying the target cash incentive amount by the achievement percentage, resulting in the payout amount for each component. The payout for each component is then added and the sum is then adjusted based on the percentage of ESG modifier earned (if any). The total payout is capped at 200% for each NEO regardless of the impact of the ESG modifier. Each NEO for fiscal year 2024 earned a bonus payout at 200% of target based on the combined results and as described herein.

The calculation of total payout for each NEO is illustrated by the table below:

NAME	TARGET % OF SALARY	COMPONENT	RELATIVE WEIGHT OF COMPONENT	% OF TARGET EARNED FOR COMPONENT	OVERALL WEIGHTED ACHIEVEMENT (BEFORE ESG MODIFIER)	TARGET CASH INCENTIVE AMOUNT	PAYOUT FOR EACH COMPONENT	% OF ESG MODIFIER EARNED	TOTAL PAYOUT

Dave Powers	175%	Consolidated Operating Income	70%	200%	196%	$1,562,042	$3,056,183	8%	$4,462,978
		Consolidated Revenue	30%	186%		$669,447	$1,309,793
Steven J. Fasching	100%	Consolidated Operating Income	70%	200%	196%	$525,882	$1,028,904	8%	$1,502,520
		Consolidated Revenue	30%	186%		$225,378	$440,959
Stefano Caroti	100%	Consolidated Operating Income	70%	200%	196%	$517,359	$1,012,229	8%	$1,478,169
		Consolidated Revenue	30%	186%		$221,725	$433,812
Anne Spangenberg	100%	Consolidated Operating Income	30%	200%	200%	$208,217	$416,434	8%	$1,388,115
		Fashion Lifestyle Operating Income	40%	200%		277,623	555,246
		Fashion Lifestyle Revenue	30%	200%		$208,217	$416,434
Thomas Garcia	75%	Consolidated Operating Income	70%	200%	196%	$328,197	$642,127	8%	$937,705
		Consolidated Revenue	30%	186%		$140,656	$275,197

Special Cash Bonus

As discussed above, during fiscal year 2024, the Committee selectively granted a special cash bonus award to Mr. Caroti in the amount of $400,000, which was in addition to his 2024 Annual Cash Incentive Award. In approving this award, the Committee recognized Mr. Caroti's continued interim leadership role within the HOKA Group in addition to continuing to manage the responsibilities associated with his regular position. During this time, Mr. Caroti drove successful engagement across the organization, as well as outstanding financial and operational results. Mr. Caroti was the only NEO to receive a special cash bonus during fiscal year 2024. Please see the section of this Proxy Statement titled "—Summary Compensation Table" for additional information.

2024 Time-Based Restricted Stock Units

The following table provides summary information regarding the 2024 Time-Based RSUs granted to our NEOs during fiscal year 2024:

COMPENSATION ELEMENT 2024 TIME-BASED RSUs

Compensation	Description	Performance Conditions/ Vesting Provisions	Pay-for-Performance
• Performance-Based (Long-Term Time-Based Vesting) . • Approximately 40% of total equity compensation
• Balance the level of compensation with performance-based vesting with compensation with time-based vesting to properly manage our compensation-related risk.

• Primarily used for retention of our executives based on long-term vesting condition.

• Equity awards with time-based vesting are customary among our Peer Group based on benchmarking data.
• 2024 Time-Based awards vest in three equal installments over three years commencing August 15, 2024.
• With respect to the 2024 Time-Based RSUs, our NEOs are at risk of not receiving the full value of these awards because vesting is generally conditioned upon continued employment over an extended period of time and their value is subject to fluctuation based on our stock price.

• The Committee expects a majority of equity awards to continue to have performance-based vesting conditions.

2024 Long-Term Incentive Plan Performance-Based Stock Units
The following table provides summary information regarding the 2024 LTIP PSUs granted to our NEOs during fiscal year 2024:

COMPENSATION ELEMENT 2024 LTIP PSUs

Compensation	Description	Performance Conditions/ Vesting Provisions	Pay-for-Performance
• Performance-Based (Long-Term Company Performance Conditions and Vesting)

• Approximately 60% of total equity compensation to ensure a majority of the total equity compensation opportunity is based on achievement of performance-based vesting conditions

• Company performance conditions are based on Committee-approved metrics derived from our three-year long-range business and strategic plan that are approved at the beginning of the performance measurement period.

• Pre-tax income and consolidated revenue were selected as the performance conditions because they support our focus on profitability and revenue growth as key strategic initiatives and align executives’ interests with the execution of our long-range plan.

• Reliance on multiple performance-based vesting conditions strikes appropriate balance between compensation incentives and risks.

• 50% of each award will vest subject to the achievement of annual pre-tax income targets measured in fiscal years 2024, 2025 and 2026.

• 50% of each award will vest subject to the achievement of an annual consolidated revenue target measured in fiscal years 2024, 2025 and 2026.

• While we measure performance annually over the three-year period, the goals for each fiscal year are established at the beginning of the performance measurement period. We believe that this approach creates appropriate alignment with stockholders while also helping address the challenges with goal-setting for a high-growth organization.

• No vesting of any portion of the award will occur if we fail to achieve the pre-established minimum revenue and pre-tax income thresholds. To the extent our financial performance is achieved above the threshold amounts, the number of LTIP PSUs that will vest from the threshold to the target, and from the target to the maximum, will increase as determined by linear interpolation.

•The maximum number of LTIP PSUs that may vest with respect to a particular award will not exceed 200% of the target amount for that award (regardless of the level of Company performance or the application of the TSR modifier.)

• The executive must provide continued service through the vesting date.

• Vesting of these awards is dependent on achievement of profitability and consolidated revenue targets that are established by the Committee at the beginning of the measurement period and are consistent with achievement of our strategic objectives.

• The vesting of the awards is subject to adjustment upward or downward based upon the application of a TSR modifier, thereby correlating the vesting of the awards to both total and relative stockholder returns over the full three-year performance period.
•Additional information regarding the application of the TSR modifier is provided below.

Total Stockholder Return Modifier

The 2024 LTIP PSU awards earned are subject to upward or downward adjustment based on the application of a TSR modifier. The amount of the adjustment will be determined based upon a comparison of Company TSR relative to the TSR of a pre-determined set of peer group companies (TSR Peer Group) for the 36-month performance period commencing on April 1, 2023 and ending on March 31, 2026. For purposes of the 2024 LTIP PSUs, the TSR Peer Group used is the same as the Peer Group, but also includes two additional companies deemed appropriate by the Committee.

Company TSR relative to the TSR of the TSR Peer Group (Peer Group TSR) is calculated and expressed as a percentile. The number of 2024 LTIP PSUs that are subject to vesting will be adjusted based on this percentile as set forth in the table:

Company TSR Relative to Peer Group TSR (Percentile)	TSR Modifier (Multiplier)

≥75th	125%
55th	100% (no modification)
≤25th	75%

The number of LTIP PSUs that will vest from the 25th percentile to the 55th percentile, and from the 55th percentile to the 75th percentile, will increase as determined by linear interpolation. The TSR modifier may not exceed 125% regardless of the Company's absolute or relative TSR performance.

Notwithstanding the foregoing, in the event that Company TSR is greater than or equal to the 55th percentile relative to the Peer Group TSR, but Company TSR is a negative amount, the TSR modifier will not be applied (the number of RSUs to be vested will not be increased as a result of the TSR multiplier). In addition, regardless of Company TSR relative to the Peer Group TSR, the maximum number of 2024 LTIP PSUs that will vest will not exceed 200% of the target amount. The Committee believes these guardrails are appropriate for balancing the desire to use the TSR modifier to align the interests of executives with those of our stockholders while also mitigating compensation-related risk.

Special Equity Award

During fiscal year 2024, Mr. Fasching was granted a special equity award in recognition of his significant contributions to the Company's exceptional financial performance and achievements. In approving the award, the Committee also recognized Mr. Fasching's individual performance and contributions, Peer Group benchmarking data and importance of retaining the executive in light of the planned CEO transition. This award had a grant date fair value of $3,000,000 and was comprised 60% of 2024 LTIP PSUs and 40% of 2024 Time-Based RSUs, which is consistent with the relative mix of equity awards granted to the NEOs for fiscal year 2024, and reflective of our emphasis on performance-based awards.

Mr. Fasching was the only NEO to receive a special equity award during fiscal year 2024. The Committee generally expects these types of awards to be reserved for unique circumstances and to be made infrequently. Please see the section of this Proxy Statement titled "—Summary Compensation Table" for additional information.

Employee Benefits

The following table provides summary information regarding the key employee benefits granted or paid to our NEOs during fiscal year 2024:

COMPENSATION ELEMENT EMPLOYEE BENEFITS

Compensation	Considerations	Benefits
• Key employee benefits granted or paid
• Generally reflect benefits provided to all of our US-based full-time employees.

• NEOs do not receive benefits that are materially greater than those of other full-time employees.

• Provides a standard package of benefits necessary to attract and retain executives.

• 401(k) defined contribution plan.

• 401(k) plan Company match of 50% of each eligible participant's tax-deferred contributions on up to 6% of eligible compensation on a per payroll period basis, with a true-up contribution if such eligible participant is employed by our Company on the first day of the calendar year.

• Premiums for long-term disability insurance and life insurance for the benefit of the employees.

• Health and welfare benefit plans.

• Relocation expenses for new hires.

• Standard employee product discounts.

• Eligibility to contribute to our Nonqualified Deferred Compensation Plan, or NQDC Plan. See the section of this Proxy Statement titled "—Nonqualified Deferred Compensation."

Severance and Change-in-Control Provisions
The following table provides summary information regarding the severance and change in control provisions in our severance agreements and equity award agreements entered into with each of our NEOs:

COMPENSATION ELEMENT SEVERANCE AND CHANGE IN CONTROL PROVISIONS

Compensation	Considerations	Terms
• Certain cash payments, vesting of certain equity awards and benefits reimbursement, in the event of a qualifying separation of employment, including in connection with a change in control transaction.

• The employment of our NEOs is "at will," meaning we can terminate them at any time and they can terminate their employment with us at any time.

• "Double-trigger" provisions preserve morale and productivity and encourage executive retention in the face of the potentially disruptive impact of a change in control transaction.

• Value of potential payments takes into account the expected time it takes a separated executive to find a similar position.

• Considered a typical component of a competitive executive compensation program for executives among our Peer Group.

• We are not providing any special severance benefits or payments to Mr. Powers in connection with his retirement.

Change in Control and Severance Agreements:

• Provide for certain cash payments, vesting of certain equity awards and benefit reimbursement, in the event there is a separation of employment under various circumstances, including upon a change in control transaction.

Equity Award Agreements:

• Provide for accelerated vesting of awards upon a change in control transaction if the recipient is terminated by the acquiring entity in connection with the change in control transaction under specified circumstances. In addition, vesting of awards will be accelerated in full if the acquiring entity does not agree to provide for the assumption or substitution of the awards.

For additional information about the severance and change in control provisions in our severance agreements and equity award agreements, please refer to the section of this Proxy Statement titled "—Potential Payments upon Termination or Change in Control."

OTHER COMPENSATION CONSIDERATIONS

Role of Executive Officers in Compensation Decisions

At the request of the Committee, our Chief Executive Officer and President, or other senior management personnel may provide performance and compensation information to the Committee to inform its compensation decisions. However, our executives are not permitted to be present during any deliberations and voting regarding their own compensation, or during any executive sessions of the Committee when compensation decisions are taking place. The Committee considers the information provided by our management, as well as information and advice provided by FW Cook, when making compensation decisions for our NEOs and other executives. However, the Committee, which is comprised solely of independent directors, thoroughly evaluates and approves all elements of compensation for our NEOs and other executives.

Compensation Risk Assessment

The Committee is responsible for reviewing the payments that may be made and the value that may be achieved from our compensation program for all employees, including our NEOs, to assess whether the program encourages excessive or unnecessary risk-taking or otherwise is likely to have a material adverse effect on us. The Committee conducts a compensation risk analysis at least annually, but also takes into account compensation-related risks each time it grants compensation awards throughout the fiscal year. In conducting these assessments, the Committee considers a number of factors including the following:
•Our compensation program consists of elements that provide both fixed and performance-based compensation, and the Committee reviews these elements and the relative mix annually.
•Our Peer Group and industry compensation data is reviewed regularly to ensure our compensation program is appropriate and competitive.
•We have adopted a median pay philosophy whereby we benchmark our executives’ target total compensation opportunity and individual elements of compensation at the median compared to our Peer Group.
•A majority of the equity awards granted by the Committee have performance-based vesting conditions and we expect to continue to incorporate this equity grant philosophy.
•Performance-based awards are earned based on the achievement of pre-established Company and business unit performance goals, and for fiscal year 2024, are subject to upward or downward modification based on the application of an ESG modifier and TSR modifier, as applicable.
•We seek to limit overlap between our performance conditions and measurement periods to ensure our compensation program encourages healthy and sustained growth across our business, as well as over multiple time periods.
•Our performance-based awards are subject to maximum award amounts to cap the potential compensation amount associated with an award, even after taking into account potential adjustments based on the application of the applicable modifier.
•Our executive compensation program encourages executive retention through long-term vesting provisions. For fiscal year 2024, all of the equity awards we granted were subject to three-year vesting.
•We maintain a Clawback and Forfeiture Policy related to our cash and equity incentive awards, which emphasizes integrity and accountability in financial reporting.
•We voluntarily maintain Stock Ownership Guidelines, which encourage executives to have a significant, long-term equity position in our Company, thereby aligning the interests of our executives with our stockholders. We routinely monitor compliance with these guidelines.
•Our governance policies, including our Insider Trading Policy, prohibit our directors, executive officers and employees from insider trading, conducting speculative trading in our securities, hedging our securities, or pledging our securities as collateral for a loan.
•We maintain a policy to ensure we do not grant stock options or similar awards at a time when we are in possession of material nonpublic information, such as prior to the release of earnings or news regarding a significant transaction.
•Our severance and change in control benefits are designed to attract and retain executives without providing excessive benefits such as excise tax gross up payments.
•Our equity awards are intended to provide for “double-trigger” vesting upon a change in control.

The Committee believes our executive compensation program is appropriately balanced and does not encourage excessive or unnecessary risk-taking. The Committee does not believe our compensation program is reasonably likely to have a material adverse effect on us.

Clawback and Forfeiture Policy

During fiscal year 2024, our Board adopted an updated Clawback and Forfeiture Policy that is compliant with recently adopted SEC and NYSE rules. The policy is consistent with our executive compensation philosophy, which seeks to reward executive officers for financial performance that creates value for our stockholders. Under this policy, we will seek recoupment or reimbursement with respect to incentive-based compensation received by our executive officers when the following three factors exist:
•the restatement of any Company financial statements has occurred, which was required as a result of, or necessitated by, any material noncompliance by the Company with any financial reporting requirement under the federal securities laws (accounting restatement);
•incentive-based compensation was received by the executive officer during the three completed fiscal years immediately preceding the earlier of the date (1) the Board concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement, or (2) a court, regulator or other legally authorized body directs the Company to prepare an accounting restatement (recovery period), after beginning service as an executive officer, provided such executive officer served as an executive officer at any time during the performance period from which such incentive-based compensation was derived; and
•a lower amount of incentive-based compensation would have been received by the executive officer based upon the financial results as restated in the accounting restatement.
Under the policy, the accounting restatement does not need to be the result of misconduct by the executive officers for the recoupment to apply.

The recoupment or recovery to be sought by our Company will be equal to the portion of any incentive-based compensation received by such executive officer for or during the recovery period that is greater than the amount that would have been received had the financial results been properly reported.

In addition, under this policy, the Committee may seek to recoup or recover from an employee certain incentive-based compensation previously paid or awarded to such employee if the Audit & Risk Management Committee determines the employee has engaged in significant misconduct that causes financial or reputational harm to the Company (regardless of whether an accounting restatement has occurred), as determined in the discretion of the Audit & Risk Management Committee.

Stock Ownership Guidelines

To further align the interests of our executive officers and directors with those of our stockholders, we have voluntarily adopted Stock Ownership Guidelines. The Committee periodically reviews these guidelines to ensure they continue to evolve to take into account changes to our executive compensation program, as well as governance best practices.

NEOs are required to hold a number of shares of common stock determined as a multiple of the NEO's base salary as of the beginning of each calendar year, subject to exceptions that may be granted by the Committee. Unless and until an NEO reaches the required ownership level, the NEO must retain at least 75% of the equity awards, after payment of any applicable exercise price and tax withholdings, that are acquired through our equity compensation program. The Committee periodically reviews our NEOs' compliance with the Stock Ownership Guidelines and, as of the end of fiscal year 2024, determined that each NEO complied with the minimum ownership thresholds.

Directors are required to hold a number of shares of common stock with a value equal to five times the base annual board retainer fee (not taking into account committee fees) within five years of joining our Board, subject to exceptions that may be granted by the Committee. In addition, each director must hold shares of common stock within one year of joining our Board. The Committee periodically reviews our directors' compliance with the Stock Ownership Guidelines, and, as of the end of fiscal year 2024, determined that each director complies with the guidelines.

The following table provides a summary of the Stock Ownership Guidelines applicable to our NEOs and directors:

POSITION	STOCK OWNERSHIP GUIDELINES

Chief Executive Officer	6x Annual Base Salary
Other NEOs	3x Annual Base Salary
Directors	5x Annual Board Retainer Fee

No Insider Trading

Our Insider Trading Policy, which was most recently amended in September 2023, governs purchases, sales and other dispositions of our securities by our directors, executive officers, employees and consultants. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards applicable to us. Our Insider Trading Policy prohibits purchases, sales and other dispositions of our securities while in possession of material nonpublic information about us and from disclosing such information to others, and it prohibits trading on material nonpublic information of other companies obtained during the course of providing service to us. It also imposes additional restrictions on and trading requirements for trading in our securities by our insiders. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on May 24, 2024.

No Hedging and Pledging

Pursuant to our Insider Trading Policy, our directors, executive officers, employees and consultants are prohibited from conducting any short-term or speculative trading in our securities, hedging or entering into derivative transactions involving our securities, pledging our securities as collateral for a loan, or adopting similar practices.

Grant Practices Specific to Stock Option Awards

Beginning in fiscal year 2019, the Committee ceased granting stock options or similar awards as part of our equity compensation programs. If stock options or similar awards are granted in the future, our policy is to not grant any such awards at a time when we are in possession of material nonpublic information, such as the release of earnings or news regarding a significant transaction. In addition, we generally do not grant stock options or similar awards (i) during trading blackout periods established under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. Our executive officers are not permitted to choose the grant date for their individual stock option grants.

During fiscal year 2024, (i) none of our NEOs were awarded stock options or similar awards, with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax and Accounting Considerations

Among the factors it considers when making executive compensation decisions, the Committee considers the anticipated tax and accounting impact to us (and to our executive officers) of various payments, equity awards, and other benefits.

The Committee has historically considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), when determining the compensation of the Company's executive officers, but maintains the discretion to approve compensation that is not deductible. We do not anticipate the deduction limitation set forth in Section 162(m) of the Code will have a material impact on our results of operations.

The Committee also considers the impact of Section 409A of the Code. In general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.

We account for equity awards in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Stock Compensation.

Our change-in-control and severance agreements do not provide for excise tax gross up payments or similar benefits.

TALENT & COMPENSATION COMMITTEE REPORT

The Talent & Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Talent & Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE TALENT & COMPENSATION COMMITTEE
Cynthia (Cindy) L. Davis (Chair)
David A. Burwick
Victor Luis
Bonita C. Stewart
The Talent & Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, or the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or awarded to our NEOs during fiscal years 2024, 2023, and 2022. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our NEOs. The table should be read together with the section of this Proxy Statement titled “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Comp. ($)(3)	All Other Comp. ($)(4)	Total ($)

Dave Powers	2024	1,276,923	—	8,499,746	4,462,978	18,765	14,258,412
Chief Executive Officer President	2023	1,173,077	—	7,999,562	2,200,822	18,015	11,391,476
	2022	1,100,000	—	7,999,651	1,701,521	53,762	10,854,934

Steven J. Fasching	2024	799,615	—	4,999,117	1,502,520	18,753	7,320,005
Chief Financial Officer	2023	756,923	—	1,699,907	651,493	18,003	3,126,326
	2022	686,538	—	2,499,639	643,137	10,632	3,839,946

Stefano Caroti (5)	2024	786,154	400,000	1,999,912	1,478,169	60,319	4,724,554
Chief Commercial Officer	2023	729,231	400,000	2,999,273	589,081	57,438	4,775,023
	2022	686,539	—	2,499,684	545,519	53,458	3,785,200

Anne Spangenberg (6)	2024	756,164	—	1,499,181	1,388,115	44,844	3,688,304
President of Fashion Lifestyle	2023	471,472	—	1,199,466	206,877	9,611	1,887,426

Thomas Garcia (7)	2024	627,764	—	999,639	937,705	49,179	2,614,287
Chief Administrative Officer	2023	546,182	—	999,612	464,442	46,595	2,056,831

(1)The amounts in this column represent the aggregate grant date fair value of the respective awards computed in accordance with FASB ASC Topic 718. For information about the assumptions underlying these computations, please refer to Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on May 24, 2024. In accordance with applicable SEC rules, for those awards that are subject to the satisfaction of performance conditions, the amounts reported reflect the grant date fair value of the awards based upon the probable outcome of such conditions as of the grant date. For fiscal year 2024, the maximum value of the awards assuming the maximum level of achievement relative to the performance conditions is as follows: $13.6 million for Mr. Powers, $8.0 million for Mr. Fasching, $3.2 million for Mr. Caroti, $2.4 million for Ms. Spangenberg, and $1.6 million for Mr. Garcia.

(2)These amounts reflect the aggregate value of 2024 Time-Based RSUs and 2024 LTIP PSUs granted to our NEOs. In addition, for Mr. Fasching, the amount reflects the value of a special equity award granted in recognition of his significant contributions to the Company's financial performance and achievements, which was provided as a combination of 2024 Time-Based RSUs and 2024 LTIP PSUs. Refer to the sections of this Proxy Statement titled “—2024 Time-Based Restricted Stock Units” and "—2024 Long-Term Incentive Plan Performance-Based Stock Units" for additional information.

(3)These amounts reflect the cash incentive payments paid to our NEOs under our 2024 Annual Cash Incentive Awards. Refer to the section of this Proxy Statement titled "—2024 Annual Cash Incentive Awards” for additional information.

(4)These amounts reflect matching contributions made to our NEOs under the NQDC Plan and 401(k) plan, as well as long-term care premiums and life insurance premiums paid on policies adopted for the benefit of our NEOs. Refer to the section of this Proxy Statement titled "—Nonqualified Deferred Compensation" for additional information.
.
(5)Mr. Caroti was appointed Chief Commercial Officer in April 2023, and previously served as President of Omni-Channel. The Committee selectively granted a special cash bonus award to Mr. Caroti for fiscal year 2024 in connection with his continued interim leadership role within the HOKA Group in addition to continuing to manage the responsibilities associated with his regular position. Refer to the section of this Proxy Statement titled "—2024 Annual Cash Incentive Awards—Special Cash Bonus" for additional information.

(6)Ms. Spangenberg's employment with the Company began in July 2022. Her annualized salary for fiscal year 2023 was $700,000.

(7)Mr. Garcia qualified as an NEO for the first time with respect to fiscal year 2023.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2024

The following table sets forth all grants of plan-based awards made to our NEOs during fiscal year 2024. The value of the payouts and awards set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our NEOs. The table should be read together with the section of this Proxy Statement titled “—Elements of Fiscal Year 2024 Executive Compensation Program.”

		Potential Payouts as of Grant Date Under Non-Equity Incentive Plan Awards(1)			Potential Payouts as of Grant Date Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares (#)		Grant Date Fair Value of Awards ($)(4)

Name	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)		Max. (#)

Dave Powers		1,115,745	2,231,489	4,462,978	—	—		—	—		—
	8/15/23	0	—	—	4,023	8,045	(2)	16,090	—		5,099,806
	8/15/23	0	—	—	—	—		—	6,129	(3)	3,399,940
Steven J. Fasching		375631	751,260	1,502,521	—	—		—	—		—
	8/15/23	—	—	—	947	1,893	(2)	3,786	—		1,199,991
	8/15/23	—	—	—	—	—		—	1,442	(3)	799,921
	2/6/24	—	—	—	904	1,807	(2)	3,614	—		1,799,971
	2/6/24	—	—	—	—	—		—	1,453	(3)	1,199,234
Stefano Caroti		369,542	739,085	1,478,169	—	—		—	—		—
	8/15/23	—	—	—	947	1,893	(2)	3,786	—		1,199,991
	8/15/23	—	—	—	—	—		—	1,442	(3)	799,921
Anne Spangenberg		347,029	694,057	1,388,115	—	—		—	—		—
	8/15/23	—	—	—	710	1,419	(2)	2,838			899,518
	8/15/23	—	—	—	—	—		—	1,081	(3)	599,663
Thomas Garcia		234,426	468,852	937,705	—	—		—	—		—
	8/15/23	—	—	—	473	946	(2)	1,892	—		599,679
	8/15/23	—	—	—	—	—		—	721	(3)	399,960

(1)The amounts in this column reflect the potential payouts under the 2024 Annual Cash Incentive Awards. The cash incentive award payments were ultimately paid out at 200% of target in June 2024. Refer to the section of this Proxy Statement titled "—2024 Annual Cash Incentive Awards" for additional information.

(2)The awards in this row reflect the grant of 2024 LTIP PSUs. These awards may vest based upon our achievement of annual performance targets for each of fiscal years 2024, 2025, and 2026 and continued service through March 31, 2026. As of the date of this Proxy Statement, we consider the performance conditions to be probable of being achieved at 100% of the target amount, although the awards can vest up to a maximum of 200% of the target amount. The grant date fair value of the awards assuming the maximum level of achievement relative to the performance conditions is as follows: $10.2 million for Mr. Powers; $6.0 million for Mr. Fasching; $2.4 million for Mr. Caroti; $1.8 million for Ms. Spangenberg; and $1.2 million for Mr. Garcia. Refer to the section of this Proxy Statement titled "—2024 Long-Term Incentive Plan Performance-Based Stock Units" for additional information.

(3)The awards in this column reflect the grant of 2024 Time-Based RSUs. These awards vest over three years in equal annual installments on August 15, 2024, 2025 and 2026. Refer to the section of this Proxy Statement titled "—2024 Time-Based Restricted Stock Units" for additional information.

(4)The amounts in this column represent the aggregate grant date fair value of the respective awards computed in accordance with FASB ASC Topic 718. For information about the assumptions underlying these computations, please refer to Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K filed May 24, 2024 with the SEC. In accordance with applicable SEC rules, for those awards that are subject to the satisfaction of performance conditions, the amounts reported reflect the value of the grant date based upon the probable outcome of such conditions.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END

The following table sets forth equity awards granted to our NEOs that remained outstanding as of March 31, 2024. The market values of the awards set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our NEOs. The table should be read together with the section of this Proxy Statement titled “—Elements of Fiscal Year 2024 Executive Compensation Program.”

	Stock Options				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)		Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)		Market value of shares that have not vested ($)(2)	Number of unearned shares that have not vested (#)(3)	Market value of unearned shares that have not vested ($)(4)

Dave Powers	5,993	(1)	69.29	6/13/2024	13,122	(5)	12,351,214	12,358	11,632,091
Steven J. Fasching	—		—	—	5,042	(6)	4,745,833	6,326	5,954,411
Stefano Caroti	—		—	—	4,813	(7)	4,530,284	6,527	6,143,604
Anne Spangenberg	—		—	—	2,081	(8)	1,958,762	3,372	3,173,929
Thomas Garcia	—		—	—	1,749	(9)	1,646,264	2,490	2,343,737
(1)These awards reflect 2018 LTIP Non-Qualified Stock Options (NQSOs) that were granted in June 2017. The Talent & Compensation Committee determined that the performance condition was achieved, and the options are fully vested and exercisable.
(2)In accordance with applicable SEC rules, the market value of the shares has been determined based on the closing price of our common stock on March 31, 2024, which was $941.26.
(3)The stock awards are 2023 LTIP PSUs that were granted in August 2022 and September 2022, and 2024 LTIP PSUs that were granted in August 2023 and February 2024, respectively, which remain outstanding and subject to long-term performance-based and service-based conditions. The shares included reflect achievement of the performance conditions at the target level of 100%. However, the maximum performance level for these awards is 200%. The 2023 LTIP PSUs will vest on March 31, 2025, and the 2024 LTIP PSUs will vest on March 31, 2026, each subject to achievement of the applicable performance conditions.
(4)In accordance with applicable SEC rules, the market value of the shares has been determined based on the closing price of our common stock on March 31, 2024, which was $941.26. The market value of 2023 and 2024 LTIP PSUs was calculated as to 100% of the shares underlying the awards.
(5)This amount consists of (i) 2,736 2022 time-based RSUs granted in July 2021, which shares vest as to 100% on August 15, 2024 (ii) 6,300 2023 time-based RSUs granted in August 2022, which shares vest as to 50% on August 15, 2024, and 2025 and (iii) 4,086 2024 time-based RSUs granted in August 2023, which shares vest as to 50% on August 15, 2024 and 2025. In connection with his retirement, 2,043 time-based RSUs granted to Mr. Powers in August 2023 were terminated effective March 31, 2024, and are excluded from the stock awards reported.
(6)This amount consists of (i) 342 2022 time-based RSUs granted in July 2021, which shares vest as to 100% on August 15, 2024 (ii) 466 2022 time-based RSUs granted in August 2021, which shares vest as to 100% on August 15, 2024 (iii) 1,339 2023 time-based RSUs granted in August 2022, which shares vest as to 50% on August 15, 2024, and 2025 (iv) 1,442 2024 time-based RSUs granted in August 2023, which shares vest as to 33.33% on August 15, 2024, 2025 and 2026 and (v) 1,453 2024 time-based RSUs granted in February 2024, which shares vest as to 33.33% on February 6, 2025, 2026, and 2027.
(7)This amount consists of (i) 342 2022 time-based RSUs granted in July 2021, which shares vest as to 100% on August 15, 2024 (ii) 667 2022 time-based RSUs granted in February 2022, which shares vest as to 100% on August 15, 2024 (iii) 2,362 2023 time-based RSUs granted in August 2022, which shares vest as to 50% on August 15, 2024, and 2025 and (iv) 1,442 2024 time-based RSUs granted in August 2023, which shares vest as to 33.33% on August 15, 2024, 2025, and 2026.
(8)This amount consists of (i) 1,000 2023 time-based RSUs granted in September 2022, which shares vest as to 50% on September 15, 2024, and 2025 and (ii) 1,081 2024 time-based RSUs granted in August 2023, which shares vest as to 33.33% on August 15, 2024, 2025, and 2026.
(9)This amount consists of (i) 240 2022 time-based RSUs granted in July 2021, which shares vest as to 100% on August 15, 2024 (ii) 788 2023 time-based RSUs granted in August 2022, which shares vest as to 50% on August 15, 2024, and 2025 and (iii) 721 2024 time-based RSUs granted in August 2023, which shares vest as to 33.33% on August 15, 2024, 2025, and 2026.

FISCAL YEAR 2024 OPTION EXERCISES AND STOCK VESTED

The following table provides information for our NEOs regarding option exercises and stock award vesting during fiscal year 2024. The values realized upon exercise or vesting of the awards set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amount that will actually be received by our NEOs upon the sale of the shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(5)

Dave Powers	29,964	21,505,228	30,487	25,497,658
Steven J. Fasching	—	—	8,404	7,166,665
Stefano Caroti	22,133	12,328,515	11,122	9,426,609
Anne Spangenberg	—	—	500	261,440
Thomas Garcia	14,383	6,794,462	2,934	2,378,219
(1)Options exercised were initially issued pursuant to the 2017 LTIP NQSOs and 2018 LTIP NQSOs.
(2)Pursuant to applicable SEC rules, the amounts in this column reflect the value realized upon the exercise of the option awards, which is based on the closing price of our common stock on the applicable exercise dates less the exercise price of the relevant option awards.
(3)These amounts consist of shares acquired upon vesting of fiscal year 2022 LTIP PSUs, and fiscal year 2021, 2022 and 2023 RSU stock compensation plans.
(4)The total number of shares actually received by the NEOs, net of shares withheld for taxes, were as follows: 15,129 for Mr. Powers, 4,328 for Mr. Fasching, 5,678 for Mr. Caroti, 328 for Ms. Spangenberg, and 1,620 for Mr. Garcia.
(5)Pursuant to applicable SEC rules, the amounts in this column reflect the value realized upon the vesting of the stock awards, which is based on the closing price of our common stock on the applicable vesting dates.

NONQUALIFIED DEFERRED COMPENSATION

Nonqualified Deferred Compensation Plan

The Committee has adopted the Nonqualified Deferred Compensation Plan (NQDC Plan), which is an unfunded, nonqualified deferred compensation program sponsored by our Company to provide certain members of our management the opportunity to defer compensation into the NQDC Plan. The NQDC Plan year is from January 1st to December 31st. Participants may defer up to 50% of their annual base salary and up to 85% of any cash incentive bonus under the NQDC Plan. We have the option, but not the obligation, to make discretionary or matching cash contributions to NQDC Plan participants. We have established a rabbi trust as a reserve for the benefits payable under the NQDC Plan. During fiscal year 2024, certain of our NEOs elected to make contributions to the NQDC Plan, and the Committee elected to match a portion of the contributions under the NQDC Plan.

Name	Executive contributions during fiscal year 2024 ($)(1)	Registrant contributions during fiscal year 2024 ($)(2)	Aggregate gains during fiscal year 2024 ($)	Aggregate withdrawals/distributions during fiscal year 2024 ($)	Aggregate balance at end of fiscal year 2024 ($)

Dave Powers	—	—	188,019	—	816,837
Steven J. Fasching	—	—	—	—	—
Stefano Caroti	373,263	40,100	564,992	—	3,160,784
Anne Spangenberg	160,961	27,956	57,543	—	381,647
Thomas Garcia	319,285	31,933	391,161	—	2,385,568
Total	853,509	99,989	1,201,715	—	6,744,836
(1)The amounts reported in this column reflect contributions made by our NEOs under the NQDC Plan during fiscal year 2024. These amounts are separately reported as compensation within the "Summary Compensation Table" above, and do not reflect amounts in addition to those amounts.
(2)The amounts reported in this column reflect discretionary matching contributions made by us to our NEOs under the NQDC Plan during fiscal year 2024. These amounts are included in the "All Other Compensation" column of the "Summary Compensation Table" above, and do not reflect amounts in addition to those amounts.
Deferred Stock Unit Compensation Plan

The Committee has also adopted a Deferred Stock Unit Compensation Plan. Under the plan, a director or employee who holds unvested RSUs may elect to defer settlement of up to 100% of the awards. For each unit of our common stock held pursuant to an award of RSUs that is deferred, the participant will receive one Deferred Stock Unit. Amounts deferred will be distributed, as described in the plan, at the time elected by the participant. A participant’s Deferred Stock Units will be settled in shares of our common stock, as more specifically described in the plan. None of our NEOs elected to participate in the plan during fiscal year 2024.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control and Severance Agreements

We have entered into change in control and severance agreements (as amended from time to time, the Severance Agreements) with each of our NEOs. The information below describes compensation and benefits that are payable or earned under the Severance Agreements with our NEOs (which are each referred to in their respective Severance Agreement as an “executive”) upon the occurrence of certain termination events.

Termination by Our Company for Cause, or by Executive Without Good Reason

Pursuant to the Severance Agreements with each of our NEOs, if the executive is terminated by our Company for Cause, or the executive terminates his or her employment without Good Reason (in each case as defined below), then the NEO will receive the following from our Company:
•payment of his or her accrued base salary, accrued vacation, reimbursement for reimbursable expenses, accrued and vested benefits under our plans or programs and other benefits required to be paid by law, accrued but unpaid non-equity incentive bonus for the prior fiscal year (excluding any non-equity incentive bonus for the year of termination); and
•the right to exercise all vested equity awards pursuant to the terms of the applicable award agreement.
Termination Due to Death or Total Disability

Pursuant to the Severance Agreements with each of our NEOs, if the executive is terminated due to his or her death or total disability, then in addition to those benefits provided upon a termination by our Company for Cause or by executive other than for Good Reason, the NEO will receive:
•pro-rated portion of his or her non-equity incentive bonus for the current fiscal year based on actual length of service during the year of termination and actual achievement by our Company of the performance conditions in respect of such bonus previously established by the Committee.
Termination by Our Company Without Cause

Pursuant to the Severance Agreements with each of our NEOs, if the executive is terminated by our Company without Cause, then in addition to those benefits provided upon a termination due to death or total disability, the NEO will receive:
•payment of his or her then-effective annual base salary for, in the case of the Chief Executive Officer, 24 months, or, in the case of any other NEO, 12 months following his or her termination, subject to such executive signing a release; and
•receipt of health benefits for a period of 24 months in the case of the Chief Executive Officer, and 12 months in the case of any other NEO following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.

Termination Without Cause or by Executive for Good Reason within Two Years of a Change in Control

Pursuant to the Severance Agreements with each of our NEOs, if the executive is terminated by our Company without Cause or by the executive for Good Reason within two years of a Change in Control, then in addition to those benefits provided upon a termination due to death or total disability, the NEO will receive:

•payment of, in the case of the Chief Executive Officer, two and one-half times, or, in the case of any other NEO, two times the sum of his or her then-effective annual base salary and the greater of one and one-half times the target incentive bonus immediately prior to the time such termination occurs or one and one-half times the average actual incentive bonus for the previous three years, subject to such executive signing a release; and
•receipt of health benefits for, in the case of the Chief Executive Officer, a period of 30 months, or, in the case of any other NEO, a period of 24 months following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.
For purposes of the Severance Agreements:

•“Cause” means, in part, (i) any willful breach of duty by the executive in the course of his or her employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of our insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame our Company, engaging in conduct which is materially injurious to our Company or our affiliates, or any of our respective customer or supplier relationships, financially or otherwise, or (v) the executive’s gross negligence or continued failure to perform duties or executive’s continued incapacity to perform such duties.

•“Good Reason” means, without the consent of the executive, if within two years of a change in control, there is a material reduction of the executive’s total compensation, benefits, and perquisites (excluding a material reduction resulting from a decrease in value of the Company’s stock), our Company's relocation is greater than 50 miles from the location where the executive performs services, or a material change in the executive’s authority, duties, or responsibilities; provided, however, no such event shall constitute Good Reason unless the executive shall have given written notice to our Company of the executive’s intent to resign for “Good Reason” within 30 days after the executive first becomes aware of the occurrence of any such event (specifying the nature and scope of the event) and such event or occurrence shall not have been cured within 30 days of our receipt of such notice, and the executive resigns no later than 90 days after the expiration of the 30-day cure period.

•“Change in Control” means the occurrence of a merger, consolidation, sale of all or a major portion of the assets of our Company (or a successor organization) or similar transaction or circumstance where any person or group acquires, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of voting stock of our Company (or a successor organization), or a change in a majority of the members of our Board.

No NEOs will be entitled to gross ups for excise tax penalty on “excess golden parachute payments” as a result of termination following a Change in Control.

Equity Award Agreements

Pursuant to the “double-trigger” vesting provisions of the awards outstanding as of the end of fiscal year 2024 under the 2015 SIP, except as specifically noted below, the vesting of each award will be accelerated in full in the event of a Corporate Transaction (as defined in the 2015 SIP) if the acquiring or successor entity in the Corporate Transaction provides for the continuance or assumption of the award agreement, or the substitution for the award agreement of a new agreement of comparable value covering shares of a successor corporation, and the recipient is terminated by the acquiring company without Cause or pursuant to a Constructive Termination (as such terms are defined in the relevant award agreements) within either 12 or 24 months of such Corporate Transaction.

In addition, the vesting of each equity award will be accelerated in full if the acquiring or successor entity in the Corporate Transaction does not agree to continue or assume the award agreement, or substitute new awards of comparable value.

Severance and Change in Control Payments

The following table provides information about the payments and benefits that would have been paid or provided to our NEOs in the event a termination of employment had occurred on March 31, 2024. The amounts reflected in the table are in addition to amounts that would have been payable for accrued but unpaid base salary, accrued paid time off, accrued but unpaid cash incentive compensation, and reimbursement of expenses.

The payments to be made, and the stock and option awards to be vested, in connection with different termination events (including in connection with a change in control) for each of our NEOs have been determined by reference to the terms of the applicable Severance Agreements and equity award agreements. Except as described above, no payments or benefits would be provided to our NEOs in the event of a termination of employment for Cause. Refer to the section of this Proxy Statement titled “—Potential Payments upon Termination or Change in Control” for additional information.

For purposes of the table, the value of the stock and option awards has been determined based on the closing price of our common stock on March 31, 2024. In the event of an actual change in control transaction, the value of our common stock may be significantly different than this assumed value, in which case the value realized by our NEOs upon the vesting of the stock and option awards may be significantly higher or lower.

		Upon Termination
Name	Type of Compensation or Benefit	Due to Death or Total Disability ($)	By Our Company Without Cause ($)	In Connection with a Change in Control ($)

Dave Powers	Cash payments	—	1,950,000	8,176,881
	Value of health benefits	—	34,459	45,946
	Value of stock awards(1)	—	—	23,983,305
	Total	—	1,984,459	32,206,132
Steven J. Fasching	Cash payments	—	810,000	2,613,575
	Value of health benefits	—	26,373	39,559
	Value of stock awards(1)	—	—	10,700,244
	Total	—	836,373	13,353,378
Stefano Caroti	Cash payments	—	800,000	2,506,385
	Value of health benefits	—	18,689	28,033
	Value of stock awards(1)	—	—	10,673,888
	Total	—	818,689	13,208,306
Anne Spangenberg	Cash payments	—	750,000	2,250,000
	Value of health benefits	—	7,371	11,057
	Value of stock awards(1)	—	—	5,132,691
	Total	—	757,371	7,393,748
Thomas Garcia	Cash payments	—	650,000	1,912,739
	Value of health benefits	—	22,973	34,459
	Value of stock awards(1)	—	—	3,990,001
	Total	—	672,973	5,937,199
(1)The amount in this row reflects the value of all of the LTIP PSUs and time-based RSUs that remained outstanding as of March 31, 2024, based on the closing price of our common stock on that date, including: (i) 2022 Time-Based RSUs, (ii) 2023 Time-Based RSUs, (iii) 2023 LTIP PSUs; (iv) 2024 Time-Based RSUs, (v) 2024 LTIP PSUs, and (vi) certain additional Time-Based RSUs and LTIP PSUs granted in prior years.

DIRECTOR COMPENSATION

For fiscal year 2024, directors who are not our employees (Nonemployee Directors) received an annual cash retainer fee of $80,000, plus an annual cash retainer of $10,000 for each Board committee assignment. Nonemployee Directors holding the following positions received additional annual cash retainer fees as follows: $200,000 for Chair of our Board; $40,000 for Chair of the Audit & Risk Management Committee; $35,000 for Chair of the Talent & Compensation Committee; and $27,500 for Chair of the Corporate Responsibility, Sustainability & Governance Committee. All or any portion of the cash retainer fees paid to any of our Nonemployee Directors may, at the election of the director, be paid through the issuance of our common stock.
Each of our Nonemployee Directors is also entitled to receive common stock with a total value of approximately $170,000 for annual service on our Board. The shares are issued in equal quarterly installments in alignment with the Company's share-based grant policy with the number of shares being determined using the rolling average of the closing price of our common stock during the last 10 trading days leading up to, and including, the grant date. Each of these shares is fully vested on the date of issuance. Where our Nonemployee Directors elect to be paid their annual cash retainer fees in shares of our common stock, the number of shares to be issued is calculated using the same valuation methodology.

Nonemployee Directors are reimbursed for any reasonable Board-related expenses. Nonemployee Directors also receive product discounts, which are generally available to our employees and, from time to time, may receive products without charge in order to help expand the directors’ knowledge of our products.

Director Compensation Table

The following table sets forth all compensation paid or awarded to our Nonemployee Directors during fiscal year 2024. The amounts set forth in the table have been calculated in accordance with applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our Nonemployee Directors.

Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)

Michael F. Devine, III	280,000	171,563	451,563
David A. Burwick (2)	1,543	260,874	262,417
Nelson C. Chan	100,000	171,563	271,563
Cynthia (Cindy) L. Davis	135,000	171,563	306,563
Juan R. Figuereo	130,000	171,563	301,563
Maha S. Ibrahim (2)	1,543	260,874	262,417
Victor Luis (2)	1,543	260,874	262,417
Lauri M. Shanahan	100,000	171,563	271,563
Bonita C. Stewart (2)	32,797	266,555	299,352
(1)The amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For information about the assumptions underlying these computations, please refer to Note 8 to our consolidated financial statements included in our Annual Report.
(2)This director has elected to receive a portion of his or her annual cash retainer fees through the issuance of our common stock.
Director Stock Ownership Guidelines
Our Board has adopted Stock Ownership Guidelines applicable to our Nonemployee Directors.

The Committee periodically reviews our directors' compliance with the Stock Ownership Guidelines, and, as of the end of fiscal year 2024, determined that each director is in compliance with the guidelines.

Please see the section of this Proxy Statement titled “Stock Ownership Guidelines” for additional information.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares of our common stock that were eligible for issuance under our equity compensation plans as of March 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options or settlement of outstanding RSUs(1)(2) (#)	Weighted-average exercise price of outstanding options(3) ($)	Number of securities remaining available for future issuance(4) (#)

Equity compensation plans approved by security holders	188,298	64.85	1,197,408
Equity compensation plans not approved by security holders	—	—	—
Total	188,298	64.85	1,197,408
(1)This amount includes shares underlying all equity awards outstanding pursuant to the 2006 EIP and the 2015 SIP. For awards subject to performance-based vesting conditions, the amount reported reflects the number of shares to be issued assuming the relevant performance conditions are achieved at the maximum level, which is equal to 200% of the target amount. In the event the performance conditions for any applicable award are achieved below the maximum level, the number of shares reflected in this column will decrease.
(2)There are no stock appreciation rights outstanding pursuant to the 2006 EIP or the 2015 SIP. In addition, there are no outstanding warrants to purchase shares of our common stock.
(3)This amount reflects the weighted-average exercise price of the outstanding 2017 LTIP NQSOs and 2018 LTIP NQSOs, which is determined based on the closing price of our common stock on the respective grant dates. This amount does not take into account shares issuable upon the vesting or settlement of outstanding time-based and performance-based RSUs, which have no exercise price.
(4)This amount reflects the shares reserved for issuance under the 2015 SIP less the number of shares reported in the first column. This amount is potentially subject to increase depending on our achievement with respect to certain performance conditions as discussed in footnote 1 above, and will also increase to the extent any awards are forfeited or otherwise terminated under the 2015 SIP. No shares are available for issuance under the 2006 EIP.

CEO PAY RATIO

General

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the median of the annual total compensation of all of our employees (excluding our principal executive officer), or our median employee. During fiscal year 2024, our principal executive officer was Dave Powers, our Chief Executive Officer and President.

Annual Total Compensation

For fiscal year 2024, the annual total compensation of our Chief Executive Officer and President was $14,258,412, and the annual total compensation of our median employee was $54,496, each as calculated in a manner consistent with Item 402(u) of Regulation S-K. The annual total compensation for our Chief Executive Officer and President is consistent with the amount reflected in the Summary Compensation Table.

Pay Ratio

Based on this information, the fiscal year 2024 ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee was approximately 262:1.

Determination of Median Employee; Applicable Exemptions

Consistent with Item 402(u) of Regulation S-K, we identified our median employee as of March 1, 2024 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by estimated work schedule, for hourly, temporary and seasonal employees), (B) overtime paid during the year, and (C) target incentive compensation, and (ii) ranking this compensation measure for our employees from lowest to highest. For non-U.S. employees, we converted such employees’ pay to a U.S. dollar equivalent by applying an 11-month average trailing exchange rate for each applicable currency. This calculation was performed for all of our employees, excluding Mr. Powers, except as described below. After identifying our median employee, we calculated that individual’s fiscal year 2024 total annual compensation in accordance with the requirements of the applicable SEC rules.

Individuals (with corresponding number of employees, representing all employees in that jurisdiction) who were employed in Vietnam (96), Indonesia (4), France (111) Austria (17), and Macao (12) were excluded from the employee population for purposes of this disclosure, pursuant to the de minimis exemption set forth in the applicable SEC rules. After taking into consideration the foregoing exemption, on March 1, 2024, we had 2,881 U.S. employees and 1,774 non-U.S. employees. Without taking into account the impact of this exemption, we had 2,881 U.S. employees and 2,014 non-U.S. employees.

Other Information

The pay ratio we have reported above is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio we have reported above.

PAY VERSUS PERFORMANCE

Provided below is our pay-versus-performance disclosure as required by Item 402(v) of Regulation S-K under the Exchange Act including information regarding the relationship between “compensation actually paid” (CAP) to our NEOs, and certain of our financial performance metrics. Specifically, set forth below is the following:
•A tabular list of the three most important financial measures our Talent & Compensation Committee used in fiscal year 2024 to link CAP to our performance;
•A table that compares our NEOs’ total compensation, as presented in the Summary Compensation Table, to CAP and certain other financial measures; and
•Graphs reflecting the relationship between CAP and our TSR and peer group TSR, CAP and our net income, and CAP and our consolidated operating income.

Amounts included as CAP do not represent the value of cash compensation and equity awards actually received by our NEOs, but rather include amounts calculated pursuant to Item 402(v) and include, among other things, the year-over-year changes in “fair value” of unvested equity-based awards. Further, the Talent & Compensation Committee does not use CAP as a basis for making compensation decisions, so such amounts may not be indicative of how the committee evaluates NEO compensation. Please refer to the section of this Proxy Statement titled “Compensation Discussion and Analysis” for a discussion of our pay-for-performance philosophy, executive compensation program objectives, and the way we design our program to align executive compensation with Company performance.

Tabular List of Company Financial Performance Measures

The list below represents the financial performance measures that the Company considers to have been the most important in linking CAP to our principal executive officer (PEO), and non-PEO NEOs (Non-PEO NEOs) for fiscal year 2024 to Company performance. The measures are not ranked in order of importance. Please refer to the section of this Proxy Statement titled "Compensation Discussions and Analysis" for a description of these measures, and the manner in which these measures are used to determine incentive compensation paid to our NEOs.

Most Important Performance Measures

Consolidated Operating Income
Consolidated Revenue
Consolidated Pre-Tax Income
Pay Versus Performance
The following pay-versus-performance table sets forth information regarding the CAP to our Chief Executive Officer and President, who is our PEO, and our Non-PEO NEOs, for each of our fiscal years ended March 31, 2024, 2023, 2022 and 2021, or fiscal year 2024, 2023, 2022 or 2021, respectively, as calculated in accordance with Item 402(v), and our financial performance for each such fiscal year:

PAY VERSUS PERFORMANCE TABLE

	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(3)	Value of Initial Fixed $100 Investment Based on:
Fiscal Year					TSR	Peer Group TSR(4)	Net Income ($,000)	Consolidated Operating Income ($,000)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	14,258,412	30,785,255	4,586,787	10,222,055	702.4	86.2	759,563	927,514
2023	11,391,476	21,415,165	2,961,401	4,799,279	335.5	103.9	516,822	652,751
2022	10,854,934	6,190,970	3,867,018	2,845,438	204.3	155.6	451,949	564,707
2021	7,860,450	19,464,880	2,479,351	5,207,671	246.6	200.6	382,575	504,205

(1)The table below includes the name of each individual serving as an NEO during our last four fiscal years, including our PEO:

Fiscal Year	PEO	Non-PEO NEOs

2024	Dave Powers	Steven J. Fasching, Stefano Caroti, Anne Spangenberg and Thomas Garcia
2023	Dave Powers	Steven J. Fasching, Stefano Caroti, Anne Spangenberg and Thomas Garcia
2022	Dave Powers	Steven J. Fasching, David Lafitte, Stefano Caroti and Wendy Yang
2021	Dave Powers	Steven J. Fasching, David Lafitte, Stefano Caroti and Andrea O'Donnell
(2)The dollar amounts included in this column reflect the total compensation of our PEO and the average total compensation of our Non-PEO NEOs reported in the Summary Compensation Table for each fiscal year presented.
(3)The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at our PEO’s CAP and our Non-PEO NEOs’ average CAP:

CALCULATION OF COMPENSATION ACTUALLY PAID(a)

Fiscal Year	Executives	Summary Compensation Table Total ($)(b)	Minus - Amount Reported in the "Stock Awards" Column in the Summary Compensation Table ($)	Plus - Fair Value of Fiscal Year End of Outstanding and Unvested Stock Awards Granted in the Fiscal Year ($) (c)	Plus / Minus - Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus / Minus - Change in Fair Value at Vesting of Stock Awards Granted in Prior Fiscal Years ($)(e)	Compensation Actually Paid ($)

2024	PEO	14,258,412	(8,499,746)	3,845,988	11,426,103	9,754,498	30,785,255
	Average for Non-PEO NEOs	4,586,787	(2,374,462)	3,721,124	2,447,199	1,841,407	10,222,055
2023	PEO	11,391,476	(7,999,562)	10,951,395	4,242,444	2,829,412	21,415,165
	Average for Non-PEO NEOs	2,961,401	(1,724,565)	2,383,845	780,911	397,687	4,799,279
2022	PEO	10,854,934	(7,999,651)	5,398,210	(1,160,869)	(901,654)	6,190,970
	Average for Non-PEO NEOs	3,867,018	(2,549,581)	1,946,763	(242,995)	(175,767)	2,845,438
2021	PEO	7,860,450	(3,999,580)	4,787,303	4,760,338	6,056,369	19,464,880
	Average for Non-PEO NEOs	2,479,351	(849,565)	1,016,903	1,060,293	1,500,689	5,207,671
(a) This table excludes adjustments for awards granted that vest in the same year, awards that failed to achieve their vesting conditions, and dividends, in each case because there is no applicable adjustment for the covered fiscal years.
(b) Represents amounts from the Summary Compensation Table for the indicated fiscal year.
(c) The fair value amounts are calculated in accordance with ASC Topic 718 Compensation - Stock Compensation (ASC 718), determined as of the covered fiscal year. Represents the fair value as of the indicated fiscal year end of the outstanding and unvested awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes, in accordance with ASC Topic 718 and described further in our Annual Reports on Form 10-K.
(d) The fair value amounts are determined based on the change in the fair value from the prior fiscal year end to the covered fiscal year end calculated in accordance with ASC 718. Represents the fair value as of the indicated fiscal year end of the outstanding and unvested awards that were granted in previous fiscal years, calculated in accordance with the methodology used for financial reporting purposes, in accordance with ASC Topic 718 and described further in our Annual Reports on Form 10-K.
(e) The fair value amounts are determined based on the change in the fair value from the prior fiscal year end to the vesting date calculated in accordance with ASC 718. Represents the change in fair value, measured from the prior fiscal year end to the vesting date, of each stock award that was granted in previous fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, in accordance with ASC Topic 718 and described further in our Annual Reports on Form 10-K.
(4)The TSR Peer Group consists of the S&P 500 Apparel, Accessories & Luxury Goods Index.

Relationship Between Pay and Performance

The relationship between the CAP to our NEOs against our TSR, peer group TSR, net income and consolidated operating income is illustrated as follows:

Compensation Actually Paid Versus Total Stockholder Return

The chart below illustrates the relationship between the CAP to our PEO and the average CAP to our Non-PEO NEOs in relation to our TSR, and the TSR of our peer group, the NYSE Composite Index, over the last four fiscal years.

Compensation Actually Paid Versus Net Income

The chart below illustrates the CAP to our PEO and the average CAP to our Non-PEO NEOs in relation to our net income over the last four fiscal years. We do not use net income as a performance measure in our executive compensation program.

Compensation Actually Paid Versus Consolidated Operating Income

The chart below illustrates the CAP to our PEO and the average CAP to our Non-PEO NEOs in relation to our consolidated operating income over the last four fiscal years. Consolidated operating income is the financial performance measure that, in our assessment, represents the most important financial performance measure to link CAP to our performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2024 (except as specified in the footnotes following the table), certain information concerning the shares of our common stock beneficially owned by (i) each person who is an NEO, (ii) each director or director nominee, (iii) all executive officers and directors as a group (16 persons), and (iv) each person known to us to be the beneficial owner of more than 5% of our common stock. There were 25,425,626 shares of our common stock outstanding on June 30, 2024.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (#)(2)(3)		Percent of Common Stock(3)

Named Executive Officers
Dave Powers	27,963		*
Steven J. Fasching	10,430		*
Stefano Caroti	26,727		*
Anne Spangenberg	877		*
Thomas Garcia	5,798		*
Directors (4)
Michael F. Devine, III	6,246		*
David A. Burwick	1,816		*
Nelson C. Chan	10,071		*
Cynthia (Cindy) L. Davis	1,753		*
Juan R. Figuereo	555	(5)	*
Maha S. Ibrahim	1,668		*
Victor Luis	—	(6)	*
Lauri M. Shanahan	2,499	(7)	*
Bonita C. Stewart	7,713	(8)	*
All Directors and Executive Officers as a Group (16 persons)	104,589		0.4%
5% Stockholders
FMR, LLC (9)	3,859,627		15.0%
BlackRock, Inc. (10)	3,145,387		12.2%
The Vanguard Group, Inc. (11)	2,923,094		11.4%
*    Percentage of shares beneficially owned does not exceed 1.0% of our outstanding shares of common stock.
(1)Unless otherwise noted, the address of each beneficial owner is 250 Coromar Drive, Goleta, California 93117.
(2)Unless otherwise noted, we believe each individual or entity named has sole investment and voting power with respect to the shares of our common stock reported as beneficially owned by them, subject to community property laws, where applicable.
(3)Pursuant to applicable SEC rules, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after June 30, 2024 are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but are not deemed outstanding for the purpose of calculating the number and percentage owned by any other person.
(4)The reported amounts include shares held by certain directors through one or more family trusts over which shares the respective directors may have shared voting and/or investment power.
(5)An additional 1,315 shares previously earned by this director have been deferred pursuant to an election made under our Deferred Stock Unit Compensation Plan. These deferred shares have been excluded from the table.
(6)An additional 2,557 shares previously earned by this director have been deferred pursuant to an election made under our Deferred Stock Unit Compensation Plan. These deferred shares have been excluded from the table.
(7)An additional 2,106 shares previously earned by this director have been deferred pursuant to an election made under our Deferred Stock Unit Compensation Plan. These deferred shares have been excluded from the table.

(8)An additional 1,240 shares previously earned by this director have been deferred pursuant to an election made under our Deferred Stock Unit Compensation Plan. These deferred shares have been excluded from the table.
(9)This information is based solely on Amendment No. 5 to Schedule 13G filed by this stockholder on February 8, 2024. This stockholder’s business address is 245 Summer Street, Boston, MA 02210. This stockholder has sole voting power over 3,854,138 of such shares and sole dispositive power over 3,859,627 of such shares.
(10)This information is based solely on Amendment No. 2 to Schedule 13G filed by this stockholder on January 23, 2024. This stockholder’s business address is 50 Hudson Yards, New York, NY 10001. This stockholder has sole voting power over 3,011,408 such shares and sole dispositive power over 3,145,387 of such shares.
(11)This information is based solely on Amendment No. 14 to Schedule 13G filed by this stockholder on April 10, 2024. This stockholder’s business address is 100 Vanguard Boulevard, Malvern, PA 19355. This stockholder has shared voting power over 30,993 of such shares, sole dispositive power over 2,833,797 of such shares, and shared dispositive power over 89,297 of such shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our securities, to file with the SEC reports of initial ownership (Form 3) and reports of changes in ownership (Form 4 and Form 5) of our securities. Officers, directors, and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the Section 16(a) reports that have been filed by or on behalf of our officers, directors, and persons who own more than ten percent of a registered class of our securities, as well as written representations from our officers and directors, we believe all such persons complied on a timely basis with the filing requirements of Section 16(a) during fiscal year 2024, except for the following Section 16(a) reports, which were inadvertently not filed on a timely basis: one Form 4 report covering multiple transactions on February 6, 2024 by Cynthia (Cindy) L. Davis, one Form 4 report covering one transaction by Lauri M. Shanahan, and one Form 4 report covering multiple transactions on February 6, 2024 and February 22, 2024 by Bonita C. Stewart. Form 4s were filed for Ms. Davis, Ms. Shanahan and Ms. Stewart on February 23, 2024.

AUDIT & RISK MANAGEMENT COMMITTEE REPORT

The Audit & Risk Management Committee of our Board is responsible for providing independent, objective oversight of, among other things, our financial reporting functions, our independent registered public accounting firm, our highest ranking manager of internal audit, our system of internal controls, our legal and regulatory compliance, and compliance with our related person transaction policy and Code of Ethics. The Audit & Risk Management Committee is currently composed of four directors, each of whom meets the independence and experience requirements under applicable NYSE rules, as well as the independence requirements applicable to Audit & Risk Management Committee members under applicable SEC rules. In addition, our Board has determined that the Chair of the Audit & Risk Management Committee qualifies as an “audit committee financial expert” under applicable SEC rules.

Management is responsible for the preparation of our financial statements and financial reporting process, including our system of internal controls. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and expressing (i) an opinion on whether our consolidated financial statements present fairly, in all material respects, our financial position and results of operations and cash flows for the periods presented in conformity with US generally accepted accounting principles, and (ii) an opinion on whether we have maintained, in all material respects, effective internal control over financial reporting as of March 31, 2024, based on criteria established in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit & Risk Management Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit & Risk Management Committee met with management and KPMG LLP to review and discuss the March 31, 2024 consolidated financial statements and obtained from management their representation that our financial statements have been prepared in accordance with US generally accepted accounting principles. In addition, management represented that, as of March 31, 2024, our Company maintained effective internal control over financial reporting.

The Audit & Risk Management Committee also discussed with KPMG LLP the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” of the PCAOB, which includes, among other items, information regarding the conduct of the integrated audit of our consolidated financial statements. The Audit & Risk Management Committee has received the written communications from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP's communication with the Audit & Risk Management Committee concerning independence and has discussed with them their independence.

The Audit & Risk Management Committee operates under a written charter, which was adopted by our Board and is assessed annually for adequacy by the Audit & Risk Management Committee. The Audit & Risk Management Committee held ten meetings during fiscal year 2024, including meetings with KPMG LLP and our highest ranking manager of internal audit, both with and without management present. In performing its functions, the Audit & Risk Management Committee acts only in an oversight capacity. It is not the responsibility of the Audit & Risk Management Committee to determine that our financial statements are complete and accurate, are presented in accordance with US generally accepted accounting principles or present fairly our results of operations for the periods presented, or that we maintain appropriate internal controls. Furthermore, the Audit & Risk Management Committee’s oversight responsibilities do not independently assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB or that our registered public accounting firm is independent.

Based upon the Audit & Risk Management Committee’s review and discussions with management and KPMG LLP, and subject to the limitations of the Audit & Risk Management Committee’s role and responsibilities referred to above and in the Audit & Risk Management Committee charter, the Audit & Risk Management Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2024, which was filed with the SEC on May 24, 2024.

THE AUDIT & RISK MANAGEMENT COMMITTEE
Juan R. Figuereo (Chair)
Nelson C. Chan
Maha S. Ibrahim
Lauri M. Shanahan
The Audit & Risk Management Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, or the Acts, except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

RELATED-PERSON TRANSACTIONS

Our legal department is primarily responsible for identifying and reviewing relationships and transactions in which our Company and our directors, director nominees, executive officers, principal stockholders, or any of their respective immediate family members, are participants to determine whether any of these related persons had or will have a direct or indirect material interest in such transactions. In order to assist in identifying potential related-person transactions, our legal department annually prepares and distributes to all directors, director nominees and executive officers a detailed written questionnaire which includes questions intended to elicit information about any current or proposed related-person transactions. In addition, our Code of Ethics addresses conflicts of interest where an individual’s personal interests may interfere or conflict with the interests of our Company, including relationships with suppliers, customers or competitors. Conflicts of interest which might impair (or appear to impair) the exercise of judgment solely for the benefit of our Company and our stockholders are prohibited. In general, such conflicts must be approved by our legal department, the employee’s supervisor or, in the case of directors, the Audit & Risk Management Committee. Information regarding potential conflicts of interest in violation of our Code of Ethics may be reported to our anonymous reporting hotline, which may be accessed by the Chair of the Audit & Risk Management Committee, the Chair of our Board and our highest ranking manager of internal audit.

If a related-person transaction is identified by our legal department as one which would be required to be publicly reported pursuant to applicable SEC rules, the Audit & Risk Management Committee is responsible for reviewing and approving or ratifying any such transaction. The Audit & Risk Management Committee may approve a related person transaction when, in its good faith judgment, it determines that the transaction is in the best interests of our Company and our stockholders.

There were no transactions with related persons that required disclosure under applicable SEC rules since the beginning of fiscal year 2024, and no such transactions are currently proposed.

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For fiscal year 2024, KPMG LLP (KPMG) provided audit services, which included an examination of the consolidated financial statements included in our Annual Report. The Audit & Risk Management Committee has selected KPMG to provide audit services to our Company for fiscal year 2025, which covers the period from April 1, 2024 to March 31, 2025. We are asking our stockholders to ratify this selection at the Annual Meeting.

Although ratification is not required by our Bylaws or applicable SEC rules, the Audit & Risk Management Committee is submitting the selection of our independent registered public accounting firm to a vote of our stockholders because it believes it is appropriate as a matter of good corporate governance practice. If our stockholders do not ratify the selection, the Audit & Risk Management Committee will consider the selection of another independent registered public accounting firm, but is not required to select a different firm. In addition, even if our stockholders ratify the selection, the Audit & Risk Management Committee will retain the discretion to select a different independent registered public accounting firm in the future if it believes doing so is in the best interests of our Company and stockholders.

A representative of KPMG will attend the Annual Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Fees for Services Rendered by Independent Registered Public Accounting Firm

The following table sets forth approximate fees for services rendered by KPMG for the fiscal years ended March 31, 2024 and 2023:

FEES ($)	FISCAL YEAR 2024	FISCAL YEAR 2023

Audit Fees	2,678,000	2,571,000
Audit-Related Fees	—	—
Tax Fees	12,000	11,000
All Other Fees	—	—
Total Fees	2,690,000	2,582,000

Audit Fees

The audit fees presented above for the fiscal years ended March 31, 2024 and 2023 include fees associated with the audit of our consolidated balance sheets and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows included in our annual reports on Form 10-K, the audit of internal control over financial reporting, as well as the reviews of our quarterly reports on Form 10-Q, and certain statutory audits required internationally.

Audit-Related Fees

Audit-related fees generally consist of fees for assurance and related services that are reasonably related to the performance of the integrated audit of our annual reports on Form 10-K and review of our quarterly reports on Form 10-Q. There were no audit-related fees incurred during the fiscal years ended March 31, 2024 and 2023.

Tax Fees

Tax fees include fees incurred for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters.

All Other Fees

There were no fees for services rendered by KPMG incurred during the fiscal years ended March 31, 2024 and 2023 other than those disclosed above.

Audit & Risk Management Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with its policies and procedures, prior to engagement, the Audit & Risk Management Committee pre-approves all independent registered public accounting firm services. Specifically, the Audit & Risk Management Committee administers and oversees our engagement of KPMG and pre-approves all of KPMG’s audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit & Risk Management Committee considers whether the engagement could compromise the independence of KPMG, and whether, for reasons of efficiency or convenience, it is in our best interests to engage KPMG to perform the services. The Audit & Risk Management Committee has determined that the performance by KPMG of the non-audit services listed above as “Tax Fees” did not affect its independence.

During the year, circumstances may arise under which it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories.

Required Vote

The ratification of the selection of KPMG as our independent registered public accounting firm for fiscal year 2025 requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting (assuming that a quorum is present).

This proposal is considered a "routine" matter under NYSE rules. As a result, a bank, broker, dealer or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with this proposal. Abstentions on this proposal will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted "FOR" this proposal.

BOARD RECOMMENDATION	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2 TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Background

In accordance with applicable SEC rules, we are providing our stockholders with the opportunity to cast a non-binding advisory "Say-on-Pay" Vote on the compensation of our Named Executive Officers, as described below. We consider seeking the views of our stockholders on our executive compensation program to be an important part of our decision-making process.

For additional information about our executive compensation program, please refer to the section of this Proxy Statement titled "Compensation Discussion and Analysis" and the related compensation tables and footnotes.

Proposal

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative discussion in the Proxy Statement for our 2024 Annual Meeting of Stockholders.”

Because this vote is advisory only, it will not be binding upon our Board or the Talent & Compensation Committee. However, the Talent & Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

Required Vote

The approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting (assuming that a quorum is present).

This proposal is considered a "non-routine" matter under NYSE rules. As a result, a bank, broker, dealer or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted "FOR" this proposal.

BOARD RECOMMENDATION	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the 2024 Employee Stock Purchase Plan (2024 ESPP), which will replace our existing 2015 Employee Stock Purchase Plan (2015 ESPP). We are primarily asking our stockholders to approve the 2024 ESPP because the 2015 ESPP will expire on June 26, 2025, and we believe it is important that we continue to provide our eligible employees the opportunity to accumulate share ownership through payroll deductions consistent with our historical practice. Assuming the 2024 ESPP is approved by our stockholders, the 2015 ESPP will be terminated immediately following the issuance of shares under the 2015 ESPP to employees who participated in the offering period ending February 28, 2025. The terms of the 2024 ESPP are substantially the same as the terms of the 2015 ESPP.

We are requesting approval of 1,000,000 shares (subject to adjustment as described below) for issuance pursuant to the 2024 ESPP. We determined this amount after carefully forecasting our anticipated growth rate for the next few years, and considering our historical employee participation rates and stock price.

The 2024 ESPP allows eligible employees to acquire shares of our common stock at a discount through payroll deductions. We believe approval of the 2024 ESPP will allow us to enhance our ability to attract and retain the services of eligible employees upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends. We also believe the 2024 ESPP will provide additional incentives to eligible employees to devote their effort and skill to our advancement, by providing them an opportunity to participate in ownership of our shares and thereby have an interest in our success and increased value. Further, we believe participation in the 2024 ESPP will align the interests of employees with those of our stockholders.

The use of equity compensation has historically been a significant part of our overall compensation philosophy and allowing participation in an employee stock purchase program advances this philosophy. In addition, we believe allowing participation in an employee stock purchase program is a common pay practice in our industry and within the market generally. If this proposal is not approved by our stockholders, we believe it would adversely impact our ability to offer a competitive compensation opportunity.

1,000,000 shares of our common stock were reserved for issuance under the 2015 ESPP. As of March 31, 2024, approximately 928,901 shares remain available for future purchase under the 2015 ESPP. If the 2024 ESPP is approved by our stockholders, the 2015 ESPP will be terminated immediately following the issuance of shares under the 2015 ESPP to employees who participated in the offering period ending February 28, 2025, and no new offering periods under the 2015 ESPP will commence thereafter. Following the termination of the 2015 ESPP, any shares reserved for issuance under the 2015 ESPP that have not been issued thereunder will be returned to our general pool of authorized and unissued shares.

Our Board adopted the 2024 ESPP on June 13, 2024, subject to approval by our stockholders within twelve (12) months following such date. If approved by our stockholders, the effective date of the 2024 ESPP will be the date on which the 2024 ESPP was originally adopted by our Board.

Our Talent & Compensation Committee has recommended to our Board the approval of the 2024 ESPP, and our Board unanimously recommends to our stockholders the approval of the 2024 ESPP.

Summary of the 2024 Employee Stock Purchase Plan

The following summary highlights the significant terms of the 2024 ESPP. This summary does not contain all of the information contained in the 2024 ESPP, which is set forth in full as Appendix A to this Proxy Statement. To the extent there is a conflict between this summary and the terms of the 2024 ESPP, the terms of the 2024 ESPP will govern.

Purposes. The purposes of the 2024 ESPP are to enhance our ability to attract and retain the services of eligible employees, to provide additional incentives to eligible employees to devote their effort and skill to our advancement by providing them an opportunity to participate in the ownership of our shares, and to align their interests with those of our stockholders.

Qualified Plan. The 2024 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

Authorized Shares. We have reserved an aggregate of 1,000,000 shares of our common stock for issuance under the 2024 ESPP. The number of shares of our common stock is subject to adjustment in the event of a stock split, stock dividend, combination or reclassification of shares, or other corporate event impacting our capitalization. Additionally, if any right granted under the 2024 ESPP shall for any reason terminate without having been exercised, the common stock not purchased under such right shall again become available under the 2024 ESPP. Such number of authorized shares does not reflect the effectiveness of the amendment of our certificate of incorporation and forward stock split of our common stock, which is subject to and conditioned upon approval by our stockholders and our Board. See the section of this Proxy Statement titled “Proposal

No. 6. - Amendment of Certificate of Incorporation to Effect a Six-For-One Stock Split with a Proportionate Increase in Authorized Capital Stock” for additional information.

2024 ESPP Administration. The authority to control and manage the operation and administration of the 2024 ESPP is vested in our Board. As provided in the 2024 ESPP, our Board has delegated this authority and control to our Talent & Compensation Committee, all of the members of which are independent directors under applicable NYSE listing standards. As such, the Talent & Compensation Committee is the administrator of the 2024 ESPP. Interpretations or determinations made in good faith by the administrator shall be final and binding on us and all participants.

Eligible Participants. Our employees, and the employees of certain of our subsidiaries, are generally eligible to participate in the 2024 ESPP. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in the 2024 ESPP, are ineligible to participate. The administrator may, in its discretion, elect to exclude employees who work fewer than 20 hours per week or five months in a calendar year. The administrator may impose additional restrictions on eligibility in compliance with applicable law. Participation in the 2024 ESPP is voluntary by our employees. As of March 31, 2024, approximately 2,011 employees, including our executive officers, would have eligibility to participate in the 2024 ESPP.

Payroll Deductions. Under the 2024 ESPP, eligible employees will be able to acquire shares of our common stock by accumulating funds through payroll deductions. Eligible employees will initially be able to select a rate of payroll deduction between 1% and 10% of their base compensation, unless otherwise determined by the administrator. Base compensation shall generally exclude incentive payments, performance-based payments, bonuses, benefits, perquisites and other similar payments. Except as otherwise determined by the administrator, a participant may only participate in the 2024 ESPP through payroll deductions and may not make lump sum cash contributions for any offering period.

Offering Periods. The 2024 ESPP shall be implemented through a series of offering periods under which our employees who meet the eligibility requirements will automatically be granted, on the enrollment date of each offering period, a nontransferable option to purchase shares of our common stock in that offering period using their accumulated payroll deductions. The option shall provide the eligible employee the right to buy, on each purchase date during the offering period, a number of shares determined by dividing (x) the participant’s payroll deductions accumulated during the offering period prior to the purchase date, by (y) the applicable purchase price. The maximum number of shares that can be purchased by each eligible employee in each offering period is 125 shares (subject to adjustment), unless otherwise determined by the administrator. Once an employee is enrolled, participation will be automatic in subsequent offering periods. It is anticipated that each offering period will run for approximately six months with purchases occurring on the last day of each offering period. The first offering period is expected to commence on March 1, 2025. The administrator has the discretion to change the commencement date of each offering period. In no event may an offering period exceed 27 months. An employee’s participation automatically ends upon termination of employment for any reason.

Purchase Price. The purchase price for shares of our common stock purchased under the 2024 ESPP will be 85% of the fair market value of our common stock on the last trading day of the applicable offering period. The fair market value of our common stock shall be determined by reference to the closing sale price on the NYSE on the purchase date.

Limitation on Purchase. No participant will have the right to purchase shares of our common stock in an amount that, when aggregated with the shares subject to purchase rights under any other employee stock purchase plans we have in effect in the same calendar year, have a fair market value of more than $25,000, determined as of the first day of the applicable offering period.

Withdrawal; Suspension. A participant may elect to withdraw from participation in the 2024 ESPP by giving written notice to the administrator. All of the payroll deductions credited to the participant’s account shall be paid to the participant after receipt of the notice of withdrawal. A participant’s withdrawal from an offering period shall not have any effect upon his or her eligibility to participate in any subsequent offering periods. A participant may also suspend payroll deductions during an offering period. If a participant elects to suspend his or her payroll deductions, the participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of shares on the next purchase date, and shall not be paid to the participant unless he or she separately withdraws from participation in the 2024 ESPP.

Change in Control. If we experience a change in control transaction, or any other unusual or nonrecurring corporate transaction or event, our Talent & Compensation Committee has the discretion to provide for the termination of any offering period that commenced prior to the closing of the transaction or event, the replacement of outstanding purchase rights with other rights or property, the assumption of outstanding purchase rights by a successor or surviving corporation, adjustments in the number and type of shares subject to outstanding purchase rights, the shortening of an offering period and the early exercise of purchase rights, and the termination of all outstanding purchase rights without being exercised.

Restrictions upon Transfer. Any right granted under the 2024 ESPP shall not be transferable or assignable, subject to limited exceptions set forth in the 2024 ESPP.

Term. The 2024 ESPP will terminate 10 years from the date our Board approved it, unless it is earlier terminated. The effectiveness of the 2024 ESPP is subject to approval of the 2024 ESPP by our stockholders within twelve (12) months following the effective date. our Board approved the 2024 ESPP on June 13, 2024. No right may be granted under the 2024 ESPP prior to obtaining stockholder approval.

Amendment; Termination. The administrator may amend, suspend or terminate the 2024 ESPP at any time, subject to limited exceptions set forth in the 2024 ESPP.

New Plan Benefits. The future benefits or amounts that would be received under the 2024 ESPP are not determinable at this time as both participation in the 2024 ESPP and the amounts that participants elect to contribute are voluntary.

U.S. Federal Income Tax Consequences

The following is a general summary, as of the date of this Proxy Statement, of the United States federal income tax consequences to the 2024 ESPP participants and us. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances.

The 2024 ESPP, and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. However, a participant may become liable for tax upon disposition of the shares acquired as discussed below.

If the shares are sold or disposed of, including by way of gift, at least two years after the offering date and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the amount actually received for the shares over the amount paid for the shares or (b) 15% of the fair market value of the shares on the purchase date, will be treated as ordinary income to the participant. The employee’s basis in the shares will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the price paid for the shares, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or disposed of, including by way of gift, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the last date of the offering period in which the shares were purchased over the purchase price of the shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis in the shares will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.

The foregoing summary of the effect of federal income taxation upon 2024 ESPP participants and us with respect to the shares purchased under the 2024 ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Required Vote

The approval of the adoption of the 2024 ESPP requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting (assuming that a quorum is present).

This proposal is considered a "non-routine" matter under NYSE rules. As a result, a bank, broker, dealer or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted "FOR" this proposal.

BOARD RECOMMENDATION	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 4 TO APPROVE THE 2024 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 5 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the 2024 Stock Incentive Plan (2024 SIP), which will replace our existing 2015 Stock Incentive Plan (2015 SIP). We are primarily asking our stockholders to approve the 2024 SIP because the 2015 SIP will expire on June 26, 2025 and we believe it is critical that we continue to have a stock incentive plan in place to provide appropriate equity incentives awards to our employees, directors and other service providers. We will not make any further equity awards under the 2015 SIP following the effective date of the 2024 SIP. Outstanding awards under the 2015 SIP will remain outstanding, unchanged and subject to the terms of the 2015 SIP and their respective award agreements, until the expiration of such awards in accordance with their terms.

We are requesting approval of 1,300,000 shares (subject to adjustment as described below) for issuance pursuant to the 2024 SIP, less one share for every one share granted under the 2015 SIP after March 31, 2024 and prior to the effective date of the 2024 SIP. Any shares subject to awards that are forfeited, expire or are otherwise terminated without shares being issued, including shares subject to awards granted under the 2015 SIP that are outstanding after March 31, 2024, will be returned to the pool of shares available for grant and issuance under the 2024 SIP. In addition, any shares subject to awards that are tendered by holders or withheld by us to pay the exercise price of an award or shares withheld to satisfy tax withholding obligations in connection with the exercise or vesting of any awards, including shares subject to awards granted under the 2015 SIP that are outstanding after March 31, 2024, will also be returned to the pool of shares available for grant and issuance under the 2024 SIP.

Approval of the 2024 SIP will allow us to continue to provide equity incentive awards to attract, retain and motivate employees, directors, consultants, independent contractors and advisors whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future success and stock price performance. We believe the adoption of the 2024 SIP is in our best interests because of the continuing need to provide equity-based incentives to attract and retain qualified personnel, provide a total compensation opportunity that is competitive in the marketplace, and respond to market changes in equity compensation practices.

The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice we plan to continue. The 2024 SIP will serve as an important part of this practice and is a critical component of the overall compensation package we offer to retain and motivate our service providers. In addition, awards under the 2024 SIP will provide our service providers an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for them to work hard for our future growth and success. If this proposal is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

We firmly believe that a broad-based equity incentive program is a necessary and powerful incentive and retention tool for our service providers that benefits our stockholders. Equity incentive awards align the interests of service providers with those of our stockholders, as they reward service providers based upon stock price performance. Without an equity incentive program, we believe we would be at a disadvantage against competitor companies to provide the total compensation package necessary to attract, retain and motivate the service providers whose talent is critical to our future success.

A broad-based stock incentive plan also focuses our service providers on the achievement of Company performance objectives that are deemed to be critical to our long-term success. As described in detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” our current equity award program emphasizes Company performance-based equity awards, including those that require continued employment after achievement of the applicable performance conditions. These awards are an important component of our executive compensation program and has been very effective in helping us to achieve our strategic objective and enabling us to attract and retain the talent critical for an innovative and growth-focused company. We expect to continue to emphasize the grant of Company performance-based equity awards from the 2024 SIP upon its adoption by our stockholders.

To further align the interests of our executive officers with those of our stockholders, we have adopted Stock Ownership Guidelines as described in detail in the section of this Proxy Statement titled "Compensation Discussion and Analysis."

Our Talent & Compensation Committee has recommended to our Board the approval of the 2024 SIP, and our Board unanimously recommends to our stockholders the approval of the 2024 SIP.

Burn Rate

In setting and recommending to our stockholders the number of shares to authorize under the 2024 SIP, our Board and Talent & Compensation Committee considered a number of factors, including the historical price of our common stock, the historical number of equity awards granted under the 2015 SIP, as well as our three-year average burn rate, which is reflected in the following table:

Fiscal Year	# of Shares Underlying Equity Incentive Awards Granted	Weighted-Average # of Common Shares Outstanding	Burn Rate

2024	65,659	25,870,713	0.25%
2023	92,047	26,503,765	0.35%
2022	92,429	27,508,000	0.34%
3-Year Average Burn Rate			0.31%

We calculate “burn rate” as the ratio of the number of shares underlying equity incentive awards, including performance awards based on 100% of target, granted under the 2015 SIP during a fiscal year, to the weighted-average number of shares of our common stock outstanding at the corresponding fiscal year end.

As of March 31, 2024, we had (i) 2,106 shares underlying outstanding awards issued under the 2006 EIP (which have been deferred until January 1, 2030 under our Deferred Stock Unit Plan), (ii) 14,909 shares issuable upon exercise of outstanding stock options issued under the 2015 SIP (with a weighted-average per share exercise price of $64.85 and weighted-average remaining contractual term of 1.3 years), and (iii) an aggregate of 171,283 RSUs outstanding under the 2015 SIP (assuming achievement of 200% of target for the performance-based RSUs). These 188,298 shares reflect approximately 0.74% of the total number of outstanding shares of our common stock as of March 31, 2024. If the 2024 SIP is approved by our stockholders, and 1,300,000 additional shares are made available for future grant, it would result in a “fully diluted overhang” of approximately 5.50% based on the number of shares of our common stock outstanding as of March 31, 2024. We calculate “fully diluted overhang” as (x) the sum of (1) the total number of options outstanding, (2) the total number of RSUs outstanding and (3) the total number of awards available for future issuance (assuming the 2024 SIP is approved), divided by (y) the sum of (1) the total number of options outstanding, (2) the total number of RSUs outstanding, (3) the total number of awards available for future issuance (assuming the 2024 SIP is approved) and (4) the total number of shares outstanding as of March 31, 2024.

Approval of the 2024 SIP is intended to enable us to achieve the following objectives:

The continued ability to offer stock-based incentive compensation to our eligible service providers. By its terms, the 2015 SIP will expire on June 26, 2025. Without equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development of new and existing products, cause a loss of motivation by employees to achieve superior Company performance, and reduce the incentive of employees to remain employed with us during the vesting of the equity grant. Equity-based awards also directly align a portion of the compensation of our employees with the economic interests of our stockholders. Further, equity-based awards are a standard compensation element offered within our industry and the market generally, and the failure to be able to offer these awards would adversely impact our ability to offer a competitive compensation opportunity.

The ability to maintain a market competitive equity incentive plan while being prudent about the rate of dilution. We are requesting approval of 1,300,000 shares for issuance pursuant to the 2024 SIP, less one share for every one share granted under the 2015 SIP after March 31, 2024 and prior to the effective date of the 2024 SIP. After carefully forecasting our anticipated growth rate for the next few years and considering our historical forfeiture rates and stock price, we currently believe the requested share reserve under the 2024 SIP will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for at least the next four years. However, factors such as changes in the performance of our business, Company strategy, the price of our common stock, or macroeconomic conditions could alter this projection.

The ability to offer a variety of stock compensation awards including stock options, restricted stock awards, stock bonus awards, SARs, RSUs, and performance awards. The variety of awards available under the 2024 SIP is customary in the marketplace and will continue to give us flexibility to respond to changes in business conditions and equity compensation practices.

The ability to provide an equity plan that reflects best current compensation practices. The terms of the 2024 SIP are substantially similar to the terms of the 2015 SIP. As such, the 2024 SIP includes provisions that we believe reflect the best current compensation practices and that implement strong governance-related protections for our stockholders including:

•Administration. The 2024 SIP will be administered by the Talent & Compensation Committee of our Board, which will consist solely of two or more independent non-employee directors.

•Continued broad-based eligibility for equity awards. We grant equity awards to a broad range of our employees, directors, consultants, independent contractors and advisors. By doing so, we align the interests of service providers throughout the organization and motivate our service providers to act in the best interests of our stockholders.

•No evergreen provision; stockholder approval is required for additional shares. The 2024 SIP does not contain an annual “evergreen” provision, so stockholder approval is required to increase the number of shares that may be issued under the 2024 SIP in most circumstances.

•Dividend Equivalent Rights. All dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award. Dividend equivalent rights will not be granted in connection with any options or stock appreciation rights.

•Repricing is not allowed without stockholder approval. The 2024 SIP prohibits the repricing or exchange for cash of underwater stock options and SARs without prior stockholder approval.

•Equity-based clawback provision. Our Board has adopted a Clawback and Forfeiture Policy that applies to all incentive-based compensation awards. The 2024 SIP provides that all awards granted under the plan will be subject to the policy.

•Does not contain single-trigger plan provision. The 2024 SIP does not provide for automatic “single trigger” vesting acceleration of plan awards in the event of our change of control.

•No tax gross-ups. The 2024 SIP does not provide for any tax gross-ups.

•Annual limits on non-employee director grants. The 2024 SIP includes a fixed limit on the maximum value of awards that may be granted in each calendar year to non-employee directors.

Summary of the 2024 Stock Incentive Plan

The following summary highlights the significant terms of the 2024 SIP. This summary does not contain all of the information contained in the 2024 SIP, which is set forth in full as Appendix B to this Proxy Statement. To the extent there is a conflict between this summary and the terms of the 2024 SIP, the terms of the 2024 SIP will govern.

Purposes. The purposes of the 2024 SIP are to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants and other services providers, to provide additional incentives to such persons to devote their effort and skill to the advancement of the Company and the achievement of Company performance conditions deemed critical to our success, and to align their interests with those of our stockholders.

Shares Authorized. 1,300,000 shares, less one share for every one share granted under the 2015 SIP after March 31, 2024 and prior to the effective date of the 2024 SIP, will be authorized under the 2024 SIP, subject to adjustment for stock splits and other similar changes in our capital structure and certain other adjustments for share counting purposes, as described in the 2024 SIP and below. Such number of authorized shares does not reflect the effectiveness of the amendment of our certificate of incorporation and forward stock split of our common stock, which is subject to and conditioned upon approval by our stockholders and our Board. See the section of this Proxy Statement titled “Proposal No. 6. - Amendment of Certificate of Incorporation to Effect a Six-For-One Stock Split with a Proportionate Increase in Authorized Capital Stock” for additional information.

Additionally, any shares subject to awards that are forfeited, expire or are otherwise terminated without shares being issued, including shares subject to awards granted under the 2015 SIP that are outstanding after March 31, 2024, will be returned to the pool of shares available for grant and issuance under the 2024 SIP. In addition, any shares subject to awards that are tendered by holders or withheld by us to pay the exercise price of an award or shares withheld to satisfy tax withholding obligations in connection with the exercise or vesting of any awards, including shares subject to awards granted under the 2015 SIP that are outstanding after March 31, 2024, will also be returned to the pool of shares available for grant and issuance under the 2024 SIP.

Limitations on Awards. No more than 750,000 shares may be issued pursuant to the exercise of incentive stock options. Subject to adjustment for stock splits and other similar changes in our capital structure, no participant in the 2024 SIP may be granted options or SARs during any 12-month period with respect to more than 400,000 shares (increased to 800,000 with respect to awards granted during the first calendar year of employment).

Eligible Participants. Incentive stock options may be granted only to Company employees. All other awards may be granted to any of our employees, directors, consultants, independent contractors and advisors that render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Talent & Compensation Committee determines which individuals will participate in the 2024 SIP. As of March 31, 2024, there were approximately 4,237 employees and 9 non-employee directors eligible to participate in the 2024 SIP.

Adjustments. If the number of outstanding shares of the Company is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in our capital structure, then (a) the number of shares reserved for issuance and future grant under the 2024 SIP, (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options or other awards and, (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year, will be proportionately adjusted, subject to any required action by our Board or our stockholders and in compliance with applicable securities laws. No fraction of shares may be issued following any adjustment. See the section of this Proxy Statement titled “Proposal No. 6. - Amendment of Certificate of Incorporation to Effect a Six-For-One Stock Split with a Proportionate Increase in Authorized Capital Stock” for additional information.

Award Types. The 2024 SIP permits the issuance of the following types of awards:

•Options. Options may be non-qualified stock options or incentive stock options and may vest based on time, or achievement of performance goals, or a combination of both. Our Talent & Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest.

•Restricted Stock. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time, achievement of performance goals, or a combination of both. The price, if any, of a restricted stock award will be determined by the Talent & Compensation Committee.

•Stock Bonuses. Stock bonus awards may be granted as additional compensation for past or future service or achievement of performance goals, and therefore, no payment will be required for any shares awarded under a stock bonus.

•Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. SARs may vest based on time, achievement of performance goals, or a combination of both.

•Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance goals. If an RSU has not been forfeited, then on the date specified in the applicable agreement, we will deliver to the holder of the RSU shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

•Performance Awards. Performance awards cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares.

Terms applicable to Stock Options and Stock Appreciation Rights. The exercise price of grants made under the 2024 SIP of stock options or SARs may not be less than the closing price of our common stock on the date of grant. The term of these awards may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years. The Talent & Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards. The Talent & Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, stock bonus awards, RSUs and performance awards. The Talent & Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, stock bonus awards, RSUs and performance awards contingent upon continued employment, the passage of time, or such performance conditions as it deems appropriate (or a combination of these factors).

Non-Employee Directors. Under the 2024 SIP, non-employee directors may be granted awards either on a discretionary basis or pursuant to a policy adopted by our Board, except that no non-employee director may be granted awards in any calendar year with a grant date fair value of more than $1,000,000 (increased to $2,000,000 with respect to awards granted during the first calendar year of service).

Administration. The Talent & Compensation Committee will administer the 2024 SIP. Subject to the terms and limitations expressly set forth in the 2024 SIP, the Talent & Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions and other provisions of the grants. The Talent & Compensation Committee may construe and interpret the 2024 SIP and prescribe, amend and rescind any rules and regulations relating to the 2024 SIP.

Section 16 of the Exchange Act. Awards granted to participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange

Act). Each of the members of the Talent & Compensation Committee are considered to be “non-employee” directors so any grants approved by the Committee will meet this requirement.

Corporate Transactions. In the event of a change of control, merger, sale of all or substantially all of our assets or other similar corporate transaction, unless otherwise determined by the Talent & Compensation Committee, all outstanding awards may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards, then the awards will have their vesting accelerate as to all shares subject to such award (and any applicable right of repurchase fully lapse) immediately prior to the consummation of the corporate transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards, then the Talent & Compensation Committee will notify the participants that such award will be exercisable for a period of time determined by the Talent & Compensation Committee, and such awards will terminate upon the expiration of such period. Awards need not be treated similarly in a corporate transaction.

Method of Payment. The exercise price of options and the purchase price, if any, of other stock awards may be paid in cash or by check or, where expressly approved by the Talent & Compensation Committee and permitted by law, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker-assisted or other form of cashless exercise program, any combination of the foregoing, or any other method permitted by applicable law.

Transferability. Except as otherwise determined by the Talent & Compensation Committee, awards granted under the 2024 SIP may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. In no event shall such awards be transferred for value.

Repricing Prohibited. Repricing, or reducing the exercise price of outstanding options or SARs, or cancelling in exchange for cash outstanding options or SARs when the exercise price per share exceeds the fair market value of one share is prohibited without stockholder approval under the 2024 SIP.

Term. The 2024 SIP will terminate 10 years from the date our Board approved it, unless it is earlier terminated. The effectiveness of the 2024 SIP is subject to approval of the 2024 SIP by our stockholders within twelve (12) months following the date our Board approved it. our Board approved the 2024 SIP on June 13, 2024. No award may be granted under the 2024 SIP prior to obtaining stockholder approval.

Amendments. our Board may terminate or amend the 2024 SIP at any time, provided that no action may be taken by our Board (except for adjustment for stock splits and other similar changes in our capital structure described in “Adjustments” and "Shares Authorized" above) without the approval of our stockholders to:

•increase the number of shares reserved for issuance under the 2024 SIP;
•permit the repricing of outstanding stock options or SARs under the 2024 SIP;
•cancel in exchange for cash outstanding stock options or SARs under the 2024 SIP when the exercise price per share exceeds the fair market value of one share; or
•otherwise implement any amendment to the 2024 SIP required by applicable law or NYSE listing standards to be approved by stockholders.

Insider Trading Policy. Any participant that receives an award under the 2024 SIP must comply with our Insider Trading Policy.

Clawback or Recoupment. Awards, including gains realized with respect to such awards, under the 2024 SIP will be subject to clawback or recoupment pursuant to the Clawback and Forfeiture Policy adopted by our Board.

New Plan Benefits. Awards under the 2024 SIP will be granted in amounts and to individuals as determined by the Talent & Compensation Committee in its sole discretion. Therefore, the future benefits or amounts that would be received under the 2024 SIP are not determinable at this time

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to us and participants in the 2024 SIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2024 SIP.

Non-Qualified Stock Options. A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2024 SIP, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options. A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes. Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Restricted Stock. A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Stock Bonuses. The participant will not realize income when a stock bonus (which can be settled in cash or our common stock) is granted, but will realize ordinary income when shares (or cash, if cash settled) are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares (or cash, if cash settled) on the date of transfer. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Appreciation Rights. A grant of a SAR (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock Units. In general, no taxable income is realized upon the grant of an RSU (which can be settled in cash or our common stock). The participant will generally include in ordinary income the fair market value of the award of stock (or cash, if cash settled) at the time shares of stock (or cash, if cash settled) are delivered to the participant or at the time the RSU. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Awards. The participant will not realize income when a performance award is granted (which can be settled in cash or our common stock), but will realize ordinary income when shares (or cash, if cash settled) are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares (or cash, if cash settled) on the date of transfer. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Withholding Tax Requirements. Whenever shares are to be issued in satisfaction of awards granted under the 2024 SIP or the applicable tax event occurs, we may require the participant to remit to us an amount sufficient to satisfy applicable withholding tax requirements. Whenever payments in satisfaction of an award are to be made in cash, such payment will be net of an amount sufficient to satisfy the applicable withholding tax requirements. The Talent & Compensation Committee may require or permit the participant to satisfy applicable withholding tax requirements, in whole or in part by paying cash, electing to have us withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld (or such other amount that will not cause an adverse accounting consequence or cost), delivering to us already-owned shares having a fair market value equal to the minimum amount required to be withheld or withholding from the proceeds of the sale of otherwise deliverable shares acquired pursuant to an award either through a voluntary sale or through a mandatory sale arranged by us.

ERISA Information

The 2024 SIP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote

The approval of the 2024 SIP requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting (assuming that a quorum is present).

This proposal is considered a "non-routine" matter under NYSE rules. As a result, a bank, broker, dealer or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted "FOR" this proposal.

BOARD RECOMMENDATION	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 5 TO APPROVE THE 2024 STOCK INCENTIVE PLAN.

PROPOSAL NO. 6 AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT A SIX-FOR-ONE STOCK SPLIT WITH A PROPORTIONATE INCREASE IN AUTHORIZED CAPITAL STOCK

Our Board has deemed it advisable and in the best interests of our stockholders to effect a six-for-one forward split of our outstanding capital stock, including our common stock and preferred stock. The trading price of our common stock has risen significantly over the past couple of years and our common stock currently trades higher than many other public companies. Our Board regularly evaluates the effect of such growth on the liquidity and marketability of our common stock and believes the considerable appreciation in the trading price of our common stock makes our common stock less affordable and attractive to fewer investors. The closing price of our common stock on June 28, 2024 was $967.95 as reported on NYSE. Our Board believes effecting a six-for-one stock split would make our shares more affordable and attractive to a broader group of potential investors and increase liquidity in the trading of our common stock, which could have a positive impact on the aggregate value of our shares.

At present, our Amended and Restated Certificate of Incorporation (Restated Certificate) authorizes the issuance of up to 125,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2024, 25,592,318 shares of common stock were issued and outstanding. Of the unissued shares, (i) 2,106 were subject to outstanding awards issued under the 2006 EIP (which have been deferred until January 1, 2030 under our Deferred Stock Unit Plan), (ii) 186,192 were subject to outstanding stock options and RSUs issued under the 2015 SIP, (iii) 1,197,408 were reserved for issuance of new equity awards under our 2015 SIP, and (iv) 928,901 were reserved for issuance under our 2015 ESPP. No shares of preferred stock have been issued and no such issuances are currently contemplated. Please see the section titled “Effects of the Amendment, if Approved by Stockholders and Implemented by our Board” for additional information.

On July 9, 2024, subject to approval by our stockholders, our Board approved an Amendment to the Restated Certificate (Amendment), which (i) effects a six-for-one forward stock split of our common stock and preferred stock, and (ii) increases the number of authorized shares of our common stock from 125,000,000 to 750,000,000, and number of shares of our preferred stock from 5,000,000 to 30,000,000. The additional shares of common stock and preferred stock would have rights identical to the currently outstanding common stock and preferred stock, respectively.

Our Board unanimously recommends to our stockholders the approval of the Amendment in order to effect the six-for-one forward stock split of our outstanding capital stock, including the common stock and preferred stock, as well as the proportional increase in the authorized shares of capital stock.

The above summary is qualified in its entirety by reference to the full text of the Amendment, which is attached as Appendix C to this Proxy Statement. To the extent there is a conflict between this summary and the terms of the Amendment, the terms of the Amendment will govern.

Forward Stock Split Implementation

If our stockholders approve the Amendment, the forward stock split would become effective upon the filing and effectiveness of the Amendment with the Secretary of State of the State of Delaware. Assuming our stockholders approve the Amendment, it is expected this filing will take place on or about September 13, 2024, promptly following a determination by our Board, in its discretion, to proceed with effecting the stock split and authorized share increase. However, the exact timing of the filing of the Amendment will be determined by our Board based on its evaluation as to when and if such action will be the most advantageous to us and our stockholders. If our Board fails to implement the stock split and authorized share increase by the next Annual Meeting of Stockholders, stockholder approval would be required again prior to implementing the stock split. Our Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the stock split if, at any time prior to filing the Amendment, our Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed.

Upon filing and effectiveness of the Amendment with the Secretary of State of the State of Delaware effecting the forward stock split, the stock split shall occur without any further action on the part of us or our stockholders. Book-entries dated as of a date prior to the effective time of the stock split representing outstanding shares of common stock shall, immediately after the effective time of the stock split, represent a number of shares equal to the same number of shares of common stock as is reflected on the book-entries, multiplied by six.

Effects of the Amendment, if Approved by Stockholders and Implemented by our Board

Following the forward stock split of our outstanding capital stock, including our common stock and preferred stock, and based on the number of shares outstanding as of March 31, 2024, we will have approximately 153,553,908 shares of common stock and no shares of preferred stock outstanding. In addition, based on the number of equity awards outstanding as of March 31, 2024, (i) approximately 12,636 shares will be subject to outstanding awards issued under the 2006 EIP (which have been deferred until January 1, 2030 under our Deferred Stock Unit Plan), (ii) approximately 1,117,152 shares will be subject to outstanding stock options and RSUs issued under the 2015 SIP, (iii) approximately 7,184,448 shares will be reserved for issuance of new equity awards under our 2015 SIP, and (iv) approximately 5,573,406 shares will be reserved for issuance under our 2015 ESPP. In the event the 2024 SIP is approved by our stockholders, 7,800,000 shares will be reserved for issuance under the 2024 SIP and we will not issue any new awards under the 2015 SIP. Similarly, in the event the 2024 ESPP is approved by our stockholders, 6,000,000 shares will be reserved for issuance under the 2024 ESPP and no additional shares will be issued under the 2015 ESPP once the offering period under that plan expires on February 28, 2025. The terms of the 2024 SIP, 2015 SIP, 2024 ESPP and 2015 ESPP each provide that the number of shares of common stock reserved for issuance, as well as the number of shares that are the subject of outstanding equity awards, shall be appropriately adjusted in the event of a stock split. Except for equity awards outstanding pursuant to the 2006 EIP and 2015 SIP, we do not have securities outstanding that are convertible into, or exercisable or exchangeable for, shares of our common stock or preferred stock.

Our Board believes it is in our and our stockholders best interest to proportionately increase the number of authorized shares of capital stock, including common stock and preferred stock, so as to accommodate the forward stock split, and so as to have additional authorized but unissued shares available for issuance by our Board in connection with any future stock dividends or stock splits, grants under the 2015 SIP and 2015 ESPP, grants under the 2024 SIP and 2024 ESPP (in each case if approved by our stockholders), financings, mergers or acquisitions, and for other general corporate purposes, without the delay and expense associated with convening a special stockholder meeting. Aside from the shares currently reserved for issuance under our 2006 EIP, 2015 SIP and 2015 ESPP, and to be reserved for issuance under the 2024 SIP and 2024 ESPP (in each case if approved by our stockholders), our Board has not authorized the issuance of any additional shares of capital stock, and there are no current agreements or commitments for the issuance of any such additional shares.

Stockholders’ current ownership of common stock will not give them automatic rights to purchase any of the additional authorized shares of common stock. If the Amendment is adopted, the additional authorized shares of capital stock will be available for issuance from time to time at the discretion of our Board without further action by our stockholders, except where stockholder approval is required by NYSE or to obtain favorable tax treatment for certain employee benefit plans.

In addition, our Restated Certificate authorizes our Board, without further stockholder approval, to issue preferred stock having such designations, powers, preferences and rights as may be determined by our Board. Any future issuance of additional authorized shares of common stock may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued. Our Restated Certificate does not authorize cumulative voting for directors. Issuance of shares of preferred stock would dilute the earnings per share and book value per share of existing shares of common stock. Holders of preferred stock would have such voting rights as may be provided for by law and as determined by our Board.

Anti-Takeover Considerations

Although an increase in the authorized shares of common stock and preferred stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company), our Board is not proposing to adopt the Amendment in response to any effort to accumulate our stock or obtain control of us by means of a merger, tender offer, or solicitation in opposition of management. Also, while we have no present intention to issue shares of preferred stock in a manner which would have an anti-takeover effect or otherwise, the issuance of preferred stock could have certain other anti-takeover effects under certain circumstances. Since the voting rights to be accorded to any series of preferred stock remain to be fixed by our Board, the holders of preferred stock may be authorized by our Board to vote separately as a class in connection with approval of certain extraordinary corporate transactions or be given a large number of votes per share. Such preferred stock could also be convertible into a large number of shares of common stock under certain circumstances or have other terms which might render the acquisition of a controlling interest in us more difficult or more costly. Shares of preferred stock could be privately placed with purchasers who might side with our management in opposing a hostile tender offer or other attempt to obtain control. The issuance of preferred stock as an anti-takeover device might preclude stockholders from taking advantage of a situation which might be favorable to their interests.

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to us and our stockholders. The federal tax laws may change and the federal, state and local tax consequences of the effectiveness of the forward stock split will depend upon his or her individual circumstances.

We have been advised that the proposed forward stock split will result in no gain or loss or realization of taxable income to owners of our common stock under existing United States federal income tax laws. The tax basis of each share of common stock held immediately before the forward stock split will be allocated pro rata between this original share and the new shares of common stock distributed with respect to the original share. Each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares, and stockholders are urged to consult their own tax advisers.

Required Vote

The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting.

This proposal is considered a "routine" matter under NYSE rules. As a result, a bank, broker, dealer or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with this proposal. Abstentions on this proposal will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted "FOR" this proposal.

BOARD RECOMMENDATION
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR"
PROPOSAL NO. 6 TO APPROVE THE AMENDMENT OF
CERTIFICATE OF INCORPORATION TO EFFECT A SIX-FOR-ONE STOCK SPLIT
 WITH A PROPORTIONATE INCREASE IN AUTHORIZED CAPITAL STOCK.

ADDITIONAL INFORMATION

Stockholder Proposals
Proposals or director nominations by stockholders intended to be presented at our annual meeting of stockholders to be held in 2025, and included in our proxy statement and form of proxy relating to that meeting, must be delivered to our corporate headquarters located at 250 Coromar Drive, Goleta, California 93117 no later than March 26, 2025. In order to be included in the proxy statement, these proposals must comply with applicable SEC rules.

Proposals or director nominations by stockholders intended to be considered at the annual meeting of stockholders to be held in 2025, without including the proposal in our proxy statement and form of proxy relating to that meeting, must notify us no earlier than the close of business on May 12, 2025, and no later than the close of business on June 11, 2025. In order to make a proposal at such meeting, these proposals must comply with our Bylaws.

In addition to satisfying the foregoing requirements of our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 11, 2025.
Other Business
As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies (or their substitutes) will vote in accordance with their discretion with respect to those matters.

ANNUAL REPORT

The Annual Report contains audited consolidated financial statements of our Company and its subsidiaries and the report thereon of KPMG LLP, our independent registered public accounting firm. A copy of the Annual Report is being provided with this Proxy Statement and has been posted on the Internet, along with this Proxy Statement, each of which is accessible by following the instructions in this Proxy Statement and the accompanying Notice.

Any person who was our stockholder on the Record Date (including any beneficial owner holding shares in "street name" as of the Record Date) may request a copy of the Annual Report, and it will be furnished without charge upon request. Requests should be directed to Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary, or by telephone to (805) 967-7611.

BY ORDER OF THE BOARD OF DIRECTORS

Dave Powers Chief Executive Officer and President

Goleta, California
July 24, 2024

APPENDIX A

DECKERS OUTDOOR CORPORATION

2024 EMPLOYEE STOCK PURCHASE PLAN

As adopted by the Board of Directors on June 13, 2024

ARTICLE 1

PURPOSE

The purposes of the Plan are to (a) enhance the Company’s ability to attract and retain the services of Eligible Employees upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) provide additional incentives to Eligible Employees to devote their effort and skill to the advancement of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

For purposes of the Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1 “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction (or series of financing transactions);

(b) A merger or consolidation in which the Company is not the surviving entity; provided, however, that a Change in Control shall not result from a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity, but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; provided, however, that a Change in Control shall not result from a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred in respect of a particular set of circumstances, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the treasury regulations and official guidance promulgated thereunder.

2.6 “Committee” means a committee of two or more members of the Board appointed to administer the Plan as set forth in Section 11.1.

2.7 “Common Stock” means the Common Stock of the Company and such other securities of the Company that may be substituted for Common Stock pursuant to Article 8.

2.8 “Company” means Deckers Outdoor Corporation, a Delaware corporation, and any successor thereto.

2.9 “Compensation” of an Eligible Employee means the base compensation received by such Eligible Employee as compensation for services to the Company or any Related Corporation during the relevant period, excluding incentive or performance-based compensation (whether issued in the form of cash or equity), bonuses, overtime payments, sales commissions, travel and business expense reimbursements, fringe benefits, perquisites and other similar payments. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Eligible Employee’s net income.

2.10 “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.11 “Eligible Employee” means an Employee of the Company or any Related Corporation: (a) who would not, immediately after any rights under the Plan are granted, own (directly or through attribution) or be deemed to own for purposes of Section 423(b)(3) of the Code five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any Related Corporation; (b) whose customary employment is for more than twenty hours per week; and (c) whose customary employment is for more than five months in any calendar year. For purposes of clause (a) of the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding rights granted under the Plan shall be treated as stock owned by the Employee.

Notwithstanding the foregoing, the Administrator may, in its sole discretion, determine that an Employee of the Company or any Related Corporation shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code or is a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer of the Company or any Related Corporation thereof or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all similarly situated employees of the Company or any Related Corporation, in accordance with Treasury Regulation Section 1.423-2(e).

2.12 “Employee” means any person who renders services to the Company or any Related Corporation as an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or any Related Corporation who does not render services to the Company or any Related Corporation as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.13 “Enrollment Date” means the first Trading Day of each Offering Period.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted for trading on the New York Stock Exchange or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the New York Stock Exchange or such stock exchange on which the Common Stock is then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on the New York Stock Exchange or such stock exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted for trading on the New York Stock Exchange or another stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.16 “Offering Period” means the periods of approximately six months during which a right granted under to the Plan may be exercised, (i) commencing on the first Trading Day on or after March 1st of each year and terminating on the first

Trading Day on or following August 31st, approximately six months later, and (ii) commencing on the first Trading Day on or after September 1st of each year and terminating on the first Trading Day on or following the last day of the month of February, approximately six months later. The duration and timing of Offering Periods may be changed pursuant to Article 4 and Article 9. In no event may an Offering Period exceed twenty-seven (27) months.

2.17 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.18 “Plan” means this 2024 Employee Stock Purchase Plan of the Company.

2.19 “Purchase Date” means the last Trading Day of each Offering Period.

2.20 “Purchase Price” means, with respect to a particular Offering Period, an amount equal to eighty-five percent (85%) of the Fair Market Value of a Share on the applicable Purchase Date; provided, however, that the Purchase Price for subsequent Offering Periods may be determined by the Administrator in its sole discretion, but no less than eighty-five percent (85%) of the Fair Market Value of a Share on the Applicable Purchase Date, subject to compliance with Section 423 of the Code (or any successor provision, or any other applicable law, regulation or stock exchange listing standard) or pursuant to Article 9.

2.21 “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company (in either case, to the extent currently existing or established in the future), as those terms are defined in Section 424(e) and (f) respectively, of the Code.

2.22 “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.23 “Share” means a share of Common Stock.

2.24 “Trading Day” means a day on which the New York Stock Exchange, or another stock exchange on which the Common Stock is then listed or admitted for trading, is open for trading.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Shares Subject to the Plan. Subject to Article 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan. The Shares available for issuance under the Plan may be authorized but unissued Shares, Shares held in treasury, or Shares reacquired by the Company.

ARTICLE 4

OFFERING PERIODS

4.1 Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1st and September 1st each year, or on such other date as the Administrator will determine. The Administrator will have the authority to change the commencement date and duration of Offering Periods with respect to future offerings.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or any Related Corporation on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 5 and the limitations imposed by Section 423(b) of the Code.

5.2 Enrollment in Plan.

(a) An Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company in such form as the Administrator requires and by such time prior to the Enrollment Date for such Offering Period as is designated by the Administrator.

(b) Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company and any Related Corporation on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than one percent (1%) and not more than the maximum percentage designated by the Administrator (which percentage shall be ten percent (10%) in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company in a manner consistent with Section 12.5.

(c) A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement at any time during an Offering Period only to the extent specified or agreed to by the Administrator. In the absence of any such specification or agreement by the Administrator, a Participant shall be permitted during any Offering Period to decrease the percentage of Compensation no more than once and shall not be permitted to increase the percentage of Compensation until the next following Offering Period or for any subsequent Offering Period. Any change in payroll deductions permitted by the Administrator shall be effective with the first full payroll period commencing at least five (5) business days after the Company’s receipt of a new subscription agreement evidencing the new payroll deduction election (or such shorter or longer period as may be specified or agreed to by the Administrator).

(d) A Participant may suspend payroll deductions at any time during an Offering Period. Any such suspension of payroll deductions shall be effective with the first full payroll period commencing at least five (5) business days after the Company’s receipt of a written notice of suspension (or such shorter or longer period as may be specified or agreed to by the Administrator). In the event a Participant elects to suspend his or her payroll deductions with respect to an Offering Period, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she separately withdraws from participation in the Plan in accordance with Article 7. A Participant who suspends payroll deductions during an Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

(e) Except as otherwise determined by the Administrator, in its sole discretion from time to time, a Participant may participate in the Plan only by means of payroll deductions and may not make contributions by lump sum payment for any Offering Period.

5.3 Payroll Deductions. Except as otherwise determined by the Administrator, in its sole discretion from time to time, payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date, and shall end with the last payroll in the Offering Period to which his or her authorization is applicable, unless sooner terminated by the Participant in accordance with Article 7.

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant submits a new subscription agreement, withdraws from participation under the Plan in accordance with Article 7, or otherwise becomes ineligible to participate in the Plan.

5.5 Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company and any Related Corporations, do not permit such employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate that exceeds $25,000 of Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6 Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (and any other limitations set forth in the Plan), a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period.

5.7 Unapplied Amounts. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 6.1 or Section 5.5 (or the other limitations set forth in the Plan) shall be credited to a Participant’s account and carried forward and applied toward the purchase of Shares for the next following Offering Period or for any subsequent Offering Period or paid to such Participant in one lump sum in cash as soon as reasonably practicable following the Purchase Date of the Offering Period after which there is a balance of the amount credited to the account of such Participant that has not been applied to the purchase of Shares, as determined by the Administrator in its sole discretion from time to time.

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday in an amount equal to his or her authorized payroll deduction.

5.9 Termination. Upon a Participant’s ceasing to be an Eligible Employee for any reason, including on account of his or her termination, he or she shall be withdrawn from the Plan, and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.1, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE 6
GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares designated by the Administrator that an Eligible Employee may purchase during each Offering Period (which maximum number of Shares shall be one hundred twenty-five (125) Shares for each Eligible Employee during each Offering Period in the absence of any such designation), subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period, such number of Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions will be applied to the purchase of whole Shares of the Company, up to the maximum number of Shares permitted pursuant to the terms of the Plan or as determined by the Administrator in its sole discretion from time to time, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Administrator specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right shall be credited to a Participant’s account and carried forward and applied toward the purchase of Shares for the next following Offering Period or for any subsequent Offering Period or paid to such Participant in one lump sum in cash as soon as reasonably practicable following the Purchase Date of the Offering Period after which there is a balance of the amount credited to the account of such Participant that has not been applied to the purchase of Shares, as determined by the Administrator in its sole discretion from time to time.

6.3 Purchase of Shares. As soon as practicable following the applicable Purchase Date, the number of shares of Common Stock purchased by a Participant pursuant to Section 6.2 shall be delivered (either as a share certificate or in book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.

6.4 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article 6 on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Article 9. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.5 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision in the manner determined by the Administrator, in its sole discretion from time to time, for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.6 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on the New York Stock Exchange or another stock exchange, if any, on which the Common Stock is then listed or admitted for trading; and

(b) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rules or regulations of the Securities and Exchange Commission, or any other governmental regulatory body that the Administrator shall, in its sole discretion, deem necessary or advisable; and

(c) The obtaining of any approval, authorization or waiver from any state or federal governmental agency that the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon the exercise of rights granted under the Plan, if any.

ARTICLE 7

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1 Withdrawal. A Participant may elect to withdraw from participation in the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator no later than five (5) business days prior to the end of the Offering Period. All of the payroll deductions credited to the Participant’s account and not yet used to exercise his or her rights under the Plan shall be paid to the Participant as soon as reasonably practicable after receipt of the notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers a new subscription agreement to the Company.

7.2 Suspension. A Participant may suspend payroll deductions at any time during an Offering Period in accordance with Section 5.2(d). In the event a Participant elects to suspend his or her payroll deductions with respect to an Offering Period, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan in accordance with Section 7.1.

7.3 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.4 Cessation of Eligibility. Upon a Participant’s withdraw from the Plan pursuant to this Article 7, the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE 8

ADJUSTMENTS UPON CHANGES IN STOCK

8.1 Changes in Capital Structure. Subject to Section 8.3, in the event of any stock dividend, stock split, combination or reclassification of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other similar corporate event affecting the Common Stock, the Administrator may make such proportionate adjustments, if any, as the Administrator in its sole discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including adjustments to the share reservation limit in Section 3.1), (b) the Purchase Price with respect to any outstanding rights, and (c) the class(es) and number of shares and price per Share subject to outstanding rights.

8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1, or any unusual or nonrecurring transactions or events affecting the Company or its outstanding capital stock (including, without limitation, any Change in Control), and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events, or to give effect to changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator;

(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next scheduled Purchase Date on such date as the Administrator determines and that Participants’ rights under the ongoing Offering Period(s) shall terminate; and

(e) To provide that all outstanding rights shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any Related Corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares that a Participant shall have the right to buy in any Offering Period or that are available for issuance under the Plan.

ARTICLE 9

AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan: (a) to increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article 8), (b) to change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, or (c) if required by the applicable rules or continued listing requirements adopted by the New York Stock Exchange or another stock exchange on which the Shares are then listed or admitted for trading.

9.2 Certain Changes to Plan. Without obtaining stockholder consent, without regard to whether any Participant’s rights may be considered to have been adversely affected, and to the extent permitted by Section 423 of the Code, the Administrator may, in its sole discretion, (a) change the commencement date of Offering Periods, (b) change the duration of Offering Periods, (c) limit the number of changes in the amount withheld during an Offering Period, (d) calculate the Compensation amount for any Eligible Employee, (e) establish the maximum amount of Compensation for which payroll deductions can be made, (f) set the time for delivery of notices under the Plan, (g) determine how the balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares should be treated, (h) determine the manner in which any Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, (i) determine the maximum number of Shares that an Eligible Employee may purchase during each Offering Period, (j) determine who shall be an Eligible Employee, (k) determine whether and how often a Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement during an Offering Period, (l) make any determination permitted under and consistent with the Code and the Plan and (m) establish such other limitations or procedures as the Administrator determines to be advisable, in its sole discretion, that are consistent with the Plan.

9.3 Unfavorable Financial or Accounting Consequences. Without obtaining stockholder consent, in the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial or accounting consequences, the Administrator may, in its sole discretion, modify or amend the Plan to reduce or eliminate such accounting or financial consequence, including (a) altering the calculation of the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price and (b) modifying the duration of any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the change in the Offering Period.

9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s account shall be refunded as soon as practicable after such termination.

ARTICLE 10

TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve (12) months following the Effective Date. No right may be granted under the Plan prior to such stockholder approval. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE 11

ADMINISTRATION

11.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee, which shall consist of two (2) or more members of the Board. For purposes of this Plan, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. Each of the members of the Committee shall meet the independence requirements under the then applicable rules or continued listing requirements adopted by the New York Stock Exchange or another stock exchange on which the Shares are then listed or admitted for trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2 Authority of Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan (including, without limitation, in Article 9) or by law, the Administrator shall have full power and authority to: (a) determine the persons to whom, and the time or times at which, rights to purchase Common Stock shall be granted under the Plan and the provisions of each offering of such rights (which need not be identical), (b) interpret the Plan and the rights granted under it, (c) establish, amend and revoke rules and regulations for the administration of the Plan, (d) correct any defect or omission, or reconcile any inconsistency in the Plan, (e) amend the Plan as provided in Article 9, (f) exercise such powers and perform such acts as the Administrator deems necessary to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and (g) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

11.3 Expenses. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, brokerage firms, banks, financial institutions or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons.

11.4 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company to whom duties are delegated under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 12

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. Participant shall not be deemed to be a holder of, or to have any of the rights of a holder with respect to, Shares subject to a right granted under the Plan unless and until such Shares have been issued to the Participant in accordance with Section 6.3, the Company’s transfer agent shall have transferred the Shares to Participant, and Participant’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

12.3 Interest. In no event shall interest accrue on the payroll deductions of a Participant under the Plan.

12.4 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.5 Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.6 Account Statements. Individual accounts shall be maintained for each Participant in the Plan. Statements of individual accounts shall be given to Participants at least annually, which statements shall set forth the amount of payroll deductions made, the Purchase Price paid, the number of Shares purchased, and the remaining cash balance, if any. The Committee may delegate responsibility to prepare and distribute the account statements to an Agent and/or Employees.

12.7 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Employee or Participant to be consideration for, or an inducement to, or a condition of, the employment of any Eligible Employee or Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Related Corporation or to interfere with the right of the Company or any Related Corporation to discharge any Eligible Employee or Participant at any time.

12.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in the Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company or any Related Corporation.

12.9 Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer, the amount and type of consideration realized (cash, other property, assumption of indebtedness or other consideration) by the Participant in such disposition or other transfer, and such additional information as may be requested by the Administrator.

12.11 Equal Rights and Privileges. All Eligible Employees of the Company and any Related Corporation shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.12 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.13 Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically.

APPENDIX B

DECKERS OUTDOOR CORPORATION

2024 STOCK INCENTIVE PLAN

As adopted by the Board of Directors on June 13, 2024

ARTICLE 1

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, terms not otherwise defined herein will have the meanings indicated below:

2.1 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

2.2 “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Awards.

2.3 “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means termination of Service because of (a) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent, Subsidiary or Affiliate of the Company, the Participant’s conviction for or guilty plea to a felony or a crime involving moral turpitude or any willful perpetration by the Participant of a common law fraud; (b) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company; (c) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent, Subsidiary or Affiliate of the Company and the Participant regarding the terms of the Participant’s Service, including the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Officer, Director, Non-Employee Director or Consultant of the Company or a Parent, Subsidiary or Affiliate of the Company, other than as a result of having a Disability or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent, Subsidiary or Affiliate of the Company and the Participant; (d) Participant’s disregard of the policies of the Company or any Parent, Subsidiary or Affiliate of the Company, such as discrimination, harassment, performance of illegal or unethical activities or ethical misconduct, so as to cause, or is reasonably likely to cause, loss, damage or injury to the property, reputation or employees of the Company or a Parent, Subsidiary or Affiliate of the Company; or (e) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of or is otherwise materially injurious to the Company or a Parent, Subsidiary or Affiliate of the Company. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 13.11, and the term “Company” will be interpreted to include any Affiliate, Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 2.5.

2.6 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.7 “Committee” means the Talent & Compensation Committee of the Board or those persons to whom administration of the Plan or part of the Plan has been delegated as permitted by law.

2.8 “Common Stock” means the Common Stock of the Company.

2.9 “Company” means Deckers Outdoor Corporation, a Delaware corporation, and any successor thereto.

2.10 “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

2.11 “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this clause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purposes of this clause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

2.12 “Director” means a member of the Board.

2.13 “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.14 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

2.15 “Effective Date” means the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Shares of Common Stock of the Company which are entitled to be voted and are voted on the proposal to approve this Plan (and for such purpose, any “broker non-votes” will not be counted as being entitled to be voted on that proposal, but will be counted for quorum purposes).

2.16 “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.17 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.18 “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

2.19 “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable or (c) if none of the foregoing is applicable, by the Board or the Committee in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code.

2.20 “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

2.21 “IRS” means the United States Internal Revenue Service.

2.22 “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

2.23 “Option” means an award of an option to purchase Shares pursuant to Article 4 or Article 10.

2.24 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25 “Participant” means a person who holds an Award under this Plan.

2.26 “Performance Award” means cash or stock granted pursuant to Article 9 or Article 10.

2.27 “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target or index or group of comparator companies, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied: (a) profit before tax; (b) billings; (c) revenue; (d) net revenue; (e) earnings (which may include earnings before interest; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; net earnings and other metrics based on or derived from earnings); (f) operating income; (g) operating margin; (h) operating profit; (i) controllable operating profit; (j) net operating profit; (k) net profit; (l) gross margin; (m) operating expenses or operating expenses as a percentage of revenue; (n) net income; (o) earnings per share; (p) total stockholder return; (q) market share; (r) return on assets or net assets; (s) the Company’s stock price; (t) growth in stockholder value relative to a pre-determined index; (u) return on equity; (v) return on invested capital; (w) cash flow (including free cash flow or operating cash flows); (x) cash conversion cycle; (y) economic value added; (z) individual confidential business objectives; (aa) contract awards or backlog; (bb) overhead or other expense reduction; (cc) credit rating; (dd) strategic plan development and implementation; (ee) succession plan development and implementation; (ff) improvement in workforce diversity; (gg) customer indicators; (hh) new product invention or innovation; (ii) attainment of research and development milestones; (jj) improvements in productivity; (kk) bookings and (ll) attainment of objective operating goals and employee metrics.

2.28 “Performance Period” means the period of service determined by the Committee, not to exceed seven (7) years, during which years of service or performance is to be measured for the Award.

2.29 “Performance Share” means an Award granted pursuant to Article 9 or Article 10.

2.30 “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

2.31 “Plan” means this Deckers Outdoor Corporation 2024 Stock Incentive Plan.

2.32 “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

2.33 “Restricted Stock Award” means an award of Shares pursuant to Article 5 or Article 10 or issued pursuant to the early exercise of an Option.

2.34 “Restricted Stock Unit” means an Award granted pursuant to Article 8 or Article 10.

2.35 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.36 “SEC” means the United States Securities and Exchange Commission.

2.37 “Securities Act” means the United States Securities Act of 1933, as amended.

2.38 “Service” means service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave; (b) military leave or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor will not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

2.39 “Shares” means shares of the Company’s Common Stock and the common stock of any successor entity.

2.40 “Stock Appreciation Right” means an Award granted pursuant to Article 7 or Article 10.

2.41 “Stock Bonus” means an Award granted pursuant to Article 6 or Article 10.

2.42 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.43 “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

2.44 “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ARTICLE 3

PLAN SHARES

3.1 Number of Shares Available. Subject to adjustment as provided in Sections 3.2 and 3.5, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 1,300,000 Shares, less one Share for every one Share granted under the Company’s 2015 Equity Incentive Plan (the “Prior Plan”) after March 31, 2024 and prior to the Effective Date. After the Effective Date, no awards may be granted under the Prior Plan.

3.2 Lapsed, Returned Awards. If (a) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a SAR), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan or (b) after March 31, 2024 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares or an award under the Prior Plan is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a SAR), then in each such case the Shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis. If (i) any Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company or (ii) withholding tax liabilities arising from such Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. If after March 31, 2024 (x) any option or award under the Prior Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company or (y) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis.

3.3 Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

3.4 Limitations; Eligibility. No more than 750,000 Shares will be issued pursuant to the exercise of ISOs. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Subject to adjustment as provided in Section 3.5, no Participant may be granted Options or SARs during any twelve (12)-month period with respect to more than 400,000 Shares. Such limitation in the preceding sentence of this Section 3.4 shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section 3.4.

3.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 3.1; (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (c) the number of Shares subject to other outstanding Awards; (d) the maximum number of shares that may be issued as ISOs or other Awards set forth in Section 3.4; and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3.4, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

ARTICLE 4

OPTIONS

4.1 Options. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this Section 4.1.

4.2 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

4.3 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

4.4 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

4.5 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 13.1 and the Award Agreement and in accordance with any procedures established by the Company.

4.6 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator) and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.5. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.7 Termination of Service. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant is terminated for Cause, then Participant’s Options will expire on such Participant’s date of termination of Service or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

4.8 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

4.9 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 4.9, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

4.10 Modification or Extension. Subject in all cases to Section 13.8, the Committee may modify or extend outstanding Options (but not beyond their original term) and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended or otherwise altered will be treated in accordance with Section 424(h) of the Code.

4.11 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

ARTICLE 5

RESTRICTED STOCK AWARDS

5.1 Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price (if any), the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

5.2 Award Agreement. All Restricted Stock Awards will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price (if any), within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

5.3 Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price (if any) must be made in accordance with Section 13.1, the Award Agreement and any procedures established by the Company.

5.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the

Performance Factors to be used to measure performance goals, if any and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

5.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 6

STOCK BONUS AWARDS

6.1 Stock Bonus Awards. A Stock Bonus Award is an award to an eligible Employee, Consultant or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

6.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals (if any) and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

6.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

6.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

7.2 Terms of SARs. The Committee will determine the terms of each SAR, including: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

7.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 4.7 also will apply to SARs.

7.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

7.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 8

RESTRICTED STOCK UNITS

8.1 Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash and/or by issuance of Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

8.2 Terms of RSUs. The Committee will determine the terms of an RSU including: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the amount (including any minimum amount), nature (which may include cash, Shares or a combination of both) and valuation of the consideration to be paid or distributed on settlement; (d) the effect of the Participant’s termination of Service on each RSU; and (e) such other terms as the Committee may determine. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

8.3 Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

8.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 9

PERFORMANCE AWARDS

9.1 Performance Awards. A Performance Award is an award to an eligible Employee, Consultant or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards will be made pursuant to an Award Agreement.

9.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that will determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

9.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 10

GRANTS TO NON-EMPLOYEE DIRECTORS

10.1 Grants To Non-Employee Directors. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Article 10 may be automatically made pursuant to policy adopted by the

Board or made from time to time as determined in the discretion of the Board. No Non-Employee Director may be granted Awards pursuant to this Article 10 in any calendar year with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000. The limitation in the preceding sentence of this Section 10.1 shall be multiplied by two (2) with respect to Awards granted to a Non-Employee Director during the first calendar year in which the Non-Employee Director provides services as a Non-Employee Director.

10.2 Eligibility. Awards pursuant to this Article 10 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Article 10.

10.3 Vesting, Exercisability and Settlement. Except as set forth in Article 12, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

10.4 Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards will be issued under the Plan. An election under this Section 10.4 will be filed with the Company on the form prescribed by the Company.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1 Committee Composition; Authority.

(a) Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

(b) The Committee will have the authority to: (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan or any Award; (iii) select persons to receive Awards; (iv) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine; (v) determine the number of Shares or other consideration subject to Awards; (vi) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary; (vii) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of or as alternatives to other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company; (viii) grant waivers of Plan or Award conditions; (ix) determine the vesting, exercisability and payment of Awards; (x) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; (xi) determine whether an Award has been earned; (xii) reduce or waive any criteria with respect to Performance Factors; (xiii) adopt terms and conditions, rules and procedures (including the adoption of any sub-plan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States; (xiv) make all other determinations necessary or advisable for the administration of this Plan; and (xv) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

11.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

11.3 Section 16 of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 11.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

11.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

11.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such sub-plans and/or modifications will be attached to this Plan as appendices); provided, however, that no such sub-plans and/or modifications will increase the share limitations contained in Section 3.4 hereof and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

ARTICLE 12

CORPORATE TRANSACTIONS

12.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participants in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
12.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan (“Substitute Awards”). Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Participant under Section 3.4, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

ARTICLE 13

MISCELLANEOUS

13.1 Payment For Share Purchases. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement): (a) by cancellation of indebtedness of the Company to the Participant; (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled; (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company; (d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan; (e) by any combination of the foregoing or (f) by any other method of payment as is permitted by applicable law.

13.2 Withholding Taxes. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company or to the Parent or Subsidiary employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by paying cash, electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (or such other amount that will not cause an adverse accounting consequence or cost), delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

13.3 Transferability. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by (i) the Participant or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees and (c) in the case of all awards except ISOs, by a Permitted Transferee. Notwithstanding the foregoing, in no event may an Award be transferred for value.

13.4 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 13.5. Dividend Equivalent Rights will not be granted in connection with any Options or SARs.

13.5 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

13.6 Certificates. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

13.7 Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13.8 Repricing Prohibited. Other than pursuant to Section 3.5, the Committee will not (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price of outstanding Options or SARs; (b) cancel outstanding Options or SARs when the Exercise Price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Corporate Transaction); or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, in any case without prior stockholder approval.

13.9 Deferrals. The Committee may determine that the delivery of Shares, payment of cash or a combination thereof upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is providing Services to the Company or any Parent or Subsidiary.

13.10 Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

13.11 No Obligation To Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of or to continue any other relationship with the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

13.12 Adoption and Stockholder Approval. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board.

13.13 Term of Plan; Governing Law. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

13.14 Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval or amend Section 13.8; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.

13.15 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13.16 Insider Trading Policy. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

13.17 All Awards Subject to Company Clawback or Recoupment Policy. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

13.18 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (as defined below) (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee) or as soon as administratively practicable within 60 days thereafter, but in no event later than the end of the applicable taxable year. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of continuous Service” or like terms shall mean “separation from service.”

APPENDIX C

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DECKERS OUTDOOR CORPORATION

Deckers Outdoor Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is Deckers Outdoor Corporation.

SECOND: The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 3, 1993 under the name Deckers Footwear Corporation.

THIRD: The Board of Directors of the Corporation, acting in accordance with Section 141(f) and Section 242 of the Delaware General Corporation Law, duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”).

FOURTH: Upon the effectiveness of this Certificate of Amendment, Section 1 of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“SECTION 1. Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock;” the total number of shares that the Corporation shall have authority to issue is Seven Hundred Eighty Million (780,000,000); the total number of shares of Preferred Stock shall be Thirty Million (30,000,000) and all such shares shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Seven Hundred Fifty Million (750,000,000), and all such shares shall have a par value of one cent ($0.01).

Effective immediately upon the filing and effectiveness of this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Delaware, every one (1) share of Common Stock outstanding, or held in treasury, shall automatically, without any further action by the Corporation or the stockholders thereof, be automatically subdivided and reclassified into six (6) shares of Common Stock outstanding, or held in treasury, as the case may be, and every one (1) share of Preferred Stock outstanding, or held in treasury, shall automatically, without any further action by the Corporation or the stockholders thereof, be automatically subdivided and reclassified into six (6) shares of Preferred Stock outstanding, or held in treasury, as the case may be (the “Forward Stock Split”). Each certificate that immediately prior to the filing and effectiveness of this Certificate of Amendment represented shares of Common Stock or Preferred Stock shall thereafter represent that number of shares of Common Stock or Preferred Stock, as the case may be, represented by such certificate after adjusting for the effectiveness of the Forward Stock Split. The par value of the Common Stock and Preferred Stock shall remain $0.01 per share. The Forward Stock Split shall apply to all shares of Common Stock and Preferred Stock.”

FIFTH: The holders of the necessary number of shares of capital stock of the Corporation voted in favor of this Certificate of Amendment at the Corporation’s 2024 Annual Meeting of Stockholders held on September 9, 2024 in accordance with the applicable provisions of Section 222 of the Delaware General Corporation Law.

SIXTH: This Certificate of Amendment was duly adopted in accordance with the applicable provisions of Section 141(f) and Section 242 of the Delaware General Corporation Law.

SEVENTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [__] day of September, 2024.

By:
Stefano Caroti
Chief Executive Officer and President

DECKERS BRANDS

250 COROMAR DRIVE
GOLETA, CALIFORNIA 93117

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET BEFORE THE VIRTUAL ANNUAL MEETING
by visiting - www.proxyvote.com or scan the QR Barcode above

VOTE AT THE VIRTUAL ANNUAL MEETING
by visiting - www.virtualshareholdermeeting.com/DECK2024
Attend the Annual Meeting virtually by live webcast via the Internet. You will need the 16-digit control number, printed below, to attend and vote at the Annual Meeting.

VOTE BY INTERNET BEFORE THE VIRTUAL ANNUAL MEETING
by visiting - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Sunday, September 8, 2024. You will need the 16-digit control number, printed below, in hand when you access the website. Follow the instructions provided to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE BEFORE THE VIRTUAL ANNUAL MEETING
by calling - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Sunday, September 8, 2024. You will need the 16-digit control number, printed below, in hand when you call and then follow the instructions provided.

VOTE BY MAIL BEFORE THE VIRTUAL ANNUAL MEETING
Mark, sign and date your proxy card, provided below, and return it promptly in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Time on Sunday, September 8, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53786-P11186 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DECKERS OUTDOOR CORPORATION

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Michael F. Devine, III	☐	☐	☐
1b. David A. Burwick	☐	☐	☐
1c. Stefano Caroti	☐	☐	☐
1d. Nelson C. Chan	☐	☐	☐
1e. Cynthia (Cindy) L. Davis	☐	☐	☐
1f. Juan R. Figuereo	☐	☐	☐
1g. Maha S. Ibrahim	☐	☐	☐
1h. Victor Luis	☐	☐	☐
1i. Dave Powers	☐	☐	☐
1j. Lauri M. Shanahan	☐	☐	☐
1k. Bonita C. Stewart	☐	☐	☐

Our Board of Directors recommends that you vote FOR Proposals 2, 3, 4, 5 and 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.

V53787-P11186

DECKERS OUTDOOR CORPORATION
2024 Annual Meeting of Stockholders
Monday, September 9, 2024 at 1:00 p.m. Pacific Time
This proxy is solicited by the Board of Directors of Deckers Outdoor Corporation

The undersigned hereby appoints Thomas Garcia and Steven J. Fasching, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of Deckers Outdoor Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon any other business that may properly come before the virtual Annual Meeting to be held on Monday, September 9, 2024 via the Internet at www.virtualshareholdermeeting.com/DECK2024, or at any postponements or adjournments thereof, with all powers which the undersigned would possess if present at the virtual 2024 Annual Meeting.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. **If no direction is made but the card is signed, this proxy card will be voted "FOR" each director nominee listed under Proposal 1, "FOR" Proposals 2, 3, 4, 5 and 6, and in the discretion of the proxies with respect to any other business that may properly come before the virtual 2024 Annual Meeting, or at any postponements or adjournments thereof.** At the date the Proxy Statement was made available to stockholders, we were not aware of any other business to be presented for consideration at the virtual 2024 Annual Meeting.

Continued and to be signed on the reverse side